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TABLE OF CONTENTS
APPENDIX A TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on October 12, 2004

Registration No. 333-119192

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROOKLINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	04-3402944 (I.R.S. Employer Identification Number)
160 Washington Street Brookline, Massachusetts 02445 (617) 730-3500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Mr. Richard P. Chapman, Jr. 160 Washington Street Brookline, Massachusetts 02445 (617) 730-3500 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
John J. Gorman, Esq. Robert B. Pomerenk, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015 Phone: (202) 274-2000	Richard A. Schaberg, Esq. Thacher Proffitt & Wood LLP 1700 Pennsylvania Ave., NW Suite 800 Washington, D.C. 20006 Phone: (202) 626-5630

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.01 par value per share	2,516,725 shares (1)	(2)	$68,279,131 (2)	$8,651 (3)

(1)
Represents the maximum number of shares of Brookline Bancorp, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.

(2)
Pursuant to Rule 457(f), the registration fee was computed on the basis of $39.725, the market value of the common stock of Mystic Financial, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such common stock quoted on the Nasdaq National Market on September 16, 2004, and 1,718,795 shares of common stock of Mystic Financial, Inc. that may be received by the Registrant and/or cancelled upon consummation of the merger.

(3)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        The boards of directors of Brookline Bancorp, Inc. and Mystic Financial, Inc. have both unanimously approved a merger of Mystic Financial with and into Brookline Bancorp. Mystic Financial stockholders will have the opportunity to elect to receive merger consideration in the form of 2.6786 shares of Brookline Bancorp common stock, $39.00 in cash, or a combination of Brookline Bancorp common stock and cash, for each share of Mystic Financial common stock they own. However, because 60% of the total number of shares of Mystic Financial common stock outstanding at the closing will be converted into Brookline Bancorp common stock and the remaining 40% of the outstanding shares will be converted into cash (subject to a potential adjustment to preserve the intended federal income tax treatment of the merger), you may receive a combination of cash and shares of Brookline Bancorp common stock for your Mystic Financial shares that is different than what you elected depending on the elections made by other Mystic Financial stockholders.

        Based on the closing price of $15.60 per share of Brookline Bancorp common stock on October 7, 2004, each share of Mystic Financial common stock that is exchanged solely for Brookline Bancorp common stock would be converted into 2.6786 shares of Brookline Bancorp common stock having an implied value of $41.79. The market price of Brookline Bancorp common stock will fluctuate over time, which will cause the implied value of the stock component of the merger consideration to fluctuate. You should obtain current market quotations for the shares of both companies from a newspaper, the internet or your broker. Brookline Bancorp common stock is listed on the Nasdaq National Market under the symbol "BRKL." Mystic Financial common stock is listed on the Nasdaq National Market under the symbol "MYST." We expect that the merger will generally be tax-free to you with respect to any Brookline Bancorp common stock that you receive and will generally be taxable to you with respect to any cash that you receive.

        The merger cannot be completed unless the stockholders of Mystic Financial approve the merger agreement. Mystic Financial has scheduled an annual meeting so its stockholders can vote on the merger agreement, as well as vote on the election of four directors and ratify the appointment of Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005. Mystic Financial's board of directors unanimously recommends that its stockholders vote "FOR" the merger agreement, "FOR" the nominees to the Mystic Financial board of directors and "FOR" the ratification of Wolf & Company, P.C. as its independent registered public accounting firm for the year ending June 30, 2005.

        Mystic Financial will hold its annual meeting of stockholders on November 17, 2004, at 10:00 a.m., Eastern Time, at the offices of Medford Co-operative Bank, 201 Salem Street, Medford, Massachusetts.

        This document serves as the proxy statement for the annual meeting of stockholders of Mystic Financial and the prospectus for the shares of Brookline Bancorp to be issued in the merger. This document describes the annual meeting, the merger, the documents related to the merger, and other related matters. We urge you to read this entire document carefully. In particular, you should carefully consider the discussion in the section titled "Risks Related to the Merger" beginning on page 29. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

        Your vote is very important.    Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger agreement and the other proposals being considered at the annual meeting. If you do not return the proxy card, it will have the same effect as a vote against the merger agreement.

        These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Massachusetts Board of Bank Incorporation, nor any other bank regulatory agency, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This Proxy Statement/Prospectus is dated October 12, 2004 and is first being mailed to stockholders of Mystic Financial on or about October 15, 2004.

HOW TO GET COPIES OF RELATED DOCUMENTS

        This document incorporates important business and financial information about Brookline Bancorp, Inc. and Mystic Financial, Inc. that is not included in or delivered with this document. Mystic Financial stockholders may receive the information free of charge by writing or calling the persons listed below. For Brookline Bancorp documents, make your request to Brookline Bancorp, Inc., 160 Washington Street, Brookline, Massachusetts 02445, Attention: Paul R. Bechet, Senior Vice President and Chief Financial Officer; telephone number (617) 730-3500. For Mystic Financial documents, make your request to John M. O'Donnell, Secretary, Mystic Financial, Inc., 60 High Street, Medford, Massachusetts 02155-3820; telephone number (781) 395-2800. We will respond to your request within one business day by sending the requested documents by first class mail or other equally prompt means. In order to ensure timely delivery of the documents in advance of Mystic Financial's stockholders' meeting, any request should be made by November 7, 2004. Also see "Where You Can Find More Information" on page 119.

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ii

iii

MYSTIC FINANCIAL, INC.
60 High Street
Medford, Massachusetts 02155

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 17, 2004

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Mystic Financial, Inc. will be held at the offices of Medford Co-operative Bank, 201 Salem Street, Medford, Massachusetts, at 10:00 a.m., Eastern Time, on November 17, 2004, for the following purposes:

  1.
  To consider and vote on a proposal to approve the Agreement and Plan of Merger, by and between Brookline Bancorp, Inc. and Mystic Financial, Inc., dated as of July 7, 2004, and all of the matters contemplated in the agreement, pursuant to which Mystic Financial will merge with and into Brookline Bancorp, with Brookline Bancorp being the surviving corporation;

  2.
  To elect four persons to serve as directors of Mystic Financial until the merger with Brookline Bancorp is consummated or, if the merger is not consummated, for the terms specified in the attached Proxy Statement/Prospectus;

  3.
  To ratify the appointment of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005; and

such other matters as may properly come before the Mystic Financial annual meeting or any adjournment or postponement of the meeting, including any proposal to approve the adjournment of the annual meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposals. As of the date of this Proxy Statement/Prospectus, management of Mystic Financial is not aware of any other business to be considered.

        We more fully describe the merger with Brookline Bancorp and the other proposals in the attached Proxy Statement/Prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Appendix A to the accompanying Proxy Statement/Prospectus.

        We have established September 22, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. Only record holders of Mystic Financial common stock as of the close of business on that date will be entitled to vote at the annual meeting or any adjournment or postponement of the meeting. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by Mystic Financial. A list of stockholders entitled to vote at the annual meeting will be available at Mystic Financial, Inc., 60 High Street, Medford, Massachusetts, for ten days prior to the annual meeting and also will be available at the annual meeting.

        Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated in the merger agreement, "FOR" each of the nominees for director listed in the Proxy Statement/Prospectus and "FOR" ratification of the appointment of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005.

        Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person at Mystic Financial's annual meeting, but will assure that your vote is counted if you are unable to attend.

By Order of the Board of Directors,

John M. O'Donnell
Secretary
Medford, Massachusetts October 12, 2004

SUMMARY

        This is a summary of certain information regarding the proposed merger and the stockholder meeting to vote on the merger agreement contained in this document. It does not contain all of the information that may be important to you. We urge you to carefully read the entire document, including the Appendices, before deciding how to vote.

WHAT THIS DOCUMENT IS ABOUT

        The boards of directors of Mystic Financial, Inc. and Brookline Bancorp, Inc. have approved the merger agreement between Mystic Financial and Brookline Bancorp pursuant to which Mystic Financial will merge with and into Brookline Bancorp. The merger cannot be completed unless the stockholders of Mystic Financial approve the merger agreement. Mystic Financial's stockholders will vote on the merger agreement at Mystic Financial's annual meeting. They will also vote on the election of four directors and the ratification of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005. This document is the Proxy Statement used by your board to solicit proxies for the annual meeting. It is also the Prospectus of Brookline Bancorp regarding the shares of Brookline Bancorp common stock to be issued to Mystic Financial stockholders if the merger is completed.

THE MYSTIC FINANCIAL ANNUAL MEETING

Date, Time and Place

        Mystic Financial will hold its annual meeting of stockholders at the offices of Medford Co-operative Bank, 201 Salem Street, Medford, Massachusetts, at 10:00 a.m., Eastern Time, on November 17, 2004.

Record Date

        The record date for stockholders entitled to vote at the annual meeting of stockholders is September 22, 2004.

Shares Entitled to Vote

        1,565,945 shares of Mystic Financial common stock were outstanding on the record date and entitled to vote at the Mystic Financial annual meeting.

Purpose of the Annual Meeting

        The purpose of the annual meeting is to consider and vote on the merger agreement, the election of four directors and the ratification of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005.

Vote Required

        A majority of the outstanding shares of Mystic Financial common stock entitled to vote must be cast in favor of the merger agreement for it to be approved. Therefore, your failure to vote, your failure to instruct your broker to vote your shares (a broker non-vote), or your abstaining from voting will have the same effect as a vote against the merger agreement. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of Wolf & Company, P.C. as independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked "ABSTAIN."

        As of the record date, the directors and executive officers of Mystic Financial and their affiliates beneficially owned 397,234 shares, or approximately 23.80% of the outstanding shares of Mystic

Financial common stock. Pursuant to voting agreements entered into at the time the merger agreement with Brookline Bancorp was signed, each director of Mystic Financial has agreed, among other things, to vote or cause to be voted all shares over which they maintain sole or shared voting power in favor of approval and adoption of the merger agreement.

        Mystic Financial's board of directors has unanimously approved the merger agreement and unanimously recommends that Mystic Financial stockholders vote "FOR" the merger agreement, "FOR" each of the nominees listed in this Proxy Statement/Prospectus for the Mystic Financial board and "FOR" the ratification of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005.

THE COMPANIES

Brookline Bancorp

        Brookline Bancorp, a Delaware corporation, is the holding company for Brookline Bank. Brookline Bank is a federally chartered savings bank that operates five full-service banking offices in Brookline, Massachusetts, an urban/suburban community adjacent to the City of Boston, and full-service banking offices in Newton and West Roxbury, communities adjacent to Brookline. The Federal Deposit Insurance Corporation insures the deposits of Brookline Bank. At June 30, 2004, Brookline Bancorp had $1.61 billion in total consolidated assets. Brookline Bancorp's principal executive offices are located at 160 Washington Street, Brookline, Massachusetts 02445. Brookline Bancorp's telephone number is (617) 730-3500.

Mystic Financial

        Mystic Financial, a Delaware corporation, is the holding company for Medford Co-operative Bank, which we refer to in this document as "Medford Co-operative," a Massachusetts co-operative bank that operates three full-service banking offices in Medford, Massachusetts and full-service offices in Lexington, Arlington, Bedford and Malden, Massachusetts. The Federal Deposit Insurance Corporation and the Share Insurance Fund of the Co-operative Central Bank insure the deposits of Medford Co-operative. At June 30, 2004, Mystic Financial had $441.2 million in total consolidated assets. Mystic Financial's principal executive offices are located at 60 High Street, Medford, Massachusetts 02155. Mystic Financial's telephone number is (781) 395-2800.

THE MERGER

General Description (See page 44)

        Mystic Financial will merge with and into Brookline Bancorp, with Brookline Bancorp as the surviving entity. The merger will be completed within thirty days after all material conditions to closing have been met, unless Brookline Bancorp and Mystic Financial agree on a different closing date. In addition, at Brookline Bancorp's sole discretion, the closing may occur on the close of business on January 7, 2005, provided that all conditions precedent to the closing have been fulfilled or waived. A copy of the merger agreement is attached as Appendix A to this document and is incorporated by reference.

Consideration Payable to Mystic Financial Stockholders (See page 59)

        Mystic Financial stockholders will be offered the opportunity to elect to receive merger consideration in the form of 2.6786 shares of Brookline Bancorp common stock, $39.00 in cash or a combination of Brookline Bancorp common stock and cash in exchange for their shares of Mystic Financial common stock. However, because the merger agreement generally provides that 60% of the total number of shares of Mystic Financial common stock outstanding at the closing will be converted into Brookline Bancorp common stock and the remaining 40% of the outstanding shares will be converted into cash, a Mystic Financial stockholder may actually receive a combination of cash and shares of Brookline Bancorp common stock that is different than what such stockholder elected depending on the elections made by other Mystic Financial stockholders. All elections will be subject to the allocation and proration procedures described in the merger agreement.

        For tax reasons that are explained on page 61, the number of shares of Brookline Bancorp common stock that will be issued in the merger to Mystic Financial stockholders may be increased, and the aggregate amount of cash that will be issued to Mystic Financial stockholders may be decreased. If this tax-related adjustment becomes necessary, the amount of cash you would have received, after taking into account your election and any proration, will be reduced and you will receive additional shares of Brookline Bancorp common stock instead. Whether the tax-related adjustment will be made, and the magnitude of the adjustment, if made, will be based on a number of factors, including the trading price of Brookline Bancorp common stock on the date of the merger.

Election of Cash or Stock Consideration (See page 62)

        No more than 40 business days and no less than 20 business days before the expected date of completion of the merger, Brookline Bancorp will send an election form to Mystic Financial stockholders that you may use to indicate whether your preference is to receive cash, Brookline Bancorp common stock or a combination of cash and Brookline Bancorp common stock, or whether you have no preference for your shares of Mystic Financial common stock.

        Mystic Financial stockholders should not send in their stock certificates until they receive instructions from the Brookline Bancorp exchange agent.

        The merger agreement contains allocation and proration provisions that are designed to ensure that, subject to a tax-related adjustment, 60% of the outstanding shares of common stock of Mystic Financial will be exchanged for shares of Brookline Bancorp common stock and the remaining 40% of the outstanding shares of common stock of Mystic Financial will be exchanged for cash.

        Therefore, if the holders of more than 60% of the outstanding Mystic Financial common stock elect to receive Brookline Bancorp common stock for such shares, the amount of Brookline Bancorp common stock that each such stockholder would receive from Brookline Bancorp will be reduced on a pro rata basis. As a result, these Mystic Financial stockholders will receive cash consideration for any Mystic Financial shares for which they do not receive Brookline Bancorp common stock.

        Similarly, if the holders of more than 40% of the outstanding Mystic Financial common stock elect to receive cash for such shares, the amount of cash that each such stockholder would receive from Brookline Bancorp will be reduced on a pro rata basis. As a result, such stockholders will receive Brookline Bancorp common stock for any Mystic Financial shares for which they do not receive cash.

        The deadline for returning the election form is the close of business on the twenty-fifth day following the mailing date of the election form, not including the date of mailing, unless Mystic Financial and Brookline Bancorp mutually agree upon another deadline date. If you do not make an election, you will be allocated either cash or shares of Brookline Bancorp common stock, or a combination of cash and shares of Brookline Bancorp common stock, depending on the elections made by other Mystic Financial stockholders.

Comparative Market Prices and Share Information (See page 89)

        Brookline Bancorp common stock is listed on the Nasdaq National Market under the symbol "BRKL." Mystic Financial common stock is listed on the Nasdaq National Market under the symbol "MYST." The table below presents the per share closing prices of Brookline Bancorp's and Mystic Financial's common stock and the equivalent per share price for Mystic Financial common stock on (1) July 6, 2004, the last trading date before public announcement of the merger agreement, and (2) October 7, 2004, the latest practicable date before printing of this Proxy Statement/Prospectus. The equivalent price per share column is calculated by assuming 60% of each share of Mystic Financial's common stock is converted into Brookline Bancorp common stock at an exchange ratio of 2.6786 shares per full Mystic Financial share and the remaining 40% is converted into cash at $39.00 per full Mystic Financial share. For more information about the exchange ratio, see "Proposal I—The Proposed Merger—Merger Consideration; Cash or Stock Election," and for more information about the stock prices and dividends of Brookline Bancorp and Mystic Financial, see "Mystic Financial Stock Trading and Dividend Information" and "Brookline Bancorp Stock Trading and Dividend Information."

	Last Reported Sale Price for Shares of
	Brookline Bancorp Common Stock	Mystic Financial Common Stock	Equivalent Per Share Price
July 6, 2004	$14.78	$32.80	$39.35
October 7, 2004	15.60	40.35	40.67

        The market price of Brookline Bancorp's common stock will fluctuate between the date of this Proxy Statement/Prospectus and the date on which the merger takes place, as well as after completion of the merger. Mystic Financial stockholders are advised to obtain current market quotations for Brookline Bancorp's common stock. No assurance can be given as to the market price of Brookline Bancorp's common stock at the time of the merger or thereafter.

Brookline Bancorp Dividends (See page 90)

        In 2004, Brookline Bancorp has paid on its common stock a quarterly cash dividend of $0.085 per share and a semi-annual extra cash dividend of $0.20 per share. Brookline Bancorp currently expects to continue to pay a quarterly cash dividend of at least $0.085 per share of common stock and a semi-annual cash dividend of $0.20 per share of common stock. Although there is no present plan or intention to decrease these dividends, the payment and magnitude of any future dividends will be considered in light of changing opportunities to deploy capital effectively, operating trends, future income tax rates and general economic conditions, as well as various legal and regulatory limitations.

Dissenters' Rights for Mystic Financial Stockholders (See page 84)

        Under Delaware General Corporation Law, holders of Mystic Financial common stock have the right to obtain an appraisal of the value of their shares of Mystic Financial common stock in connection with the merger. To perfect appraisal rights, a Mystic Financial stockholder must not vote for the adoption of the merger agreement and must strictly comply with all of the procedures required under Section 262 of the Delaware General Corporation Law. These procedures are described more fully beginning on page 84 .

        We have included a copy of the Delaware General Corporation Law—Section 262—Appraisal Rights as Appendix C to this document.

Material Federal Income Tax Consequences of the Merger (See page 78)

        The merger has been structured to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. It is a condition to the respective obligations of the parties to complete the merger that Brookline Bancorp and Mystic Financial each receive a legal opinion to the effect that the merger will so qualify. The consequences described below assume that, as expected, the merger will qualify as a tax-free reorganization for federal income tax purposes. The federal income tax consequences of the merger to you will depend on the form of consideration you receive in the merger.

        If you receive solely Brookline Bancorp common stock in exchange for your Mystic Financial common stock, you will generally not recognize any gain or loss for federal income tax purposes (except with respect to cash received in lieu of any fractional shares). If you receive solely cash in exchange for your Mystic Financial common stock, you will generally recognize gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in your shares of Mystic Financial common stock exchanged.

        If you receive a combination of Brookline Bancorp common stock and cash in exchange for your shares of Mystic Financial common stock, and your tax basis in your shares of Mystic Financial common stock is less than the sum of the amount of cash and the fair market value of the Brookline Bancorp common stock you receive, you generally will recognize gain in an amount equal to the lesser of:

        (1)   the sum of the amount of cash and the fair market value of the Brookline Bancorp common stock you receive minus your tax basis in Mystic Financial common stock exchanged in the merger; or

        (2)   the amount of cash that you receive in the merger.

        However, if you receive a combination of Brookline Bancorp common stock and cash in exchange for your shares of Mystic Financial and you realize a loss because your tax basis in your shares of Mystic Financial common stock is greater than the sum of the amount of cash and the fair market value of the Brookline Bancorp common stock you receive, the loss will not be recognized for tax purposes until such time as you dispose of the shares you receive in the merger.

        THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON YOUR OWN SITUATION. IN ADDITION, YOU MAY BE SUBJECT TO STATE, LOCAL OR FOREIGN TAX LAWS THAT ARE NOT DISCUSSED IN THIS DOCUMENT. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU.

Treatment of Mystic Financial Stock Options (See page 64)

        In the merger, the outstanding and unexercised options to acquire Mystic Financial common stock will be cancelled and all rights under the options will be extinguished in exchange for a cash payment determined by multiplying the number of shares of Mystic Financial common stock subject to the option by an amount equal to $39.00 less the exercise price per share of the option. This payment will be subject to applicable tax withholdings.

Reselling the Stock You Receive in the Merger (See page 83)

        The shares of Brookline Bancorp common stock to be issued in the merger will be registered under the Securities Act of 1933. Except as noted below, stockholders may freely transfer those shares after they receive them. Mystic Financial has identified certain of its directors, executive officers and others who may be deemed "affiliates" of Mystic Financial, and those persons have entered into agreements with Brookline Bancorp restricting their ability to transfer the shares they will receive in the merger.

Differences in Stockholders' Rights (See page 90)

        In the merger, each Mystic Financial stockholder who receives Brookline Bancorp common stock will become a Brookline Bancorp stockholder. The rights of Mystic Financial stockholders are currently governed by the Delaware General Corporation Law and Mystic Financial's certificate of incorporation and by-laws. The rights of Brookline Bancorp stockholders are currently governed by Delaware General Corporation Law and Brookline Bancorp's certificate of incorporation and by-laws. There are differences in the rights of stockholders of Mystic Financial and Brookline Bancorp stockholders with respect to voting requirements and various other matters.

Reasons for the Merger (See pages 47 and 58)

        Mystic Financial entered into the merger agreement at the conclusion of a process in which Mystic Financial determined that a merger with Brookline Bancorp was in the best interests of its stockholders. The reasons of the Mystic Financial board are discussed in more detail in the body of this document, and include among others the expectation that the combined company would have better future prospects than Mystic Financial was likely to achieve on a stand-alone basis. The Mystic Financial board of directors believes that the merger is fair to Mystic Financial stockholders and urges stockholders to vote "FOR" approval of the merger agreement.

        On July 9, 2002, Brookline Bank completed its "second step" conversion from the mutual holding company structure to a fully converted stock form of ownership. As part of the conversion, Brookline Bancorp raised approximately $332.7 million in new capital. Brookline Bancorp determined that Mystic Financial as a merger candidate would represent an effective use of a portion of this new capital and would add to its franchise by expanding its banking operations and providing greater access to Middlesex County, Massachusetts, which Brookline Bancorp believes is an attractive market area.

Opinion of Mystic Financial's Financial Advisor (See page 48)

        Among other factors considered in deciding to approve the merger agreement, the board of directors of Mystic Financial considered the opinion of RBC Capital Markets Corporation, its financial advisor, provided to the Mystic Financial board of directors on July 6, 2004 that as of that date, and based on and subject to the assumptions made, matters considered and qualifications and limitations in its opinion, the per share merger consideration provided for in the merger agreement was fair from a financial point of view to holders of Mystic Financial common stock. This opinion was subsequently confirmed in writing as of July 7, 2004, the date of the merger agreement. Holders of Mystic Financial common stock should carefully read RBC Capital Markets' opinion in its entirety. A copy of the full text of RBC Capital Markets' fairness opinion dated as of July 7, 2004, the date of the merger agreement, is included as Appendix B to this Proxy Statement/Prospectus. RBC Capital Markets' opinion is not intended to be and does not constitute a recommendation to any holder of Mystic Financial common stock as to how such holder should vote in connection with the merger transaction.

        Pursuant to an engagement letter between Mystic Financial and RBC Capital Markets, Mystic Financial agreed to pay RBC Capital Markets a fee, the principal portion of which is payable upon completion of the merger. Mystic Financial has paid RBC Capital Markets a fee of $125,000 in connection with rendering its opinion.

Financial Interests of Mystic Financial's Directors and Executive Officers in the Merger (See page 65)

        Mystic Financial's directors and executive officers have financial interests in the merger that are in addition to their interests as stockholders. The Mystic Financial board of directors considered these interests in deciding to approve the merger agreement.

        Brookline Bancorp has agreed that one current director of Mystic Financial will be appointed as a director of Brookline Bancorp and Brookline Bank when the merger is completed.

        Messrs. Ralph W. Dunham, John M. O'Donnell and Anthony J. Patti will each receive a payment and continued insurance coverage in consideration of the termination of their existing employment agreements with Mystic Financial. Two other officers of Medford Co-operative will each receive a payment and continued insurance coverage in consideration of the termination of their existing employment agreements with Medford Co-operative. In addition, four officers of Mystic Financial and/or Medford Co-operative will receive a cash payment and continued insurance coverages pursuant to applicable change of control agreements between each such officer, Mystic Financial and Medford Co-operative. The payments owed under any of these agreements may be paid prior to the completion of the merger if so requested by Brookline Bancorp in its discretion.

        All outstanding vested and unvested stock options to purchase Mystic Financial common stock, including options for up to 112,744 shares of common stock held by Mystic Financial's executive officers and directors, will be converted into a cash payment determined by multiplying the number of shares of Mystic Financial common stock subject to each option by an amount equal to $39.00 less the exercise price per share of the option and any applicable tax withholdings.

        Upon stockholder approval of the merger agreement, all unvested awards under the Mystic Financial, Inc. 1999 Recognition and Retention Plan will vest. Upon the consummation of the merger, all shares awarded under this plan, including 55,849 shares of held by Mystic Financial's executive officers and directors, will be converted into the right to receive the merger consideration as elected by the participants under the terms of this plan.

        Mystic Financial will pay non-employee directors John J. McGlynn, Julie Bernardin, John A. Hackett, Lorraine P. Silva, Frederick N. Dello Russo, Richard M. Kazanjian, William F. Rucci, Jr., and John W. Maloney the payments to be made to them under the Retirement Plan for Non-Employee Directors in connection with their termination of service upon completion of the merger. The payments owed under this plan may be paid prior to the completion of the merger if so requested by Brookline Bancorp in its discretion.

        In addition, under the terms of the merger agreement, certain executive officers who are participants in Mystic Financial's employee stock ownership plan will become vested in their accounts under this plan and will participate in an allocation of surplus assets contained in the plan on the same terms and conditions as all other participants in this plan.

        Brookline Bancorp has agreed to indemnify the directors and officers of Mystic Financial against certain liabilities following the merger. Brookline Bancorp has also agreed to provide directors' and officers' liability insurance for a period of six years following the merger.

        On the Record Date, directors and executive officers of Mystic Financial and their affiliates beneficially owned 397,234 shares or 23.80% of the Mystic Financial common stock.

Conditions to the Merger (See page 72)

        Completion of the merger is contingent on a number of customary conditions, including approval of the merger agreement by Mystic Financial stockholders at the annual meeting and receipt of the required regulatory approvals.

Regulatory Approvals (See page 73)

        The merger and related transactions are subject to the approval of the Office of Thrift Supervision and the Massachusetts Board of Bank Incorporation, and the non-objection of the Federal Reserve Bank of Boston. We have filed the applications required to obtain the necessary regulatory approvals or non-objections. As of the date of this document, except for the nonobjection of the Federal Reserve Bank of Boston, we have not received the required approvals. Approval or non-objection by any of these entities does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Mystic Financial stockholders.

Terminating the Merger Agreement (See page 75)

        Mystic Financial will be required to pay Brookline Bancorp a termination fee in the amount of $3.25 million if, among other things, in connection with Mystic Financial's receipt of a superior proposal (as defined in the merger agreement), the merger agreement is terminated because Mystic Financial (i) enters into an acquisition agreement with respect to such superior proposal, (ii) terminates the merger agreement, or (iii) withdraws or adversely modifies its recommendation to its stockholders to vote in favor of the merger agreement.

        The merger agreement may be terminated by Mystic Financial if the average of the daily closing sales prices of Brookline Bancorp common stock for the ten consecutive trading days immediately preceding the date of final regulatory approval of the merger is less than $12.01 and the decrease in the trading price of Brookline Bancorp common stock over a specified period exceeds by 17.5% or more the decrease in the trading prices of an index group of financial institution holding companies over that period. If Mystic Financial elects to exercise its termination right, it must give prompt written notice to Brookline Bancorp which will have the option to increase the consideration to be received by the holders of Mystic Financial common stock who elect to receive Brookline Bancorp common stock by adjusting the ratio of Brookline Bancorp shares to be received for each Mystic Financial share pursuant to either of two formulas prescribed in the merger agreement, in which case no termination will be deemed to have occurred.

        The merger agreement also may be terminated by mutual consent, by either Mystic Financial or Brookline Bancorp if the merger has not occurred by March 31, 2005 and under other limited circumstances described in the merger agreement.

Amending the Merger Agreement (See page 75)

        The merger agreement may be amended by the written consent of Brookline Bancorp and Mystic Financial at any time prior to the completion of the merger. However, under applicable law, an amendment that reduces the amount or value, or changes the form of the merger consideration payable to Mystic Financial stockholders, and certain other types of amendments cannot be made following adoption of the merger agreement by Mystic Financial stockholders without their approval.

Accounting Treatment of the Merger (See page 83)

        Brookline Bancorp expects to account for the merger as a purchase for financial reporting purposes. Under the purchase method of accounting, the tangible and identifiable intangible assets and liabilities of Mystic Financial will be recorded, as of completion of the merger, at their respective fair values. The excess of the purchase price over the net assets acquired will be recorded as goodwill. Goodwill resulting from the merger will not be amortized, but will be reviewed for impairment at least annually. Core deposit and other intangibles with finite useful lives recorded in connection with the merger will be amortized.

Mystic Financial has Agreed Not to Solicit Alternative Transactions (See page 74)

        In the merger agreement, Mystic Financial has agreed not to initiate, solicit or knowingly encourage, negotiate with, or provide any information to any person other than Brookline Bancorp concerning an acquisition transaction involving Mystic Financial or Medford Co-operative. This restriction may deter other potential acquirors of control of Mystic Financial. However, Mystic Financial may take certain of these actions if its board of directors determines that it must do so in order to properly discharge its fiduciary duties following consultation with its legal counsel.

QUESTIONS AND ANSWERS ABOUT THE VOTING PROCEDURES
FOR THE ANNUAL MEETING

Q:    WHAT DO I NEED TO DO NOW?

A:    After you have carefully read this Proxy Statement/Prospectus, indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Mystic Financial annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will vote your shares in favor of the merger agreement and the other proposals to be voted on at the annual meeting.

Q:    WHY IS MY VOTE IMPORTANT?

A.    The merger must be approved by the holders of a majority of the outstanding shares of Mystic Financial common stock entitled to vote at the Mystic Financial annual meeting. Therefore, the failure of a Mystic Financial stockholder to vote, by proxy or in person, will have the same effect as a vote against the merger agreement. If you do not return your proxy card at or prior to the annual meeting, it will be more difficult for Mystic Financial to obtain the necessary quorum to hold the annual meeting.

Q:    HOW DO I VOTE?

A:    You can vote by mail. For this method you will need to complete, sign, date and return your proxy card in the postage-paid envelope provided. You can also vote in person at the annual meeting. Even if you plan to attend the meeting in person, please take the time to properly return the proxy card to ensure that your vote is counted.

Q:    IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A:    No. Your broker cannot vote on the merger proposal on your behalf without specific instructions from you. Your broker will vote your shares on the merger proposal only if you provide instructions on how to vote. You should follow the directions provided by your broker. Your broker can vote your shares on all other proposals without your instructions.

Q.    WHAT IF I FAIL TO INSTRUCT MY BROKER?

A.    If you fail to instruct your broker how to vote your shares and the broker submits an unvoted proxy, the resulting broker "non-vote" will be counted toward a quorum at the annual meeting, but it will have the same effect as a vote against the merger agreement.

Q.    CAN I ATTEND THE ANNUAL MEETING AND VOTE MY SHARES IN PERSON?

A.    Yes. All stockholders are invited to attend the annual meeting. Stockholders of record can vote in person at the annual meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote at the annual meeting in person.

Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:    Yes. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send written notice to the Corporate Secretary of Mystic Financial stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may vote in person at the annual meeting. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.

Q:    I AM A MYSTIC FINANCIAL STOCKHOLDER. SHOULD I SEND IN MY MYSTIC FINANCIAL STOCK CERTIFICATES NOW?

A:    No. You should not send in your stock certificates at this time. We will separately send you an election form with instructions for exchanging your Mystic Financial stock certificates.

Q:    WHEN DO YOU EXPECT TO MERGE?

A:    We are working toward completing the merger as quickly as possible. We expect to complete the merger in the first quarter of 2005. However, we cannot assure you when or if the merger will occur. We must first obtain the approvals of stockholders of Mystic Financial and all necessary regulatory approvals.

Q:    WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

You should contact:

Mystic Financial, Inc.
60 High Street
Medford, Massachusetts 02155
Attention: John M. O'Donnell, Secretary
Phone Number: (781) 395-2800

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This document contains or incorporates by reference a number of forward-looking statements regarding the financial condition, results of operations and business of Brookline Bancorp and Mystic Financial, and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential" or other similar expressions.

        The ability of Brookline Bancorp and Mystic Financial to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

  •
  difficulties in obtaining required stockholder and regulatory approvals for the merger;
  •
  increases in competitive pressure among financial institutions or from non-financial institutions;
  •
  changes in the interest rate environment;
  •
  changes in deposit flows, loan demand or real estate values;
  •
  changes in accounting principles, policies or guidelines;
  •
  legislative or regulatory changes;
  •
  changes in general economic conditions, either nationally or in some or all of the operating areas in which the combined company will be doing business, or conditions in securities markets or the banking industry;
  •
  a materially adverse change in the financial condition of Brookline Bancorp or Mystic Financial;
  •
  the level and timeliness of realization, if any, of expected cost savings from the merger;
  •
  difficulties related to the consummation of the merger and the integration of the businesses of Brookline Bancorp and Mystic Financial;
  •
  lower than expected revenues following the merger; and
  •
  other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

        Because such forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mystic Financial stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference, or such other relevant historical date in this or incorporated documents.

        All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Brookline Bancorp or Mystic Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Brookline Bancorp and Mystic Financial undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF BROOKLINE BANCORP, INC.

        The following tables set forth selected consolidated historical financial and other data of Brookline Bancorp for the periods and at the dates indicated. On July 9, 2002, Brookline Bancorp completed its "second-step" conversion from the mutual holding company structure to a fully converted stock form of ownership. The information at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of Brookline Bancorp, incorporated by reference into this Proxy Statement/Prospectus. The information at December 31, 2001, 2000 and 1999 and for the years ended December 31, 2000 and 1999 was derived in part from audited consolidated financial statements that are not included or incorporated in this document. The information at June 30, 2004 and for the six months ended June 30, 2004 and 2003 is unaudited. However, in the opinion of management of Brookline Bancorp, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. The selected operating data for the six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for future periods. You should read this information in conjunction with consolidated financial statements and related notes of Brookline Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this Proxy Statement/Prospectus and from which certain of this information is derived. See "Where You Can Find More Information" on page 119.

BROOKLINE BANCORP, INC.

		At December 31,
	At June 30, 2004
		2003	2002	2001	2000	1999
	(In thousands)
Selected Financial Condition Data:
Total assets	$1,610,218	$1,524,034	$1,423,357	$1,099,596	$1,036,150	$907,334
Loans, net	1,166,043	1,058,545	792,373	819,059	730,494	637,082
Securities available for sale	276,489	287,952	361,049	163,425	149,361	128,275
Securities held to maturity	1,222	1,343	4,861	9,558	50,447	103,434
Deposits	725,486	679,921	649,325	620,920	608,621	512,136
Borrowed funds	273,738	220,519	124,900	178,130	133,400	108,800
Stockholders' equity	596,242	606,684	632,381	285,445	282,585	274,800
	Six Months Ended June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(In thousands)
Selected Operating Data:
Interest income	$34,904	$32,632	$66,210	$71,497	$75,960	$71,560	$64,809
Interest expense	9,842	9,496	18,608	25,519	32,904	30,572	27,162

Net interest income	25,062	23,136	47,602	45,978	43,056	40,988	37,647
Provision (credit) for loan losses	1,041	735	1,288	(250)	974	427	450

Net interest income after provision (credit) for loan losses	24,021	22,401	46,314	46,228	42,082	40,561	37,197
Gains on securities, net	961	508	2,102	8,698	3,540	8,253	7,437
Other real estate owned income, net	—	—	—	—	—	172	711
Gain from termination of pension plan	—	—	—	—	3,667	—	—
Loss from prepayment of FHLB advances	—	—	—	(7,776)	—	—	—
Other non-interest income	2,149	1,545	3,251	2,458	2,091	1,469	966
Recognition and retention plan's expense	(1,446)	(66)	(3,992)	(162)	(167)	(1,246)	(3,593)
Internet bank start-up expense	—	—	—	—	—	(746)	(675)
Restructuring charge relating to internet bank	—	—	—	—	(3,927)	—	—
Other non-interest expense	(9,940)	(8,647)	(18,195)	(15,142)	(16,721)	(14,831)	(9,890)

Income before income taxes	15,745	15,741	29,480	34,304	30,565	33,632	32,153
Provision for income taxes	(6,471)	(6,414)	(12,212)	(12,369)	(11,231)	(11,998)	(11,362)
Retroactive assessment related to REIT	—	(2,788)	(2,788)	—	—	—	—

Net income	$9,274	$6,539	$14,480	$21,935	$19,334	$21,634	$20,791

BROOKLINE BANCORP, INC.

	At or For the Six Months Ended June 30,		At or For the Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Selected Financial Ratios and Other Data:
Return on average assets(1)	1.18%	0.92%	1.00%	1.68%	1.80%	2.29%	2.31%
Return on average stockholders' equity(1)	3.08%	2.10%	2.36%	4.81%	6.74%	7.83%	7.47%
Interest rate spread(2)	2.35%	2.10%	2.26%	2.41%	2.83%	2.95%	2.69%
Net interest margin(3)	3.24%	3.29%	3.34%	3.58%	4.10%	4.43%	4.21%
Efficiency ratio(4)	41.84%	35.30%	43.63%	31.60%	37.41%	39.46%	36.00%
Non-interest expense to average total assets(5)	1.45%	1.23%	1.54%	1.17%	1.58%	1.78%	1.57%
Ratio of average interest-earning assets to average interest-bearing liabilities	168.62%	186.98%	182.62%	158.99%	140.56%	145.01%	150.31%
Per Share Data:
Basic earnings per common share(6)	$0.16	$0.11	$0.25	$0.38	$0.33	$0.37	$0.34
Diluted earnings per common share(6)	$0.16	$0.11	$0.25	$0.38	$0.33	$0.37	$0.34
Dividends paid per common share(6) (7)	$0.37	$0.17	$0.54	$0.316	$0.21	$0.110	$0.096
Dividend payout ratio(8)	231.25%	154.55%	216.00%	83.16%	63.64%	29.73%	28.24%
Book value per common share(9)	$10.09	$10.67	$10.31	$10.80	$4.87	$4.71	$4.46
Asset Quality Ratios:
Non-performing assets to total assets	0.02%	—%	0.01%	—%	0.14%	—%	0.08%
Non-performing loans to total loans	0.01%	—%	—%	—%	0.02%	—%	—%
Allowance for loan losses to total loans	1.43%	1.66%	1.51%	1.86%	1.83%	1.92%	2.13%
Capital Ratios:
Stockholders' equity to total assets	37.03%	43.48%	39.81%	44.43%	25.96%	27.27%	30.29%
Average stockholders' equity to average assets	38.27%	43.73%	42.57%	35.04%	26.79%	29.24%	30.86%
Tier 1 core capital ratio(10)	29.80%	34.30%	31.53%	34.37%	21.75%	22.37%	24.57%
Other Data:
Number of full service offices	7	7	7	6	6	6	5

(1)
Ratios for the six month periods are annualized.

(2)
Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.

(3)
Net interest margin represents net interest income (calculated on a fully-taxable equivalent basis) divided by average interest-earning assets for the period.

(4)
The efficiency ratio represents non-interest expense (excluding the restructuring charge in 2001 relating to the internet bank) divided by the sum of net interest income and non-interest income (excluding net gains on securities, the gain in 2001 from termination of the pension plan and the loss in 2002 from prepayment of FHLB advances).

(5)
Non-interest expense includes the expense for recognition and retention plans and other non-interest expense. Non-interest expense in 2001 excludes the restructuring charge relating to the internet bank.

(6)
Amounts are restated to give retroactive recognition to the exchange ratio (2.186964 new shares for each old share) applied in the stock conversion that was completed on July 9, 2002.

(7)
Brookline Bancorp, MHC waived receiving dividends in the second half of 2001 through the first half of 2002. An extra dividend of $0.20 per common share was paid in August 2003 and February 2004.

(8)
The dividend payout ratio represents dividends paid per share divided by basic earnings per share.

(9)
Book value per share represents total stockholders' equity divided by common shares outstanding (including unallocated employee stock ownership plan shares and unvested recognition and retention plan shares) less treasury shares at the end of the period.

(10)
This regulatory ratio relates only to Brookline Bank.

 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF MYSTIC FINANCIAL, INC.

        The following tables set forth selected consolidated historical financial and other data of Mystic Financial for the periods and at the dates indicated. The information at June 30, 2004 and 2003 and for the years ended June 30, 2004, 2003 and 2002 is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of Mystic Financial, incorporated by reference into this Proxy Statement/Prospectus. The information at June 30, 2002, 2001 and 2000 and for the years ended June 30, 2001 and 2000 is derived in part from audited consolidated financial statements that are not included or incorporated in this document. You should read this information in conjunction with the consolidated financial statements and related notes of Mystic Financial included in its Annual Report on Form 10-K for the year ended June 30, 2004, which is incorporated by reference in this Proxy Statement/Prospectus and from which certain of this information is derived. See "Where You Can Find More Information" on page 119.

MYSTIC FINANCIAL, INC.

	At June 30,
	2004	2003	2002	2001	2000
	(In thousands)
Selected Financial Condition Data:
Total assets	$441,192	$429,689	$356,733	$300,402	$263,888
Loans, net	311,806	279,949	243,743	215,035	189,200
Securities available for sale	88,724	117,871	65,900	28,820	32,452
Securities held to maturity	11,287	—	—	—	—
Deposits	351,407	343,564	267,438	224,750	194,135
Borrowed funds	47,861	41,200	58,135	44,618	38,750
Subordinated debt	12,373	12,373	5,155	—	—
Stockholders' equity	26,740	26,244	23,923	29,015	29,189
	Year Ended June 30,
	2004	2003	2002	2001	2000
	(In thousands)
Selected Operating Data:
Interest and dividend income	$21,377	$21,388	$19,868	$19,422	$16,177
Interest expense	8,238	10,342	10,171	9,967	7,446

Net interest income	13,139	11,046	9,697	9,455	8,731
Provision for loan losses	584	300	305	275	200

Net interest income after provision for loan losses	12,555	10,746	9,392	9,180	8,531
Gains on sales of securities, net	519	95	45	174	128
Gains on sales of loans	284	1,021	111	8	3
Other non-interest income	915	1,049	981	1,014	814
Penalty on prepayment of FHLB borrowings	(298)	(468)	—	—	—
Other non-interest expense	(11,134)	(9,613)	(7,871)	(8,470)	(6,715)

Income before income taxes	2,841	2,830	2,658	1,906	2,761
Provision for income taxes	966	1,114	1,031	721	1,072

Net income	$1,875	$1,716	$1,627	$1,185	$1,689

MYSTIC FINANCIAL, INC.

	At or For the Year Ended June 30,
	2004	2003	2002	2001	2000
Selected Financial Ratios and Other Data:
Return on average assets	0.44%	0.44%	0.53%	0.44%	0.74%
Return on average stockholders' equity	7.13%	6.86%	6.27%	4.04%	5.37%
Interest rate spread(1)	2.96%	2.70%	2.88%	3.11%	3.43%
Net interest margin(2)	3.18%	2.96%	3.29%	3.70%	4.04%
Efficiency ratio(3)	76.95%	76.31%	72.65%	79.52%	69.40%
Non-interest expense to average total assets	2.66%	2.58%	2.54%	3.15%	2.95%
Ratio of average interest-earning assets to average interest-bearing liabilities	111.01%	109.27%	111.61%	115.33%	117.72%
Per Share Data:(4)
Basic earnings per share	$1.29	$1.23	$1.06	$0.65	$0.79
Diluted earnings per share	$1.22	$1.18	$1.03	$0.64	$0.79
Cash dividends paid per share	$0.415	$0.34	$0.31	$0.27	$0.25
Book value per share	$18.14	$18.46	$16.72	$15.61	$15.65
Asset Quality Ratios:
Non-performing assets to total assets	0.41%	0.05%	0.03%	0.01%	—%
Non-performing loans to total loans	0.58%	0.08%	0.04%	0.01%	—%
Allowance for loan losses to total loans	0.81%	0.84%	0.85%	0.83%	0.81%
Capital Ratios:
Stockholders' equity to total assets	6.06%	6.11%	6.71%	9.66%	11.06%
Average stockholders' equity to average assets	6.12%	6.41%	8.38%	10.91%	13.81%
Tier 1 core capital ratio(5)	8.60%	8.16%	8.69%	10.12%	11.35%
Other Data:
Number of full service offices	7	6	6	5	5

(1)
Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.

(2)
Net interest margin represents net interest income (calculated on a fully-taxable equivalent basis) divided by average interest-earning assets for the period.

(3)
The efficiency ratio represents non-interest expense (including penalties on prepayment of FHLB borrowings) divided by the sum of net interest income and non-interest income (including gains on sales of securities and loans).

(4)
Per share data as of dates and years ended prior to July 1, 2003 reflect the effect of a 5% stock dividend distributed on August 15, 2003 to stockholders of record on July 31, 2003.

(5)
This regulatory ratio relates only to Medford Co-operative Bank.

SELECTED CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL DATA

Unaudited Pro Forma Condensed Consolidated Financial Information

        The following unaudited pro forma condensed consolidated balance sheet at June 30, 2004 and unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2004 and for the year ended December 31, 2003 give effect to the merger of Brookline Bancorp and Mystic Financial based on the assumptions set forth below. The unaudited pro forma consolidated financial information is based on unaudited consolidated financial information of Brookline Bancorp at and for the six months ended June 30, 2004 and the unaudited consolidated financial information of Mystic Financial for the six months ended June 30, 2004 and for the year ended December 31, 2003, the audited consolidated financial statements of Brookline Bancorp at and for the year ended December 31, 2003 and the audited consolidated financial statements of Mystic Financial at and for the year ended June 30, 2004. The unaudited pro forma consolidated financial information gives effect to the merger of Brookline Bancorp and Mystic Financial using the purchase method of accounting under accounting principles generally accepted in the United States of America. However, no pro forma adjustments have been included herein that reflect potential effects of cost savings or synergies which may be obtained by combining the operations of Brookline Bancorp and Mystic Financial, or the costs of combining the companies and their operations.

        The unaudited pro forma information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the merger been consummated on the dates or at the beginning of the periods presented, and is not necessarily indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto of Brookline Bancorp incorporated by reference into this document from its Annual Report on Form 10-K for the year ended December 31, 2003.

        The unaudited pro forma net income derived from the above assumptions is qualified by the statements set forth above and should not be considered indicative of the market value of Brookline Bancorp common stock or the actual or future results of operations of Brookline Bancorp for any period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	At June 30, 2004(1)
	Brookline Bancorp Historical	Mystic Financial Historical	Mystic Financial Acquisition Adjustments(2)		Combined Pro Forma
	(In thousands)
Assets
Cash and cash equivalents	$128,387	$15,701	$—		$144,088
Securities available for sale	276,489	88,724	(34,379	)(3)	330,834
Securities held to maturity	1,222	11,287	(255	)(4)	12,254
Restricted equity securities	15,125	3,234	—		18,359
Loans, net	1,166,043	311,806	1,184	(4)	1,479,033
Bank premises and equipment, net	2,663	3,294	—		5,957
Goodwill	—	—	37,624	(4)	37,624
Other identifiable intangible assets	—	318	5,927	(4)	6,245
Other assets	20,289	6,828	1,521	(4)	28,638

Total assets	$1,610,218	$441,192	$11,622		$2,063,032

Liabilities and Stockholders' Equity
Liabilities:
Deposits	$725,486	$351,407	$260	(4)	$1,077,153
Borrowed funds	273,738	47,861	1,460	(4)	323,059
Subordinated debt	—	12,373	(1	)(4)	12,372
Other liabilities	14,752	2,811	—		17,563

Total liabilities	1,013,976	414,452	1,719		1,430,147

Stockholders' equity:
Common stock	604	27	25	(4)	629
	—	—	(27	)(4)	—
Additional paid-in capital	471,100	27,071	36,618	(4)	507,718
	—	—	(27,071	)(4)	—
Retained earnings	157,174	17,998	(17,998	)(4)	157,174
Accumulated other comprehensive income (loss)	1,003	(1,053)	1,053	(4)	1,003
Treasury stock	(17,017)	(16,136)	16,136	(4)	(17,017)
Unearned compensation—recognition and retention plans	(12,406)	(184)	184	(4)	(12,406)
Unallocated common stock held by employee stock ownership plans	(4,216)	(983)	983	(4)	(4,216)

Total stockholders' equity	596,242	26,740	9,903		632,885

Total liabilities and stockholders' equity	$1,610,218	$441,192	$11,622		$2,063,032

(1)
Assumes that the acquisition of Mystic Financial was completed at June 30, 2004.

(2)
Assumes purchase accounting adjustments as of June 30, 2004. Actual adjustments will be based on the fair value of Mystic Financial's assets and liabilities as of the closing date of the acquisition.

(3)
Assumes a purchase price for Mystic Financial of $65,022 comprised of the following: 40% of the shares of Mystic Financial paid for in cash ($24,429), 60% of the shares of Mystic Financial exchanged for 2,516,697 shares of Brookline Bancorp and a cash payment of $3,950 for the purchase of Mystic Financial stock options outstanding. The total of (a) the purchase price to be paid in cash to holders of Mystic Financial stock ($24,429), (b) the cash to be paid to holders of Mystic Financial stock options ($3,950), (c) estimated non-tax deductible transaction costs of $1.9 million and (d) estimated tax deductible transaction costs of $4.1 million related to the acquisition is assumed will come from the redemption or sale of certain debt securities classified as available for sale.

(footnotes continued on following page)

(4)
A reconciliation of the excess consideration paid by Brookline Bancorp over Mystic Financial's net assets acquired ("goodwill") is as follows (dollars in thousands, except per share data):

Purchase price per share		$39.00
Number of shares acquired		1,565,945
Number of stock options acquired		151,580
Average exercise price of stock options		$12.94
Cost of shares acquired:
40% of purchase price—cash		24,429
60% of purchase price—Brookline Bancorp common stock based on per share price of $14.56		36,643

Total cost of shares acquired		61,072
Cost of stock options acquired		3,950

Cost of acquisition		65,022
Tax benefit from acquisition of stock options *		(1,652)

Cost of acquisition, net of tax benefit		63,370
Plus estimated non-tax deductible transaction costs		1,900
Plus estimated tax deductible transaction costs ($4,100), net of taxes		2,385
Less:
Acquired stockholders' equity		(26,740)
Tax benefit from accelerated vesting of recognition and retention plan shares (18,589 shares of Mystic Financial) *		(303)
Fair value adjustments:
Securities held to maturity	$255
Loans	(1,184)
Deposits	260
Borrowed funds	1,460
Subordinated debt	(1)

Fair value adjustments	790
Tax effect of fair value adjustments *	(330)

Fair value adjustments, net of taxes		460
Less:
Core deposit intangible	$5,927
Tax effect of core deposit intangible *	(2,479)

Net core deposit intangible		(3,448)

Estimated goodwill		$37,624

*
Taxes estimated using a combined federal and state rate of 41.825%. The resulting aggregate net deferred tax asset from all the transactions noted is $1,521.

Unaudited Pro Forma Condensed Consolidated Statements of Income

	For the Six Months Ended June 30, 2004(1)
	Brookline Bancorp Historical	Mystic Financial Historical	Acquisition Adjustments(2)(3)	Combined Pro Forma
	(Dollars in thousands, except per share data)
Interest income	$34,904	$10,686	$(193)	$45,397
Interest expense	9,842	3,841	(195)	13,488

Net interest income	25,062	6,845	2	31,909
Provision for loan losses	1,041	185	—	1,226

Net interest income after provision for loan losses	24,021	6,660	2	30,683
Non-interest income	3,110	856	—	3,966
Non-interest expense(4)	(11,386)	(5,710)	(424)	(17,520)

Income before income taxes	15,745	1,806	(422)	17,129
Provision for income taxes	6,471	616	(177)	6,910

Net income	$9,274	$1,190	$(245)	$10,219

Earnings per share:
Basic	$0.16	$0.82		$0.17
Diluted	$0.16	$0.77		$0.17
Shares used for earnings per share calculation:
Basic	57,156,108	1,457,121	1,059,576(5)	59,672,805
Diluted	58,051,083	1,543,089	973,608(5)	60,567,780

(1)
Assumes that the acquisition of Mystic Financial was completed at the beginning of the period presented.

(2)
Purchase accounting adjustments are amortized or accreted using a level yield over the estimated life of the related assets and liabilities. See note 3 to the Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2003 on pages 25 and 26.

(3)
Interest income is adjusted to reflect lost income of $433 resulting from the funding of $34,379 of acquisition-related payments described in note 3 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet on page 22. The rate of interest applied to this amount was 2.52%, the average rate earned on debt securities in Brookline Bancorp's available for sale portfolio for the six months ended June 30, 2004. The income tax rate applied to the resulting pre-tax lost income was 41.825%.

(4)
Non-interest expense does not reflect charges or cost savings anticipated from the merger of the two entities.

(5)
Represents the difference between the 2,516,697 shares of Brookline Bancorp shares to be issued and the shares used for the historic earnings per share calculations by Mystic Financial.

	For the Year Ended December 31, 2003(1)
	Brookline Bancorp Historical	Mystic Financial Historical	Acquisition Adjustments(2)(3)	Combined Pro Forma
	(Dollars in thousands, except per share data)
Interest income	$66,210	$21,477	$(380)	$87,307
Interest expense	18,608	9,402	(427)	27,583

Net interest income	47,602	12,075	47	59,724
Provision for loan losses	1,288	574	—	1,862

Net interest income after provision for loan losses	46,314	11,501	47	57,862
Non-interest income	5,353	2,115	—	7,468
Non-interest expense(4)	(22,187)	(11,120)	(847)	(34,154)

Income before income taxes	29,480	2,496	(800)	31,176

Provision for income taxes	12,212	924	(335)	12,801
Retroactive tax assessment related to REIT	2,788	—	—	2,788

Total income taxes	15,000	924	(335)	15,589

Net income	$14,480	$1,572	$(465)	$15,587

Earnings per share:
Basic	$0.25	$1.10		$0.26
Diluted	$0.25	$1.05		$0.26
Shares used for earnings per share calculation:
Basic	56,869,065	1,423,880	1,092,817(5)	59,385,762
Diluted	57,871,763	1,498,678	1,018,019(5)	60,388,460

(1)
Assumes that the acquisition of Mystic Financial was completed at the beginning of the period presented.

(2)
Interest income is adjusted to reflect lost income of $801 resulting from the funding of $34,379 of acquisition-related payments described in note 3 to the Unaudited Pro Forma Condensed Consolidated Balance Sheet on page 22. The rate of interest applied to this amount was 2.33%, the average rate earned on debt securities in Brookline Bancorp's available for sale portfolio for the year ended December 31, 2003. The income tax rate applied to the resulting pre-tax lost income was 41.825%.

(3)
Purchase accounting adjustments are amortized or accreted using a level yield over the estimated life of the related assets and liabilities. The following table summarizes the estimated full-year impact of the amortization (accretion) of the purchase accounting adjustments on the pro forma statement of income (dollars in thousands).

Category	Premiums (Discounts)	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion)
Core deposit intangible	$5,927	7	Straight-Line	$847
Deposits	(260)	3	Level Yield	(37)
Borrowed funds	(1,460)	3	Level Yield	(391)
Subordinated debt	1	Less than one	Level Yield	1
Loans	1,184	17	Level Yield	200
Securities held to maturity	(255)	4	Level Yield	(184)
Securities available for sale*	—	4	Level Yield	(437)

	$5,137			$(1)

*
Securities of Mystic Financial classified as available for sale are presented on its balance sheet at fair value. Any premium or discount related to such securities as of the acquisition date will be amortized or accreted to interest income over the remaining life of the related securities. Included in the pro forma statement of income is an adjustment to interest income to reflect amortization and accretion of securities available for sale based on the difference between the fair value and the amortized cost of such securities as of the acquisition date. The total of such difference to be amortized or accreted over the remaining life of the related securities amounted to $2,039 at June 30, 2004.

(footnotes continued on following page)

  The following table summarizes the estimated impact of the accretion (amortization) of the purchase accounting adjustments made in connection with the acquisition of Mystic Financial on Brookline Bancorp's results of operations for the following years assuming the transaction was completed as of the beginning of the year ended December 31, 2004 (dollars in thousands).

Projected Future Amounts For the Years Ended December 31,	Core Deposit Intangible	Net Accretion	Net Increase (Decrease) In Income Before Income Taxes
2004	$847	$848	$1
2005	847	871	24
2006	847	1,170	323
2007	847	232	(615)
2008	847	63	(784)
(4)
Non-interest expense does not reflect charges or cost savings anticipated from the merger of the two entities.

(5)
Represents the difference between the 2,516,697 shares of Brookline Bancorp shares to be issued and the shares used for the historic earnings per share calculations by Mystic Financial.

Comparative Pro Forma Per Share Data

        The table below summarizes selected per share information about Brookline Bancorp and Mystic Financial. The Brookline Bancorp per share information is presented on a historical basis and on a pro forma adjusted basis to reflect the acquisition of Mystic Financial. The Mystic Financial per share information is presented on a historical and on a pro forma equivalent basis to reflect the acquisition.

        The data in the table should be read together with the financial information and the financial statements of Brookline Bancorp and Mystic Financial incorporated by reference into this document. The pro forma per common share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the acquisition had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect potential effects of cost savings or synergies that may be obtained by combining the operations of Brookline Bancorp and Mystic Financial or the costs of combining the companies and their operations.

	Brookline Bancorp Historical	Mystic Financial Historical	Brookline Bancorp Combined Pro Forma Amounts	Mystic Financial Per Share Equivalent Amounts (60% Stock Allocation)(1)	Pro Forma Mystic Financial Per Share Equivalent Amounts (100% Stock Allocation)(2)
Book value per share at June 30, 2004	$10.09	$18.14	$10.28(3)	$16.52	$27.54
Cash dividends paid per share for the six months ended June 30, 2004	0.37	0.215	0.37(4)	0.59	0.99
Cash dividends paid per share for the year ended December 31, 2003	0.54	0.372	0.54(4)	0.87	1.45
Basic earnings per share for the six months ended June 30, 2004	0.16	0.82	0.17(5)	0.27	0.46
Basic earnings per share for the year ended December 31, 2003	0.25	1.10	0.26(5)	0.42	0.70
Diluted earnings per share for the six months ended June 30, 2004	0.16	0.77	0.17(5)	0.27	0.46
Diluted earnings per share for the year ended December 31, 2003	0.25	1.05	0.26(5)	0.42	0.70

(1)
Per equivalent share amounts of Mystic Financial's common stock are calculated by multiplying Brookline Bancorp combined pro forma amounts by 1.607143, which represents the number of shares of Brookline Bancorp common stock a Mystic Financial stockholder would receive for each share of stock owned based upon a 60% stock allocation. This exchange ratio does not consider the 40% cash portion of the merger consideration.

(2)
Per equivalent share amounts of Mystic Financial's common stock are calculated by multiplying Brookline Bancorp combined pro forma amounts by 2.6786, which represents the number of shares of Brookline Bancorp common stock a Mystic Financial stockholder would receive for each share of stock owned if that stockholder elected, and was allocated, a 100% stock allocation. However, pursuant to the allocation and proration provisions contained in the merger agreement, only 60% of the total shares of Mystic Financial common stock outstanding at the closing will be converted into Brookline Bancorp common stock and the remaining 40% of the outstanding shares will be converted into cash.

(footnotes continued on following page)

(3)
Pro forma book value per share is based on the pro forma stockholders' equity of the combined entity divided by the total pro forma common shares of the combined entity (59,074,233 shares outstanding of Brookline Bancorp plus 2,516,697 shares of Brookline Bancorp to be issued in connection with the acquisition of Mystic Financial).

(4)
Pro forma cash dividends represent the historical dividends of Brookline Bancorp.

(5)
Reflects the issuance of 2,516,697 shares of Brookline Bancorp in exchange for the shares of Mystic Financial in connection with the acquisition of Mystic Financial.

RISKS RELATED TO THE MERGER

        In addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the caption "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risk factors in deciding whether to vote for adoption of the merger agreement.

Risks Related to the Merger

You May Not Receive the Form of Merger Consideration that You Elect.

        The merger agreement contains provisions that are generally designed to ensure that 40% of the outstanding shares of Mystic Financial common stock are exchanged for cash and the other 60% of the shares are exchanged for shares of Brookline Bancorp common stock, subject to a tax-related adjustment. If elections are made by Mystic Financial stockholders that would otherwise result in more or less than 60% of such shares being converted into Brookline Bancorp stock, either those electing to receive all or a portion of their consideration in cash or those electing to receive all or a portion of their consideration in shares of Brookline Bancorp common stock, will have the consideration of the type they selected reduced by a pro rata amount and will receive a portion of their consideration in the form that they did not elect to receive. Accordingly, there is a risk that you will not receive a portion of the merger consideration in the form that you elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received the form of consideration you elected (including the recognition of gain for federal income tax purposes with respect to the cash received). If you do not make an election, you will be deemed to have made an election to receive the merger consideration in such form of cash and/or shares of common stock as Brookline Bancorp shall determine.

Brookline Bancorp May Fail to Realize the Anticipated Benefits of the Merger.

        The success of the merger will depend on, among other things, Brookline Bancorp's ability to realize anticipated cost savings and to combine the businesses of Brookline Bank and Medford Co-operative in a manner that does not materially disrupt the existing customer relationships of Brookline Bank or Medford Co-operative or result in decreased revenues from any loss of customers. If Brookline Bancorp is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

        Brookline Bancorp and Mystic Financial have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of Brookline Bancorp's or Mystic Financial's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of Brookline Bancorp to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

Because the Market Price of Brookline Bancorp Common Stock May Fluctuate, You Cannot Be Sure of the Value of the Merger Consideration That You Will Receive.

        Upon completion of the merger, each share of Mystic Financial common stock will be converted into merger consideration consisting of shares of Brookline Bancorp common stock or cash pursuant to the terms of the merger agreement. The price of Brookline Bancorp common stock may increase or decrease before or after completion of the merger and, therefore, the implied value of the stock portion of the merger consideration may be higher or lower than the implied value of the stock portion of the merger consideration on July 6, 2004, the date of this Proxy Statement/Prospectus, or the closing date of the merger, and the market price of the stock component of the merger consideration may be more or less than the cash component of the merger consideration.

        Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are beyond our control.

Mystic Financial Stockholders Who Make Elections Will Be Unable to Sell Their Shares in the Market After Making Their Election.

        Mystic Financial stockholders may elect to receive the merger consideration in the form of cash or stock. Stockholders making an election must turn in their Mystic Financial stock certificates with their election form. During the time between when the election is made and when stock certificates are received by stockholders following the completion of the merger, Mystic Financial stockholders will be unable to sell their Mystic Financial common stock. If the merger is unexpectedly delayed, this period could extend for a significant period of time. Elections received after the close of the election period will not be accepted or honored.

Mystic Financial Directors and Executive Officers Have Interests in the Merger Besides Those of a Stockholder.

        Some of Mystic Financial's executive officers participated in negotiations of the merger agreement with Brookline Bancorp, and the board of directors approved the merger agreement and is recommending that Mystic Financial stockholders vote for the merger agreement. In considering these facts and the other information contained in this Proxy Statement/Prospectus, you should be aware that Mystic Financial's executive officers and directors have financial interests in the merger besides being Mystic Financial stockholders. See "Interests of Directors and Executive Officers in the Merger." These interests include:

  •
  the payment of certain benefits in consideration of the termination of existing employment agreements.

  •
  the payment to non-employee directors of the payments to be made to them under the Retirement Plan for Non-Employee Directors in connection with termination of their service upon completion of the merger.

  •
  the vesting of unvested awards under a restricted stock plan, including up to 55,849 shares of common stock held by Mystic Financial's executive officers and directors, and the conversion of such awards to the merger consideration.

  •
  the appointment of one director of Mystic Financial to the boards of directors of Brookline Bancorp and Brookline Bank upon the closing of the merger.

  •
  the payout at the effective time of the merger of all outstanding vested and unvested stock options, including options for up to 112,744 shares of common stock held by Mystic Financial's executive officers and directors, in the form of cash.

  •
  the vesting of the accounts of certain executive officers who are participants in Mystic Financial's employee stock ownership plan and the allocation to their accounts of certain surplus assets on the same terms and conditions as all other participants in the plan.

  •
  the agreement by Brookline Bancorp to indemnify Mystic Financial directors and officers and to provide such persons with directors' and officers' liability insurance.

Brookline Bancorp May Not Receive Required Regulatory Approvals or Non-Objections. Such Approvals or Non-Objections, if Received, May Be Subject to Adverse Regulatory Conditions.

        Before the merger may be completed, various approvals or non-objections must be obtained from, or notifications submitted to, the Office of Thrift Supervision, the Massachusetts Board of Bank Incorporation and the Federal Reserve Bank of Boston. We cannot guarantee that we will receive all required regulatory approvals or non-objections in order to complete the merger. In addition, some of the governmental authorities from whom those approvals or non-objections must be obtained may impose conditions on the completion of the merger or require changes in the terms of the merger. These conditions or changes could have the effect of delaying the merger or imposing additional costs or limiting the possible revenues of the combined company.

Risks About Brookline Bancorp

        You should consider carefully the following risk factors in evaluating an investment in the shares of Brookline Bancorp common stock.

Brookline Bancorp's Multi-family, Commercial Real Estate, Commercial and Indirect Automobile Loans Expose It to Increased Credit Risks.

        At June 30, 2004, Brookline Bancorp's portfolio of multi-family loans totaled $340.2 million, or 27.7% of total gross loans, its commercial real estate loans totaled $307.5 million, or 25.0% of total gross loans, its commercial loans (comprised primarily of loans to condominium associations) totaled $51.1 million, or 4.2% of total gross loans, and its indirect automobile loans totaled $312.9 million, or 25.4% of total gross loans. Brookline Bancorp plans to continue to emphasize the origination of these types of loans. Multi-family, commercial real estate and commercial loans generally have greater credit risk than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful business operations of the borrowers. These loans typically have larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Many of Brookline Bancorp's borrowers also have more than one multi-family, commercial real estate or commercial loan outstanding with it. Consequently, an adverse development with respect to one loan or one credit relationship can expose Brookline Bancorp to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

        Brookline Bancorp began originating indirect automobile loans in February 2003 and has increased the size of that portfolio substantially since that time. Indirect automobile loans are made primarily to individuals. Due to the volume of loans originated, it is expected that a portion of such loans will not be repaid. The ability of borrowers to repay their loans is dependent on economic and other factors applicable to their particular circumstances. In general, when the local and regional economy is in decline, higher losses on indirect automobile loans will occur.

Brookline Bancorp's Financial Success Depends, in Part, on the Successful Integration of the Acquisition.

        Brookline Bancorp's future growth and profitability depends, in part, on its ability to successfully complete its acquisition of Mystic Financial and manage the combined operations. For the acquisition to be successful, Brookline Bancorp will have to succeed in combining the personnel and operations of Brookline Bancorp and Mystic Financial and in achieving expense savings by eliminating selected redundant operations. Brookline Bancorp cannot assure you that its plan to integrate and operate the combined operations will be timely or efficient, or that it will successfully retain existing customer relationships of Medford Co-operative.

Brookline Bancorp's Continuing Concentration of Loans in its Primary Market Area May Increase its Risk.

        Brookline Bancorp's success depends primarily on the general economic conditions in the area in which it conducts business. Unlike larger banks that are more geographically diversified, Brookline Bancorp provides banking and financial services to customers primarily in eastern Massachusetts. The local economic conditions in its market area have a significant impact on its loans, the ability of the borrowers to repay their loans and the value of the collateral securing loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond its control would affect these local economic conditions and could adversely affect Brookline Bancorp's financial condition and results of operations. Additionally, because Brookline Bancorp has a significant amount of multi-family and commercial real estate loans, decreases in tenant occupancy could have a negative effect on the ability of many of its borrowers to make timely repayments of their loans and cause a reduction in its profitability.

Changes in Market Interest Rates Could Adversely Affect Brookline Bancorp's Financial Condition and Results of Operations.

        The financial condition and results of operations of Brookline Bancorp are significantly affected by changes in market interest rates. Operating results depend substantially on net interest income which is the difference between income earned on interest-earning assets and expense paid on interest-bearing liabilities. Since a high percent of Brookline Bancorp's assets (37.6% of average assets outstanding in the three month period ended June 30, 2004) are funded by stockholders' equity for which there is no charge to expense, a declining interest rate environment usually causes a reduction in its net interest income. Conversely, a rising interest rate environment would likely cause an increase in Brookline Bancorp's net interest income. While market interest rates have recently started to increase, rates during the past few years have been at levels that have been the lowest in over forty years. Continuation of a low interest rate environment, or further reductions in interest rates, would likely have a negative impact on Brookline Bancorp's future net interest income and profitability.

        Changes in interest rates also affect the value of Brookline Bancorp's interest-earning assets, and in particular its securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. At June 30, 2004, its investment securities available for sale totaled $276.5 million. Unrealized gains on securities available for sale, net of taxes, amounted to $1.0 million and were reported as a separate component of stockholders' equity at that date. Future decreases in the fair value of securities available for sale would cause a decline in stockholders' equity.

Brookline Bancorp's Stock-Based Benefit Plans May Dilute Your Ownership Interest.

        Brookline Bancorp has adopted stock option plans and recognition and retention plans. These stock-based benefit plans can be funded through open market purchases or from the issuance of authorized but unissued shares of common stock of Brookline Bancorp. Stockholders will experience a reduction or dilution in ownership interest in the event newly issued shares are used to fund stock options and stock awards.

Brookline Bancorp's Recognition and Retention Plans Will Continue to be a Significant Cost, Which Will Reduce its Profitability and Stockholders' Equity.

        Brookline Bancorp has adopted recognition and retention plans. Under the plans, its officers and directors have been awarded, at no cost to them, shares of common stock. The shares of common stock awarded under the recognition plans are expensed by Brookline Bancorp over their vesting period at the fair market value of the shares on the date they are awarded.

Brookline Bancorp May Be Required to Change the Way It Recognizes Expense for Its Stock Options.

        Brookline Bancorp accounts for its stock option plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, it recognizes compensation expense only if the exercise price of an option is less than the fair value of the underlying stock on the date of the grant. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages the use of a fair-value-based method of accounting for employee stock compensation plans, but permits continued use of the intrinsic-value-based method of accounting prescribed by APB Opinion No. 25. Under Statement of Financial Accounting Standards No. 123, the grant-date fair value of options is recognized as compensation expense over the vesting period. The Financial Accounting Standard Board has issued an exposure draft that would require Brookline Bancorp to expense stock options commencing in 2005.

If the proposed financial accounting standard is adopted, it would cause a decrease in the net earnings of Brookline Bancorp in the years in which outstanding options will vest.

Various Factors May Make Takeover Attempts More Difficult to Achieve.

        Brookline Bancorp's board of directors has no current intention to sell control of Brookline Bancorp. Provisions of Brookline Bancorp's certificate of incorporation and bylaws, federal regulations, Delaware law and various other factors may make it more difficult for companies or persons to acquire control of Brookline Bancorp without the consent of its board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of Brookline Bancorp's common stock. The factors that may discourage takeover attempts or make them more difficult include:

  •
  Office of Thrift Supervision regulations.  Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a converted savings institution without the prior approval of the Office of Thrift Supervision. Brookline Bancorp completed the mutual-to-stock conversion of its mutual holding company on July 9, 2002.

  •
  Certificate of incorporation and statutory provisions.  Provisions of the certificate of incorporation and bylaws of Brookline Bancorp and Delaware law may make it more difficult and expensive to pursue a takeover attempt that management opposes. These provisions also would make it more difficult to remove Brookline Bancorp's current board of directors or management, or to elect new directors. These provisions include limitations on voting rights of beneficial owners of more than 10% of its common stock, supermajority voting requirements for certain business combinations and the election of directors to staggered terms of three years. Brookline Bancorp's bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

  •
  Required change in control payments and issuance of stock options and recognition plan shares. Brookline Bancorp has entered into employment agreements with certain executive officers, which will require payments to be made to them in the event their employment is terminated following a change in control of Brookline Bancorp or Brookline Bank. Brookline Bancorp also has adopted plans to permit additional issuances of stock options and recognition plan shares to key employees and directors that will require payments to them in connection with a change in control of Brookline Bancorp. These payments will have the effect of increasing the costs of acquiring Brookline Bancorp, thereby discouraging future takeover attempts.

THE MYSTIC FINANCIAL, INC. ANNUAL MEETING

        This section contains information for Mystic Financial stockholders about the annual meeting of stockholders Mystic Financial has called to consider and approve the merger agreement as well as vote on the election of four directors and ratify the appointment of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005.

        Together with this document, Mystic Financial is also sending you a notice of the Mystic Financial annual meeting of stockholders and a form of proxy that is solicited by its board of directors. The annual meeting of stockholders will be held at the offices of Medford Co-operative Bank, 201 Salem Street, Medford, Massachusetts, at 10:00 a.m., Eastern Time, on November 17, 2004. This Proxy Statement/ Prospectus is first being mailed to stockholders of Mystic Financial on or about October 15, 2004.

Matters to Be Considered

        The purpose of the Mystic Financial annual meeting of stockholders is to vote on a proposal to approve the merger agreement as well as vote on the election of four directors and ratify the appointment of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005.

        You may be asked to vote upon any other matters that may properly be submitted to a vote at the Mystic Financial annual meeting. You also may be asked to vote upon a proposal to adjourn or postpone the Mystic Financial annual meeting. Mystic Financial could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

Proxies

        Each copy of this document mailed to Mystic Financial stockholders is accompanied by a proxy card with voting instructions for submission by mail. You should complete and return the proxy card accompanying this document to ensure that your vote is counted at the Mystic Financial annual meeting, or at any adjournment or postponement of the meeting, regardless of whether you plan to attend the Mystic Financial annual meeting. You can revoke your proxy at any time before the vote is taken at the Mystic Financial annual meeting. If your shares are held in "street name," your broker will vote your shares on Proposal I only if you provide instructions to your broker on how to vote. If you have not voted through your broker, you may revoke your proxy by:

  •
  submitting written notice of revocation to the Corporate Secretary of Mystic Financial prior to the voting of such proxy;

  •
  submitting a properly executed proxy bearing a later date; or

  •
  voting in person at the annual meeting; however, simply attending the annual meeting without voting will not revoke an earlier proxy.

        Written notices of revocation and other communications about revoking your proxy should be addressed to:

  Mystic Financial, Inc.
  60 High Street
  Medford, Massachusetts 02155
  Attention: John M. O'Donnell, Secretary

        If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

        All shares represented by valid proxies that Mystic Financial receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted "FOR" approval of the merger agreement, as well as voted "FOR" the election of four directors and the ratification of the appointment of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005. The Mystic Financial board of directors is presently unaware of any other matters that may be presented for action at the annual meeting. If other matters do properly come before the annual meeting, or at any adjournment or postponement thereof, Mystic Financial intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. However, proxies that indicate a vote against approval of the merger agreement will not be voted in favor of adjourning or postponing the annual meeting to solicit additional proxies.

        Mystic Financial stockholders should NOT send stock certificates with their proxy cards. Mystic Financial stockholders will be sent election forms and instructions, at which time they will be requested to submit their stock certificates. If the merger is completed, Mystic Financial stockholders who did not make a timely or proper election will be mailed a transmittal form promptly following the completion of the merger with instructions on how to exchange their Mystic Financial stock certificates for the merger consideration.

Solicitation of Proxies

        Mystic Financial will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, Mystic Financial will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Mystic Financial common stock and secure their voting instructions, if necessary. Mystic Financial will reimburse the record holders for their reasonable expenses in taking those actions. Mystic Financial has also made arrangements with MacKenzie Partners to assist it in soliciting proxies and has agreed to pay them a fee of $5,000 plus out-of-pocket expenses for these services. If necessary, Mystic Financial may use several employees of Medford Co-operative, who will not be specially compensated, to solicit proxies from Mystic Financial stockholders, either personally or by telephone, facsimile or letter.

Record Date

        The Mystic Financial board of directors has fixed the close of business on September 22, 2004 as the record date for determining the Mystic Financial stockholders entitled to receive notice of and to vote at the Mystic Financial annual meeting of stockholders. On September 22, 2004, 1,565,945 shares of Mystic Financial common stock were outstanding and held by approximately 850 holders of record.

Voting Rights and Vote Required

        The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Mystic Financial common stock is necessary to constitute a quorum at the Mystic Financial annual meeting of stockholders. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. An unvoted proxy submitted by a broker is sometimes referred to as a broker non-vote.

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Mystic Financial common stock entitled to vote at the Mystic Financial annual meeting. Because the affirmative vote of the holders of a majority of the outstanding shares of Mystic Financial common stock entitled to vote at the Mystic Financial annual meeting is needed for us to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger agreement. Accordingly, the Mystic Financial board of directors urges Mystic Financial stockholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

        Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote the nominees being proposed is withheld. The ratification of the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes; however, proxies marked "Abstain" will have the same effect as a vote against ratification.

        You are entitled to one vote for each share of Mystic Financial common stock you held as of the record date. However, Mystic Financial's certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then-outstanding shares of common stock of Mystic Financial are not entitled to any vote with respect to the shares held in excess of the 10% limit.

        As of the record date, directors and executive officers of Mystic Financial and their affiliates had the right to vote 294,000 shares of Mystic Financial common stock, or 18.77% of the outstanding Mystic Financial common stock at that date. As of that date, none of the directors and executive officers of Brookline Bancorp or their affiliates had the right to vote shares of Mystic Financial common stock. Mystic Financial's directors have agreed to vote their shares of Mystic Financial common stock in favor of the merger agreement. It is currently anticipated that Mystic Financial's executive officers, and the directors and executive officers of Brookline, will vote their shares of Mystic Financial common stock in favor of the merger agreement, although none of such persons (other than executive officers and directors of Mystic Financial) have entered into any agreements with respect to the voting of their shares.

Recommendation of the Board of Directors

        The Mystic Financial board of directors has unanimously approved the merger agreement and the transactions contemplated in the merger agreement. The Mystic Financial board of directors has determined that the merger agreement and the transactions contemplated in the merger agreement are advisable and in the best interests of Mystic Financial and its stockholders and unanimously recommends that you vote "FOR" approval of the merger agreement, "FOR" each of the Mystic Financial nominees for directors listed in this Proxy Statement/Prospectus and "FOR" the ratification of the appointment of Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the year ending June 30, 2005.

        See "Proposal I—The Proposed Merger—Mystic Financial's Reasons for the Merger; Recommendation of Mystic Financial's Board of Directors" on page 47 for a more detailed discussion of the Mystic Financial board of directors' recommendation.

Attending the Mystic Financial Annual Meeting

        If you want to vote your shares of Mystic Financial common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in Mystic Financial's and Medford Co-operative's Benefit Plans

        Participants in Mystic Financial's stock-based benefit plans, such as the Mystic Financial, Inc. 1999 Employee Stock Ownership Plan ("ESOP") and the Mystic Financial, Inc. 1999 Recognition and Retention Plan ("RRP"), have the right to direct the voting of Mystic Financial common stock allocated to their plan accounts but do not have the right to vote these shares personally at Mystic Financial's annual meeting. Such participants should refer to the voting instructions provided by the plan trustees for information on how to direct the voting of these shares.

Security Ownership of Certain Beneficial Owners of Mystic Financial

        The following table sets forth certain information as to those persons that Mystic Financial believes are beneficial owners of more than 5% of Mystic Financial's outstanding common stock as of September 22, 2004. Persons and groups that beneficially own in excess of 5% of Mystic Financial's common stock are required to file certain reports with Mystic Financial and with the Securities and

Exchange Commission regarding such beneficial ownership. For purposes of the table below and the table set forth under "Beneficial Stock Ownership of Management," a person is deemed to be the beneficial owner of any shares of common stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after September 22, 2004. "Voting Power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. As of September 22, 2004, there were 1,565,945 shares of Mystic Financial common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Mystic Financial, Inc. Employee Stock Ownership Plan GreatBanc Trust Company 1301 W. 22nd Street, Suite 702 Oak Brook, Illinois 60523	222,120	(1)	14.18%
Robert H. Surabian 35 Hollywood Road Winchester, Massachusetts 01890	85,327		5.45%

(1)
The Mystic Financial, Inc. ESOP is administered by the Compensation Committee of Mystic Financial's board of directors (the "Compensation Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which GreatBanc Trust Company serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from Mystic Financial and initially placed these shares in a suspense account for future allocation. The ESOP Trustee is the beneficial owner of the shares held in the ESOP Trust. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Trustee will vote, tender or exchange shares of common stock held in the ESOP Trust allocated to participants' accounts in accordance with instructions received from the participants. As of June 30, 2004, 139,842 shares have been allocated to the accounts of the ESOP participants.

Beneficial Stock Ownership of Management

        The following table sets forth information with respect to the shares of Mystic Financial common stock beneficially owned by each director of Mystic Financial, by each executive officer of Mystic Financial identified in the Summary Compensation Table included on page 107 of this Proxy Statement/Prospectus and by all directors and executive officers as a group as of September 22, 2004. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock indicated. The titles for the individuals listed in the following table are Mystic Financial titles, except as otherwise noted.

Name	Position with Mystic Financial**	Amount and Nature of Beneficial Ownership(1)(2)(3)(4)		Percent of Common Stock Outstanding(5)
Julie Bernardin	Director	19,323	(6)	1.23%
Frederick N. Dello Russo	Director	33,316	(7)	2.12%
Ralph W. Dunham	Director, President and Chief Executive Officer	65,680	(8)	4.12%
John A. Hackett	Director	24,911	(9)	1.58%
Richard M. Kazanjian	Director	21,364	(10)	1.36%
John W. Maloney	Director	58,181	(11)	3.69%
John J. McGlynn	Chairman of the Board	33,849	(12)	2.15%
John M. O'Donnell	Executive Vice President and Secretary of Mystic Financial	21,557	(13)	1.38%
Anthony J. Patti	Senior Vice President, Chief Financial Officer and Treasurer of Mystic Financial	6,727	(14)	*
William F. Rucci, Jr.	Director	2,281		*
Lorraine P. Silva	Director	38,386	(15)	2.44%
All directors, executive officers as a group and each person named in the compensation table (11 persons)		397,234	(16)	23.80%

*
Less than 1% of common stock outstanding.

**
Titles are for both Mystic Financial and Medford Co-operative Bank, except where indicated.

(1)
See "Security Ownership of Certain Beneficial Owners of Mystic Financial" for a definition of "beneficial ownership."

(2)
Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after September 22, 2004 voting record date, pursuant to the exercise of stock options, as follows: Ms. Bernardin—11,231, Messrs. Dello Russo—8,231, Dunham—29,507, Hackett—11,231, Kazanjian—9,231, Maloney—11,231, McGlynn—11,231, O'Donnell—0, Patti—1,050, Rucci—2,246, and Ms. Silva—8,045.

(3)
Includes restricted stock awards to outside directors and named executive officers under the Mystic Financial, Inc. 1999 Recognition and Retention Plan ("RRP") as follows: Ms. Bernardin—4,870, Messrs. Dello Russo—2,310, Dunham—16,976, Hackett—5,220, Kazanjian—5,220, Maloney—2,310, McGlynn—5,220, O'Donnell—6,300, Patti—2,205 and Ms. Silva—5,220. Each recipient of a restricted stock award has sole voting power, but no investment power except in limited circumstances, over the common stock covered by the award.

(4)
The figures shown above include shares held in trust pursuant to the ESOP that have been allocated as of June 30, 2004 to individual accounts as follows: Mr. Dunham—7,203 shares, Mr. O'Donnell—6,857 shares and Mr. Patti—637 shares. Such persons have voting power (subject to the legal duties of the ESOP Trustee) but no investment power, except in limited circumstances, over such shares.

(5)
Percentages with respect to each person or group of persons have been calculated based on 1,565,945 shares of common stock, the total number of shares of common stock outstanding as of September 22, 2004, plus shares of common stock which such persons or group of persons have the right to acquire within 60 days of September 22, 2004, by the exercise of stock options.

(6)
Includes 2,697 shares held in Ms. Bernardin's individual retirement account ("IRA").

(7)
Includes 16,475 shares jointly owed with Mr. Dello Russo's spouse and 6,300 shares held in his employer's profit sharing plan.

(8)
Includes 1,734 shares held in Mr. Dunham's IRA and 210 shares held by Mr. Dunham as custodian for his two children.

(9)
Includes 2,930 shares held in Mr. Hackett's IRA, 3,085 shares held in his spouse's IRA, and 2,445 shares jointly held with his spouse.

(10)
Includes 449 shares jointly owned by Mr. Kazanjian and his spouse and 8 shares held by his spouse.

(11)
Includes 35,610 shares held in Mr. Maloney's employer's profit sharing plan and 8,925 held by the William Maloney Foundation.

(12)
Includes 15,314 shares jointly owned by Mr. McGlynn and his spouse and 2,084 shares owned by Mr. McGlynn's spouse.

(13)
Includes 5,250 shares jointly owned by Mr. O'Donnell and his spouse and 3,150 shares held in his spouse's IRA.

(14)
Includes 1,575 shares held in Mr. Patti's IRA.

(15)
Includes 3,220 shares held in the Lorraine P. Silva Trust.

(16)
The amount of shares for all directors and executive officers as a group includes 71,659 shares held by the ESOP Trust that have not been allocated to eligible participants as of June 30, 2004, over which the Compensation Committee (consisting of Mr. Hackett, Mr. McGlynn and Ms. Silva) may be deemed to have sole "investment power," thereby causing each committee member to be deemed a beneficial owner. Each committee member disclaims beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP Trustee with respect to the unallocated shares held in the ESOP Trust.

INFORMATION ABOUT THE COMPANIES

  Brookline Bancorp, Inc.
  160 Washington Street
  Brookline, Massachusetts 02445
  (617) 730-3500

        Brookline Bancorp, Inc. is a Delaware corporation which, on July 9, 2002, became the savings and loan holding company for Brookline Bank, following the completion of the second-step conversion of Brookline Bank from the mutual holding company structure to full stock ownership. Net proceeds from the second step conversion amounted to $332.7 million. Currently, Brookline Bancorp's activities consist solely of managing Brookline Bank and investing its portion of the net proceeds received in the second-step conversion. At June 30, 2004, Brookline Bancorp had total consolidated assets of $1.61 billion, net loans of $1.17 billion, total deposits of $725.5 million and total stockholders' equity of $596.2 million.

        Brookline Bank is a federally chartered savings bank that provides financial services to businesses, individuals and families. It operates five full-service banking offices in Brookline, Massachusetts, an urban/suburban community adjacent to the City of Boston, and full-service banking offices in Newton and West Roxbury, communities adjacent to Brookline. Brookline Bank's business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential, multi-family and commercial real estate mortgage loans, commercial loans primarily to condominium associations, indirect automobile loans, consumer loans, investment securities and mortgage-backed securities. Until January 2003, Brookline Bank operated under the name Brookline Savings Bank.

        Brookline Bancorp routinely evaluates opportunities to expand through merger or acquisition. As a result, merger or acquisition discussions and, in some cases, negotiations may take place in the future, and mergers and acquisitions involving cash, debt or equity securities may occur.

        Brookline Bancorp has one direct subsidiary, Brookline Securities Corp., and one indirect subsidiary, BBS Investment Corporation, which were established for the sole purpose of buying, selling and holding investment securities.

        Additional information about Brookline Bancorp and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "Where You Can Find More Information" on page 119.

  Mystic Financial, Inc.
  60 High Street
  Medford, Massachusetts 02155
  (781) 395-2800

        Mystic Financial is a Delaware company incorporated in 1997 that became the bank holding company of Medford Co-operative in connection with the mutual-to-stock conversion and offering of Medford Co-operative on January 8, 1998. In this offering, Mystic Financial sold 2,711,125 shares of its common stock and raised $25.7 million in net proceeds.

        Mystic Financial formed Mystic Financial Capital Trust I in April 2002 and Mystic Financial Capital Trust II in February 2003 through which Mystic Financial issued $12.0 million in trust preferred securities.

        Mystic Financial's operations consist principally of the operations of Medford Co-operative. The business of Medford Co-operative consists of attracting deposits from the general public and using these funds to originate various types of loans primarily in eastern Middlesex County, Massachusetts, including mortgage loans secured by one- to four-family residences, commercial loans secured by general business assets and commercial real estate loans secured by commercial property, and to invest in U.S. Government and federal agency and other securities. To a lesser extent, Medford Co-operative engages in various forms of consumer and home equity lending.

        Medford Co-operative has one active subsidiary, Mystic Securities Corporation, which was established for the sole purpose of acquiring and holding securities. All securities held by Mystic Securities Corporation are investments that are permissible for banks to hold under Massachusetts law.

PROPOSAL I—THE PROPOSED MERGER

        The description of the merger and the merger agreement contained in this Proxy Statement/Prospectus describes the material terms of the merger agreement; however, it does not purport to be complete. It is qualified in its entirety by reference to the merger agreement. We have attached a copy of the merger agreement as Appendix A.

  We encourage you to read the merger agreement.

General

        Pursuant to the merger agreement, Mystic Financial will merge into Brookline Bancorp, with Brookline Bancorp as the surviving entity. Outstanding shares of Mystic Financial common stock will be converted into the right to receive cash, shares of Brookline Bancorp common stock or a combination of cash and stock. Cash will be paid in lieu of any fractional share of Brookline Bancorp common stock. See "—Merger Consideration; Cash or Stock Election" below. As a result of the merger, the separate corporate existence of Mystic Financial will cease and Brookline Bancorp will succeed to all of the rights and be responsible for all of the obligations of Mystic Financial. Following the merger of Mystic Financial into Brookline Bancorp, Medford Co-operative will merge into Brookline Bank and the separate corporate existence of Medford Co-operative will cease.

Background of the Merger

        The Mystic Financial board of directors and its senior management have regularly reviewed Mystic Financial's strategic alternatives and assessed various opportunities for increasing long-term stockholder value, including opportunities for enhancing earnings internally, opportunistic de novo branching, and acquiring and/or affiliating with other financial institutions. These reviews included a periodic assessment by RBC Capital Markets, Mystic Financial's outside financial advisor, of Mystic Financial's financial performance and return to stockholders, stock trading patterns and trends in the financial marketplace including merger and acquisition activity, both local and nationwide. These reviews often included a discussion of the Mystic Financial board of directors' fiduciary duties with Thacher Proffitt & Wood LLP, Mystic Financial's special legal counsel ("Thacher Proffitt").

        On February 11, 2004, at a regularly scheduled Mystic Financial board of directors meeting, RBC Capital Markets and Thacher Proffitt met with the Mystic Financial board of directors to review strategic matters. Although no sale of Mystic Financial was discussed at this meeting, the Mystic Financial board of directors explored the prospects of Mystic Financial and the potential value that stockholders could realize in a sale of Mystic Financial. At this meeting, the Mystic Financial board of directors directed senior management to prepare an updated independent business plan for Mystic Financial.

        At a special meeting of the Mystic Financial board of directors held on March 24, 2004, the Mystic Financial board of directors and senior management, along with RBC Capital Markets and Thacher Proffitt, discussed Mystic Financial's updated business plan and the pros and cons of remaining an independent community bank compared to the value that potentially could be achieved in a sale of Mystic Financial. RBC Capital Markets presented an analysis of the hypothetical value that could be received in a sale of the company and identified several potential buyers. Thacher Proffitt discussed the board of directors' fiduciary duties in evaluating a potential sale of Mystic Financial.

        On April 20, 2004, the board of directors held a special meeting to discuss Mystic Financial's strategic options. At the meeting, RBC Capital Markets discussed with the board of directors recent activity in the New England merger market and pricing conditions generally prevailing in the market, and summarized financial information on several potential interested parties. After an extensive discussion of Mystic Financial's strategic options, and an explanation by Thacher Proffitt of the legal duties of the board of directors, the board of directors formally engaged RBC Capital Markets to explore a sale of Mystic Financial.

        In May 2004, RBC Capital Markets compiled summary public and non-public information about Mystic Financial and prepared a Confidential Information Memorandum to be distributed to potential interested parties.

        On May 12, 2004, at a regularly scheduled board meeting, RBC Capital Markets discussed with the board of directors and senior management the status of the Confidential Information Memorandum. RBC Capital Markets also discussed the capacity of certain potential buyers to pay a premium to Mystic Financial's current stock price in a business combination transaction.

        On May 26, 2004, the board of directors held a special meeting to discuss further Mystic Financial's strategic options. At the meeting, RBC Capital Markets presented the Confidential Information Memorandum, and after extensive discussion, the board of directors authorized RBC Capital Markets to contact sixteen financial institutions that were recommended by RBC Capital Markets about a potential business combination with Mystic Financial.

        In accordance with the board of directors' instructions, RBC Capital Markets initiated contact with the sixteen financial institutions to explore whether they had an interest in evaluating a potential affiliation with Mystic Financial. As a result of RBC Capital Markets' contact, twelve financial institutions, including Brookline Bancorp, executed confidentiality agreements with Mystic Financial and received the Confidential Information Memorandum.

        On June 14, 2004, Brookline Bancorp and one other financial institution delivered expressions of interest to RBC Capital Markets. Brookline Bancorp's expression of interest included a proposal to pay $40.00 per share, 50% in stock and the remainder (up to 50%) in cash. The other financial institution's expression of interest included a proposal to pay a mixture of 75% stock and 25% cash at a lower per share price than Brookline Bancorp's expression of interest.

        On June 16, 2004, the board of directors met with RBC Capital Markets and Thacher Proffitt in order to review the two expressions of interest and to determine whether to proceed in negotiating with either of the parties. At the meeting, RBC Capital Markets summarized the two proposals and presented a financial comparison of the terms of each. After an extensive discussion of the proposals and an explanation by Thacher Proffitt of the legal duties and options of the board of directors, the board of directors determined that Brookline Bancorp's expression of interest was superior, determined that Brookline Bancorp should be permitted to conduct due diligence, and instructed RBC Capital Markets to invite Brookline Bancorp to conduct due diligence and submit a revised proposal.

        From June 17 through June 20, 2004, Brookline Bancorp conducted off-site due diligence and had meetings with management of Mystic Financial. On June 24, 2004, Brookline Bancorp informed RBC Capital Markets that, following due diligence, it was reducing its bid to $39.00 per share, comprised of cash for 40% of the outstanding shares of Mystic Financial common stock and a fixed exchange ratio of Brookline Bancorp common stock for 60% of the outstanding shares of Mystic Financial common stock.

        On June 24, 2004, the Mergers and Acquisitions Committee of the board of directors held a conference call with RBC Capital Markets and Thacher Proffitt to discuss the results of Brookline Bancorp's due diligence and the revised bid. The Mergers and Acquisitions Committee authorized RBC Capital Markets and Thacher Proffitt to negotiate a definitive agreement with Brookline Bancorp under the terms of the revised bid. On June 25, 2004, the Mergers and Acquisitions Committee informed the board of directors of its discussion of the revised bid with RBC Capital Markets and Thacher Proffitt.

        On June 25, 2004, Brookline Bancorp's counsel circulated to Thacher Proffitt an initial draft of the merger agreement. Over the next week and through July 6, 2004, the parties and their advisors negotiated the terms of the merger agreement, subject to the resolution of several open items.

        On July 6, 2004, the board of directors met in a special meeting to discuss the final terms of the transaction with Brookline Bancorp, which included an offer to pay $39.00 per share in cash for 40% of the outstanding shares of Mystic Financial common stock and a fixed exchange ratio of 2.6786 shares of Brookline Bancorp stock per share for 60% of the outstanding shares of Mystic Financial common stock. At this meeting RBC Capital Markets and Thacher Proffitt updated the board of directors on the status of the negotiations and the material terms that had been resolved, discussed the interests of certain persons in the proposed transaction, and summarized the remaining open material terms. Thacher Proffitt reviewed for the board of directors the current terms of the merger agreement, as well as the voting agreement to be entered into by each of the executive officers of Mystic Financial and members of the board of directors, and the legal duties of the board of directors to Mystic Financial's stockholders. Thacher Proffitt also reviewed the remaining issues to be negotiated in the transaction. RBC Capital Markets rendered to the board of directors its oral opinion (subsequently confirmed in writing) that as of the date of its opinion and based upon and subject to the considerations described in its opinion, the per share merger consideration offered by Brookline Bancorp was "fair" from a financial point of view to Mystic Financial's stockholders. Accordingly, the board of directors unanimously approved the merger agreement and the transactions contemplated thereby, subject to the resolution of open issues in a manner satisfactory to Mystic Financial.

        The remaining open issues were resolved on the morning of July 7, 2004. Shortly thereafter, the parties executed the merger agreement and issued a joint press release publicly announcing the transaction.

Mystic Financial's Reasons for the Merger; Recommendation of Mystic Financial's Board of Directors

        In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, the board of directors consulted with senior management, RBC Capital Markets and Thacher Proffitt, and considered a number of factors, including but not limited to the following:

  •
  A review of the historical financial performance of Mystic Financial and Brookline Bancorp;

  •
  The current and prospective environment in which Mystic Financial operates;

  •
  The merger consideration offered and the belief of the board of directors that the merger consideration is fair and that the mixture of stock and cash is favorable and will result in a long-term value for Mystic Financial's stockholders;

  •
  The fact that Mystic Financial's stockholders would have the opportunity to elect to receive shares of Brookline Bancorp common stock or cash (subject to the requirement that 40% of the outstanding common stock of the Company will be exchanged for cash and 60% will be exchanged for shares of Brookline Bancorp common stock);

  •
  The fact that the transaction is expected to be tax-free to Mystic Financial's stockholders to the extent that they receive Brookline Bancorp common stock in exchange for shares of Mystic Financial common stock;

  •
  The fact that Brookline Bancorp's common stock is substantially more liquid than Mystic Financial's common stock and has a favorable dividend yield;

  •
  The ability of Brookline Bancorp to pay the merger consideration;

  •
  The business and prospects of Brookline Bancorp;

  •
  The geographic fit of branch networks of Mystic Financial and Brookline Bancorp;

  •
  The anticipated effect of the acquisition on Medford Co-operative's employees (including the fact that Medford Co-operative employees who do not continue as employees of Brookline Bank will be entitled to receive severance benefits);

  •
  The effect on Mystic Financial's customers;

  •
  Advice from Mystic Financial's financial advisors that the per share merger consideration is fair to Mystic Financial's stockholders from a financial point of view;

  •
  The terms of the merger agreement, including but not limited to the representation and warranties of the parties, the covenants, the consideration, the benefits to Mystic Financial's employees, the employee and executive termination benefits, and the adequacy of the fiduciary out;

  •
  The fact that the merger agreement contains limited closing conditions and the likelihood of obtaining approvals; and

  •
  A review of the prospects of Mystic Financial remaining independent.

        Based on the factors described above, the board of directors determined that the transaction was desirable and in the best interests of Mystic Financial's stockholders and unanimously approved the merger agreement. The board of directors unanimously recommends a vote "FOR" approval of the merger agreement and the transactions contemplated thereby.

Opinion of Mystic Financial, Inc.'s Financial Advisor

        By agreement dated April 20, 2004, Mystic Financial retained RBC Capital Markets Corporation ("RBC Capital Markets") as its financial advisor in connection with a possible business combination involving another financial institution. As part of its investment banking business, RBC Capital Markets is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

        On July 6, 2004, the board of directors of Mystic Financial met to evaluate the proposed merger with Brookline Bancorp. At this meeting, RBC Capital Markets rendered its oral opinion (subsequently confirmed in writing) that as of the date of its opinion, the per share merger consideration offered by Brookline Bancorp was fair from a financial point of view to the stockholders of Mystic Financial. Except as otherwise disclosed herein, there were no limitations imposed by Mystic Financial on RBC Capital Markets in connection with its rendering of the fairness opinion.

        The full text of RBC Capital Markets' written fairness opinion, which sets forth the assumptions made and matters considered, is attached as Appendix B to this Proxy Statement/Prospectus. You should read RBC Capital Markets' opinion in its entirety. You should also consider the following when reading the discussion of RBC Capital Markets' opinion in this document:

  •
  RBC Capital Markets' opinion is directed only to the per share consideration offered in the merger and does not constitute a recommendation to any Mystic Financial stockholder as to how such stockholder should vote on the proposed transaction;

  •
  The RBC Capital Markets' opinion does not address the relative merits of the merger and the other business strategies considered by Mystic Financial's board of directors, nor does it address the board of directors' decision to proceed with the merger;

  •
  RBC Capital Markets expressed no opinion as to the prices at which the Mystic Financial common stock or the Brookline Bancorp common stock will actually trade at any time;

  •
  The summary information regarding RBC Capital Markets' opinion and the procedures followed in rendering such opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

        In arriving at the opinion, RBC Capital Markets, among other things:

  •
  reviewed financial and other information that was publicly available, including SEC and regulatory filings and related disclosures, for both Mystic Financial and Brookline Bancorp;

  •
  analyzed certain internal financial forecasts and other financial and operating data prepared by the management of Mystic Financial;

  •
  discussed with senior management of each of Brookline Bancorp and Mystic Financial their views on each company's respective past and current business operations, results thereof and financial condition, as well as Mystic Financial's future prospects;

  •
  compared the historical stock prices and trading volumes for Brookline Bancorp's and Mystic Financial's common stock, as well as certain financial and market information for Brookline Bancorp and Mystic Financial, with similar information for certain other banking companies whose securities are publicly traded;

  •
  reviewed the merger agreement;

  •
  analyzed certain bank mergers and acquisitions on a state and regional basis for institutions deemed to be reasonably similar to Mystic Financial, and compared the proposed financial consideration in the merger with the consideration paid in other relevant mergers and acquisitions;

  •
  assessed the pro forma impact of the merger on Brookline Bancorp and Mystic Financial;

  •
  conducted such other financial studies, analyses and investigations as RBC Capital Markets deemed appropriate for purposes of its opinion.

        In performing its review and arriving at its opinion, RBC Capital Markets assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with RBC Capital Markets. RBC Capital Markets did not make any independent evaluation or appraisal of specific assets or liabilities, the collateral securing the assets or the liabilities of Brookline Bancorp or Mystic Financial or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Brookline Bancorp and Mystic Financial). RBC Capital Markets assumed, without independent verification, that the aggregate allowances for loan losses for Brookline Bancorp and Mystic Financial are adequate to cover possible losses. RBC Capital Markets also assumed the following with regard to its review:

  •
  The financial forecasts reviewed with management have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of Mystic Financial;

  •
  The merger would be consummated in accordance with the terms of the merger agreement, without waiver or modification;

  •
  The representations and warranties of each party in the merger agreement and in all related documents referred to in the merger agreement are true and correct;

  •
  Each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party in such documents;

  •
  The transaction will qualify as a tax-free reorganization for United States federal income tax purposes and all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Mystic Financial or Brookline Bancorp, or on the anticipated benefits of the merger;

  •
  There has been no material change in Brookline Bancorp's or Mystic Financial's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to RBC Capital Markets.

        In connection with rendering its fairness opinion to the Mystic Financial board of directors, RBC Capital Markets performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the RBC Capital Markets' analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RBC Capital Markets believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying RBC Capital Markets' opinion. You should also understand that the order of analyses (and results thereof) described does not represent relative importance or weight given to these analyses by RBC Capital Markets.

        In performing its analyses, RBC Capital Markets made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Mystic Financial, Brookline Bancorp or RBC Capital Markets. Any estimates contained in RBC Capital Markets' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. No company or transaction utilized in RBC Capital Markets' analyses was identical to Mystic Financial or Brookline Bancorp or the merger. Because such estimates are inherently subject to uncertainty, RBC Capital Markets assumes no responsibility for their accuracy.

        The financial forecast information furnished to RBC Capital Markets by Mystic Financial was prepared by Mystic Financial management. As a matter of policy, Mystic Financial does not publicly disclose internal management forecasts, projections or estimates of the type furnished to RBC Capital Markets in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of Mystic Financial management, including, without limitation, general economic, regulatory and competitive conditions. Therefore, actual results may vary significantly from the forecasts.

        Summary of Proposal.    Mystic Financial stockholders will receive either $39.00 in cash or 2.6786 shares of Brookline Bancorp common stock for each share of Mystic Financial common stock, subject to election and allocation procedures that ensure that, in aggregate, 60% of Mystic Financial shares are converted into the right to receive Brookline Bancorp stock and 40% of Mystic Financial shares are converted into the right to receive cash. The exchange ratio was based on the average closing price of Brookline Bancorp common stock for the 10 trading day period ended July 1, 2004 of $14.56 per share. Holders of Mystic Financial common stock options will receive a cash payment equal to the excess of the $39.00 per share transaction value over the exercise price per share of such options.

        The consideration represents a multiple of 37.1 times the trailing twelve month earnings of Mystic Financial, and a multiple of 2.06 times Mystic Financial's book value and tangible book value, as of March 31, 2004, prior to the merger-related adjustments for the shares in the ESOP and the RRP. The merger consideration also represents a premium to core deposits of approximately 10.85%.

        Stock Trading History.    RBC Capital Markets reviewed the history of reported trading prices and trading volumes for both Mystic Financial and Brookline Bancorp common stock and the relationship between the movements in each of Mystic Financial's and Brookline Bancorp's common stock relative to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of a peer group of all publicly traded Massachusetts-based financial institutions with market values of less than $1 billion and total assets of less than $3 billion. For the one-year period ended July 1, 2004, the relative performances of Mystic Financial and Brookline Bancorp common stock to the indices mentioned were as follows:

Mystic Financial common stock	Increase of 50%
Brookline Bancorp common stock	Increase of 4%
S&P 500 Index	Increase of 15%
Nasdaq Bank Index	Increase of 17%
Massachusetts Peer Index	Increase of 19% *

*
When comparing to Mystic Financial's stock price movement, the peer group included Brookline Bancorp, and when comparing to Brookline Bancorp, the peer group included Mystic Financial. The Massachusetts Peer Index was up 19% when it included Mystic Financial and 17% when it included Brookline Bancorp.

        At a value of $39.00 per share, Brookline Bancorp's merger consideration represents a 31% premium above the trailing 30-day average Mystic Financial closing stock price of $29.73 per share and a 21% premium over the closing Mystic Financial stock price on July 1, 2004 of $32.20 per share.

        Discounted Cash Flow Valuation.    RBC Capital Markets performed a discounted cash flow valuation to estimate a range of present values per share of Mystic Financial common stock assuming Mystic Financial continued to operate as a stand-alone entity. RBC Capital Markets calculated the theoretical per share value of Mystic Financial common stock based on the present value of (i) an initial distribution to stockholders to reduce the tangible equity to tangible assets ratio of Mystic Financial to 7.0%, (ii) implied dividends per share over a five-year period, assuming Mystic Financial could dividend out all current earnings as long as its ratio of tangible equity to tangible assets remained at 7.0%, and (iii) the terminal value, or the theoretical value of a share of Mystic Financial common stock at the end of the five-year period, or calendar year 2008. RBC Capital Markets based the projected earnings per share of Mystic Financial common stock on internal management estimates. The terminal values are based upon a range of price-to-earnings multiples at which similarly sized banking institutions could be expected to trade over the long term of 11 to 13 times earnings. RBC Capital Markets used a range of discount rates of 10% to 12%, which it deemed appropriate for a company with Mystic Financial's risk characteristics. RBC Capital Markets determined that the implied value per share of Mystic Financial common stock ranged from $19.94 to $25.25 based on the price-to-earnings multiple assumptions for the terminal values as summarized below:

	Terminal Value P/E Multiples
Discount Rates
	11x	12x	13x
10%	$21.52	$23.38	$25.25
11%	$20.71	$22.51	$24.30
12%	$19.94	$21.67	$23.39

        The results of the discounted cash flow analysis using implied dividends do not purport to reflect the prices at which any securities may trade at the present time or at any time in the future. Discounted cash flow analysis is a widely used valuation method, but the results of this method are highly dependent upon numerous assumptions, including earnings growth rates, dividend payout rates, multiples to terminal stock prices and discount rates.

        Comparable Public Company Analysis.    RBC Capital Markets reviewed certain financial, operating and stock market performance data of 17 publicly traded thrifts headquartered in the Northeast, each with between $200 million and $900 million in total assets and a return on average assets of less than 1.0%, using data as of and for the three months ended March 31, 2004. The peer companies were as follows:

  •
  Sound Federal Bancorp, Inc. (Mamaroneck, NY)

  •
  Northeast Pennsylvania Financial Corp. (Hazleton, PA)

  •
  Willow Grove Bancorp, Inc. (Maple Glen, PA)

  •
  Woronoco Bancorp, Inc. (Westfield, MA)

  •
  Harleysville Savings Financial Corporation (Harleysville, PA)

  •
  Fidelity Bancorp, Inc. (Pittsburgh, PA)

  •
  First Keystone Financial, Inc. (Media, PA)

  •
  Northeast Bancorp (Auburn, ME)

  •
  Central Bancorp, Inc. (Somerville, MA)

  •
  LSB Corporation (North Andover, MA)

  •
  WVS Financial Corp. (Pittsburgh, PA)

  •
  Beverly National Corporation (Beverly, MA)

  •
  PHSB Financial Corp. (Beaver Falls, PA)

  •
  Laurel Capital Group, Inc. (Allison Park, PA)

  •
  Elmira Savings Bank, FSB (Elmira, NY)

  •
  American Bank Holdings, Inc. (Silver Spring, MD)

  •
  Mayflower Co-operative Bank (Middleboro, MA)

        RBC Capital Markets analyzed the relative performance and value of Mystic Financial by comparing certain publicly available financial data of Mystic Financial with that of its peer companies, including tangible equity to tangible assets, loans to deposits, return on assets, return on equity, market price to last twelve months earnings per share, market price to book value and market price to core deposits. All stock prices were closing prices as of July 1, 2004, three trading days prior to the acquisition announcement. The analyses yielded the following comparison of the medians for the peer companies with Mystic Financial, respectively:

Peer Median	Mystic Financial
Tangible equity to tangible assets	7.73%	6.47%
Loans to deposits	77.5%	86.4%
Return on average assets	0.71%	0.52%
Return on average equity	7.28%	8.34%
Market price to LTM earnings per share	18.5	x	30.7	x
Market price to book value	137.4%	169.8%
Market price to core deposits	19.0%	17.5%

        RBC Capital Markets performed similar analyses with respect to Brookline Bancorp. RBC Capital Markets reviewed and compared certain financial, operating and stock performance data of Brookline Bancorp with 7 publicly traded thrifts in New England with assets of between $500 million and $2.5 billion, and also with 8 thrifts nationwide with a ratio of tangible equity to tangible assets of greater than 15% (for our purposes, the "well-capitalized thrifts"). This peer analysis also utilized financial data as of and for the three months ended March 31, 2004. These peers are as follows:

  New England Thrifts

  •
  Berkshire Hills Bancorp, Inc. (Pittsfield, MA)

  •
  MASSBANK Corp. (Reading, MA)

  •
  New Hampshire Thrift Bancshares, Inc. (Newport, NH)

  •
  NewMil Bancorp, Inc. (New Milford, CT)

  •
  Northeast Bancorp (Auburn, ME)

  •
  Westfield Financial Inc. (MHC) (Westfield, MA)

  •
  Woronoco Bancorp, Inc. (Westfield, MA)

  Well-Capitalized Thrifts

  •
  Bank Mutual Corporation (Milwaukee, WI)

  •
  Charter Financial Corp. (MHC) (West Point, GA)

  •
  KNBT Bancorp, Inc. (Bethlehem, PA)

  •
  Provident Bancorp, Inc. (Montebello, NY)

  •
  Provident Financial Services, Inc. (Jersey City, NJ)

  •
  Rainier Pacific Financial Group, Inc. (Fife, WA)

  •
  Synergy Financial Group, Inc. (Cranford, NJ)

  •
  Westfield Financial Inc. (MHC) (Westfield, MA)

        RBC Capital Markets analyzed the relative performance and value of Brookline Bancorp by comparing certain publicly available financial data of Brookline Bancorp with that of the peer companies, including tangible equity to tangible assets, return on assets, return on equity, market price to last twelve months earnings per share, market price to 2004 estimated earnings per share and market price to book value. All stock prices were closing prices on July 1, 2004. The analysis yielded the following comparison of the medians for the peer companies with those for Brookline Bancorp, respectively:

	New England Peers		Well-Capitalized Thrifts		Brookline Bancorp
Tangible equity to tangible assets	9.39%		17.16%		37.47%
Loans to deposits	88.9%		84.9%		159.2%
Return on average assets	0.82%		0.82%		1.20%
Return on average equity	8.39%		4.01%		3.09%
Market price to LTM earnings per share	19.6	x	32.7	x	42.7	x
Market price to 2004 estimated EPS	20.8	x	29.1	x	40.3	x
Market price to book value	159.3%		124.3%		143.6%

        Analysis of Selected Merger Transactions.    RBC Capital Markets reviewed the proposed consideration paid, or proposed to be paid, in other merger transactions since January 1, 2000 in New England, Pennsylvania and New York (excluding New York City), and compared the consideration to be received in the merger to solely thrift deals within this period, as well as a combination of bank and thrift deals. Specifically, RBC Capital Markets reviewed 23 acquisitions of banks in New England,

Pennsylvania and New York (excluding New York City), as well as 11 acquisitions of thrifts in these markets over this time period. Deal values for all comparable transactions reviewed are between $25 million and $125 million. These transactions were as follows:

Thrift Acquisitions
Acquirer	Target
Independent Bank Corp.	Falmouth Bancorp, Inc.
Banknorth Group, Inc.	Foxborough Savings Bank
New Haven Savings Bank	Alliance Bancorp of New England
Northwest Bancorp, Inc. (MHC)	First Bell Bancorp, Inc.
First Niagara Financial Group, Inc. (MHC)	Finger Lakes Bancorp, Inc.
Banknorth Group, Inc.	Ipswich Bancshares, Inc.
National Bank of Greece, SA	Yonkers Financial Corporation
FIRSTFED AMERICA BANCORP, INC.	People's Bancshares, Inc.
Hudson River Bancorp, Inc.	Ambanc Holding Co., Inc.
Norway Bancorp, MHC	First Coastal Corporation
Connecticut Bancshares, Inc.	First Federal Savings & Loan
Bank Acquisitions
Acquirer	Target
Sterling Financial Corporation
F.N.B. Corporation
Leesport Financial Corp.
Community Bank System, Inc.
Harleysville National Corporation
Banknorth Group, Inc.
Royal Bank of Scotland Group, Plc
Provident Bancorp, Inc. (MHC)
Community Bank System, Inc.
Webster Financial Corporation
National Penn Bancshares, Inc.
KNBT Bancorp, Inc.
Fulton Financial Corporation
Univest Corporation of Pennsylvania
National Penn Bancshares, Inc.
Partners Trust Financial (MHC)
S&T Bancorp, Inc.
Washington Trust Bancorp, Inc.
Provident Bancorp, Inc. (MHC)
Chittenden Corporation
Parkvale Financial Corporation
Promistar Financial Corporation
Chittenden Corporation	Pennsylvania State Banking Co.
Slippery Rock Financial Corporation
Madison Bancshares Group, Ltd.
First Heritage Bank
Millennium Bank
First & Ocean Bancorp
Community Bancorp, Inc.
E.N.B. Holding Company, Inc.
Grange National Banc Corp.
North American Bank & Trust Company
HomeTowne Heritage Bank
First Colonial Group, Inc.
Premier Bancorp Inc.
First County Bank
FirstService Bank
Herkimer Trust Corporation, Inc.
Peoples Financial Corporation, Inc.
First Financial Corp.
National Bank of Florida
Ocean National Corporation
Second National Bank of Masontown
FNH Corporation
Maine Bank Corp.

        In reviewing the comparable transactions, RBC Capital Markets examined the multiples at announcement of price paid relative to the last twelve months earnings of the target, price to book value, price to tangible book value, price to assets, premium to core deposits and premium to market value. These analyses yielded the following comparisons of the medians for the thrift transactions and all transactions, respectively:

	Thrift Deals		All Deals		The Merger
Price to earnings (LTM)	17.8	x	20.5	x	37.1	x
Price to book value	170.9%		237.7%		205.7%
Price to tangible book value	170.9%		239.8%		205.7%
Price to assets	13.4%		20.5%		15.2%
Premium to core deposits	9.98%		15.83%		10.85%
Premium to market value	15.2%		38.6%		21.1%

        Affordability Valuation Analysis.    RBC Capital Markets analyzed and calculated a range of values which a sophisticated buyer would assign to Mystic Financial assuming such buyer had a required internal rate of return of 10%, 11% or 12%. This valuation methodology is similar to the discounted cash flow approach used earlier, and uses the financial projections of both Mystic Financial and Brookline Bancorp, the same terminal value price-to-earnings multiples of 11 to 13 times earnings, and the same target ratio of tangible equity to tangible assets of 7.0%. The analysis also uses anticipated cost savings equal to 35% of Mystic Financial's non-interest expense.

        Based on these variables and inputs, RBC Capital Markets determined that a buyer could afford to pay the following prices per share for Mystic Financial, assuming different required internal rates of return and different terminal price to earnings multiples:

	Terminal Value P/E Multiples
Required Internal Rate of Return
	11x	12x	13x
10%	$36.58	$39.70	$42.83
11%	$35.16	$38.16	$41.17
12%	$33.80	$36.69	$39.59

        Pro Forma Merger Analysis.    RBC Capital Markets analyzed the changes in the earnings per share, book value and tangible book value represented by the issuance of Brookline Bancorp common shares at the exchange ratio and the payment of the cash component of the merger consideration, as well as the impact of the merger on the combined company's market capitalization, total assets, loan portfolio, deposit base and net income. This analysis uses the exchange ratio as provided in the merger agreement, whereby Mystic Financial stockholders will receive either $39.00 in cash or 2.6786 shares of Brookline Bancorp common stock for each share of Mystic Financial common stock, subject to election and allocation procedures that ensure that, in aggregate, 60% of Mystic Financial shares are converted into the right to receive Brookline Bancorp stock and 40% of Mystic Financial shares are converted into the right to receive cash. The analysis is also based upon: (i) March 31, 2004 balance sheet information for Mystic Financial and Brookline Bancorp, (ii) projected 2004 and 2005 earnings for Mystic Financial and Brookline Bancorp, including projected synergies from the merger, (iii) projected one-time costs and restructuring charges associated with the merger, and (iv) an estimated opportunity cost of cash to account for the cash component of the merger.

        RBC Capital Markets reviewed the analysis of Brookline Bancorp on a pro forma basis. On this basis, with projected synergies, the transaction would be expected to be approximately 9.3% accretive to the 2005 pro forma GAAP earnings per share of Brookline Bancorp, based on the issuance of approximately 2.51 million new Brookline Bancorp shares in the merger. At March 31, 2004, the transaction is projected to be approximately 1.8% accretive to Brookline Bancorp's book value per share, and 5.5% dilutive to Brookline Bancorp's tangible book value per share. RBC Capital Markets also analyzed the impact of the merger on the Mystic Financial stockholders, to the extent they receive all or part stock as consideration, by calculating equivalent values in Brookline Bancorp stock for each Mystic Financial share, using an exchange ratio of 2.6786 Brookline Bancorp shares per Mystic Financial share. That analysis, which was based on certain assumptions made by RBC Capital Markets, found that equivalent post transaction earnings per share of Brookline Bancorp for Mystic Financial stockholders would be approximately 17.0% less than Mystic Financial's projected 2005 stand-alone earnings per share. Brookline Bancorp's equivalent book value per share would be 45.5% greater for Mystic Financial on a pro forma basis following the transaction than stand alone, and tangible book value would be approximately 30.0% greater post transaction for Mystic Financial stockholders than it would be on a stand-alone basis. The equivalent post-transaction dividends per share for Mystic Financial stockholders in Brookline Bancorp stock would be approximately $1.98 per share, inclusive of the semi-annual additional dividend that Brookline Bancorp has paid historically since August 2003. Mystic Financial's dividends per share over the prior twelve months were approximately $0.415 per share.

        Contribution Analysis.    Based upon the fixed exchange ratio as provided in the merger agreement, stockholders of Mystic Financial would receive 2.6786 Brookline Bancorp shares for each Mystic Financial share. Although a maximum of 60% of the consideration will be in the form of Brookline Bancorp stock, for purposes of this analysis it is assumed that 100% stock is received as consideration. Were that to be the case, Mystic Financial stockholders would own approximately 6.5% of the pro forma shares outstanding. Mystic Financial would contribute approximately 21.2% of the assets, 21.0% of the loans, 32.8% of the deposits and 4.4% of the equity to the combined pro forma entity. Based upon analyst estimates for Brookline Bancorp and internal management forecasts for Mystic Financial, Mystic Financial is projected to contribute approximately 8.9% of the pro forma combined net income in 2005, excluding the impact of cost savings, and 16.3% of the pro forma combined net income when including cost savings.

        Consideration to RBC Capital Markets.    Mystic Financial agreed to pay RBC Capital Markets a transaction fee of 1.00% of the final aggregate consideration to be paid by Brookline Bancorp upon consummation of the merger. Based upon the aggregate consideration value of the merger on July 6, 2004, at the close of business on the date prior to the announcement of the merger, RBC Capital Markets' total fee would be approximately $655,815. Of this fee, $10,000 was paid as a retainer upon signing of the engagement letter with RBC Capital Markets and $125,000 has been paid upon the rendering of RBC Capital Markets' fairness opinion to the Mystic Financial board of directors. Mystic Financial has also agreed to reimburse RBC Capital Markets, upon request, for reasonable out-of-pocket expenses incurred in connection with RBC Capital Market engagement as financial advisor to Mystic Financial in the merger. Mystic Financial has agreed to indemnify RBC Capital Markets and related persons against certain liabilities, including certain liabilities under the federal securities laws, from and arising out of or based upon RBC Capital Markets' engagement on Mystic Financial's behalf with regard to the merger.

        In the ordinary course of business, RBC Capital Markets may effect transactions, for its own account or for the accounts of customers, and hold at any time a long or short position in securities of Mystic Financial or Brookline Bancorp. In the past four years, RBC Capital Markets has provided to Mystic Financial financial, advisory, investment banking and other services unrelated to the proposed merger, and has received fees for the rendering of these services. RBC Capital Markets is a market maker in the common stock of both Mystic Financial and Brookline Bancorp.

Brookline Bancorp's Reasons for the Merger

        The Brookline Bancorp board of directors expects the merger to enhance Brookline Bancorp's banking franchise and competitive position, in particular in Middlesex County, Massachusetts. The merger also increases Brookline Bancorp's operating and marketing scale. In addition, the merger is consistent with Brookline Bancorp's plans to deploy the capital raised in Brookline Bancorp's recent second step conversion transaction.

        The Brookline Bancorp board of directors consulted with Brookline Bancorp management as well as financial and legal advisors and determined that the merger is in the best interest of Brookline Bancorp and Brookline Bancorp's stockholders. In reaching its conclusion to approve the merger agreement, the Brookline Bancorp board considered the following factors as generally supporting its decision to enter into the merger agreement:

  (i)
  The effectiveness of the merger as a means of deploying a portion of the conversion proceeds of Brookline Bank's second-step conversion transaction;

  (ii)
  The effectiveness of the merger as a method of implementing and accelerating Brookline Bancorp's strategies for expanding Brookline Bancorp's franchise;

  (iii)
  Its understanding of Brookline Bancorp's business, operations, financial condition, earnings and prospects and of Mystic Financial's business, operations, financial condition, earnings and prospects;

  (iv)
  The reports of Brookline Bancorp management and the financial presentations by Ryan Beck & Co., Inc., financial advisor to Brookline Bancorp, concerning the operations, financial condition and prospects of Mystic Financial and the expected financial impact of the merger on the combined company; and

  (v)
  The proposed appointment of one Mystic Financial director as director of Brookline Bancorp and Brookline Bank, which would help assure the likelihood of successful integration of the two companies.

        The Brookline Bancorp board of directors also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction, including the challenges of integrating Mystic Financial's business, operations and workforce with those of Brookline Bancorp, the added credit risk exposure related to Mystic Financial's loan portfolio, the added interest rate risk exposure related to Mystic Financial's interest-earning assets and interest-bearing liabilities, the need to obtain Mystic Financial stockholder and regulatory approvals in order to complete the transaction, and the risks associated with achieving the anticipated cost savings.

        The Brookline Bancorp board of directors considered all of these factors as a whole and, on balance, concluded that they supported a favorable determination to enter into the merger agreement.

        The foregoing discussion of the information and factors considered by the Brookline Bancorp board of directors is not exhaustive, but includes the material factors considered by the Brookline Bancorp board of directors. In view of the wide variety of factors considered by the Brookline Bancorp board of directors in connection with its evaluation of the merger and the complexity of these matters, the Brookline Bancorp board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Brookline Bancorp board of directors may have given different weights to different factors.

        On the basis of these considerations, the merger agreement was unanimously approved by Brookline Bancorp's board of directors.

Merger Consideration; Cash or Stock Election

        Merger Consideration.    Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of Mystic Financial common stock (other than dissenting shares and shares held by Brookline Bancorp or by Mystic Financial as treasury stock) will be converted into the right to receive, at the election of the holder of such share, either:

  •
  $39.00 in cash (without interest); or

  •
  2.6786 shares of Brookline Bancorp common stock; or

  •
  a combination of cash plus Brookline Bancorp common stock.

        No fractional shares of Brookline Bancorp common stock will be issued in connection with the merger. Instead, Mystic Financial stockholders will receive, without interest, a cash payment from

Brookline Bancorp equal to the fractional share interest they otherwise would have received, multiplied by the value of Brookline Bancorp common stock. For this purpose, Brookline Bancorp common stock will be valued at the average of its daily closing sales prices during the five consecutive trading days immediately preceding the completion date of the merger.

        Based on the closing price of $15.60 per share of Brookline Bancorp common stock on October 7, 2004, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the value of 2.6786 shares of Brookline Bancorp common stock would be $41.79. We cannot give you any assurance as to whether or when the merger will be completed, and you are advised to obtain current market quotations for Brookline Bancorp common stock. For more information about the stock prices of Brookline Bancorp, see "Brookline Bancorp Stock Trading and Dividend Information" below.

        Cash or Stock Election.    All elections by Mystic Financial stockholders are subject to the allocation and proration procedures described in the merger agreement. These procedures are intended to ensure that, subject to a tax-related adjustment, 60% of the outstanding shares of Mystic Financial common stock will be converted into the right to receive Brookline Bancorp common stock, and the remaining 40% of the outstanding shares of Mystic Financial common stock will be converted into the right to receive cash.

        It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if Mystic Financial stockholders in the aggregate elect to receive more or less of Brookline Bancorp common stock than Brookline Bancorp has agreed to issue. These procedures are summarized below.

  •
  If Brookline Bancorp common stock is oversubscribed:  If Mystic Financial stockholders elect to receive more Brookline Bancorp common stock than Brookline Bancorp has agreed to issue in the merger, then all Mystic Financial stockholders who have elected to receive cash or who have made no election will receive cash for their Mystic Financial shares and all stockholders who elected to receive Brookline Bancorp common stock will receive a pro rata portion of the available Brookline Bancorp shares plus cash for those shares not converted into Brookline Bancorp common stock.

  •
  If Brookline Bancorp common stock is undersubscribed:  If Mystic Financial stockholders elect to receive fewer shares of Brookline Bancorp common stock than Brookline Bancorp has agreed to issue in the merger, and

  –
  the number of shares as to which Mystic Financial stockholders have made no election is less than or equal to this shortfall, then all Mystic Financial stockholders who have elected to receive Brookline Bancorp common stock or who have made no election will receive Brookline Bancorp common stock, and all Mystic Financial stockholders who have elected to receive cash will receive a pro rata portion of the available cash consideration plus Brookline Bancorp shares for those Mystic Financial shares not converted into cash; or if

  –
  the number of no election shares is greater than the shortfall, then all Mystic Financial stockholders who have elected to receive Brookline Bancorp common stock will receive Brookline Bancorp common stock, all Mystic Financial stockholders who have elected to receive cash will receive cash, and all Mystic Financial stockholders who made no election will receive a pro rata portion of the remaining available cash consideration plus Brookline Bancorp's shares for those Mystic Financial shares not converted into cash.

        Tax-Related Adjustment.    Brookline Bancorp and Mystic Financial have structured the merger to qualify as a "reorganization" for federal income tax purposes. The merger might not qualify as a reorganization, however, if, on the closing date of the merger, the total value of the Brookline Bancorp shares that Mystic Financial stockholders receive is less than 42.5% of the value of the total consideration—including Brookline Bancorp common stock, cash and any other amounts treated as consideration in connection with the merger for federal income tax purposes—that Mystic Financial stockholders (including stockholders who exercise dissenters' rights) receive in connection with the merger. To prevent this from happening, if the value of the Brookline Bancorp shares received would otherwise be less than 42.5% (subject to upward adjustment to up to 45%, depending on the number of Mystic Financial shares with respect to which dissenters' rights are exercised) of the value of the total consideration, the number of Mystic Financial shares that will be converted into Brookline Bancorp shares will be increased, and the number of Mystic Financial shares converted into cash will be correspondingly decreased. If this tax-related adjustment is necessary, the amount of cash you would have received, after taking into account your election and any proration, will be reduced and you will receive additional shares of Brookline Bancorp common stock. Whether the tax-related adjustment will be made, and the magnitude of the tax-related adjustment, if made, will be based on a number of factors, including the trading price of shares of Brookline Bancorp common stock on the date the merger is completed and the number of shares of Mystic Financial common stock for which dissenters' rights are exercised.

        Neither Mystic Financial nor Brookline Bancorp is making any recommendation as to whether Mystic Financial stockholders should elect to receive cash or Brookline Bancorp common stock in the merger. Each Mystic Financial stockholder must make his or her own decision with respect to such election.

        No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and in the merger agreement, you may receive Brookline Bancorp common stock or cash in amounts that vary from the amounts you elect to receive.

        Employees who hold allocated shares of Mystic Financial common stock in their ESOP accounts will be able to direct the ESOP Trustee to make an election to receive cash, Brookline Bancorp common stock or a combination of cash and Brookline Bancorp common stock for their allocated shares. For any allocated shares for which no directions are received, the ESOP Trustee will make an election to receive cash or Brookline Bancorp common stock, in the same proportion with respect to which the ESOP Trustee received elections, unless the ESOP Trustee determines that it may not, consistent with its fiduciary duties, make such election for the allocated shares for which no written instructions have been given in the same proportion, in which case it will make elections for the shares in the manner as it, in its discretion, determined to be in the best interests of the participants. The ESOP Trustee will make an election to receive cash or Brookline Bancorp common stock for the unallocated shares of Mystic Financial common stock held in the ESOP. For any shares for which no directions are received, the ESOP Trustee will make an election to receive cash or Brookline Bancorp common stock, in the same proportion with respect to which the trustee received elections, unless the ESOP Trustee determines that it may not, consistent with its fiduciary duties, make the election for the allocated shares for which no written instructions have been given in the same proportion, in which case it will make elections for the shares in the manner as it, in its discretion, determined to be in the best interests of the participants.

Election Procedures; Surrender of Stock Certificates

        If you are a record holder of Mystic Financial common stock, an election form will be provided to you under separate cover. The election form will entitle you to elect to receive cash, Brookline Bancorp common stock, or a combination of cash and Brookline Bancorp common stock, or to make no election with respect to the merger consideration that you wish to receive.

        To make a valid election, you must submit a properly completed election form to American Stock Transfer & Trust Company, which will be acting as the exchange agent, on or before 5:00 p.m., Massachusetts time, on the twenty-fifth day following the mailing of the election form. American Stock Transfer & Trust Company will act as exchange agent in the merger and in that role will process the exchange of Mystic Financial common stock certificates for cash and/or Brookline Bancorp common stock. Shortly after the merger, the exchange agent will allocate cash and shares of Brookline Bancorp common stock among Mystic Financial stockholders, consistent with their elections, the allocation and proration procedures and the tax-related adjustment. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your Mystic Financial stock certificates after the merger is completed. Please do not forward your Mystic Financial stock certificates and election form with your proxy cards. Stock certificates and election forms should be returned to the exchange agent in accordance with the instructions contained in the election form.

        An election form will be deemed properly completed only if accompanied by stock certificates representing all shares of Mystic Financial common stock covered by the election form (or an appropriate guarantee of delivery). You may change your election at any time prior to the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent prior to the election deadline. You may revoke your election by written notice received by the exchange agent prior to the election deadline. All elections will be revoked, and share certificates returned, automatically if the merger agreement is terminated. If you have a preference for receiving either Brookline Bancorp common stock and/or cash for your Mystic Financial common stock, you should complete and return the election form. If you do not make an election, you will be allocated Brookline Bancorp common stock and/or cash depending on the elections made by other Mystic Financial stockholders. You should be aware, however, that if you make an election you will not be able to sell or otherwise transfer your shares of Mystic Financial common stock unless you properly withdraw your election prior to the election deadline.

        If stock certificates for Mystic Financial common stock are not immediately available or time will not permit the election form and other required documents to reach the exchange agent prior to the election deadline, Mystic Financial shares may be properly exchanged provided that:

1.
such exchanges are made by or through a member firm of the National Association of Securities Dealers, Inc., or another registered national securities exchange, or by a commercial bank or trust company having an office, branch or agency in the United States;

2.
the exchange agent receives, prior to the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

3.
the exchange agent receives, prior to the election deadline, the certificates for all exchanged Mystic Financial shares, or confirmation of the delivery of all such certificates into the exchange agent's account with the Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

        Mystic Financial stockholders who do not submit a properly completed election form or revoke their election form prior to the election deadline will have their shares of Mystic Financial common stock designated as non-election shares.

        Mystic Financial stockholders who hold their shares of common stock in "street name" through a bank, broker or other financial institution, and who wish to make an election, should seek instructions from the institution holding their shares concerning how to make the election.

        Brookline Bancorp will deposit with the exchange agent the shares representing Brookline Bancorp's common stock and cash to be issued to Mystic Financial stockholders in exchange for their shares of Mystic Financial common stock. Within five business days after the completion of the merger, the exchange agent will mail to Mystic Financial stockholders who do not submit election forms or who have revoked such forms a letter of transmittal, together with instructions for the exchange of their Mystic Financial stock certificates for the merger consideration. Upon surrendering his or her certificate(s) representing shares of Mystic Financial common stock, together with the signed letter of transmittal, the Mystic Financial stockholder shall be entitled to receive, as applicable: (i) certificate(s) representing a number of whole shares of Brookline Bancorp common stock (if any) determined in accordance with the exchange ratio or (ii) a check representing the amount of cash (if any) to which such holder shall have become entitled to and (iii) a check representing the amount of cash in lieu of fractional shares, if any. Until you surrender your Mystic Financial stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Brookline Bancorp common stock into which your shares have been exchanged. No interest will be paid or accrued to Mystic Financial stockholders on the cash consideration, cash in lieu of fractional shares or unpaid dividends and distributions, if any. After the completion of the merger, there will be no further transfers of Mystic Financial common stock. Mystic Financial stock certificates presented for transfer will be canceled and exchanged for the merger consideration.

        If your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, American Stock Transfer & Trust Company will send you instructions on how to provide evidence of ownership.

        If any certificate representing shares of Brookline Bancorp's common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

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  pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered, or

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  establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

        Any portion of the cash or shares of Brookline Bancorp common stock made available to the exchange agent that remains unclaimed by Mystic Financial stockholders for six months after the effective time of the merger will be returned to Brookline Bancorp. After six months after the effective time, any Mystic Financial stockholder who has not exchanged shares of Mystic Financial common stock for the merger consideration in accordance with the merger agreement may look only to Brookline Bancorp for payment of the merger consideration for these shares and any unpaid dividends or distributions. Nonetheless, Brookline Bancorp, Mystic Financial, the exchange agent or any other person will not be liable to any Mystic Financial stockholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Treatment of Mystic Financial Stock Options

        Each option to purchase shares of Mystic Financial common stock outstanding and unexercised immediately prior to the effective time of the merger will be cancelled and all rights under such option will be extinguished in exchange for a cash payment equal to $39.00 less the exercise price per share of the stock option, multiplied by the number of shares of Mystic Financial common stock subject to the stock option, less any required tax withholding.

        Brookline Bancorp will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any Mystic Financial optionholder any amount that Brookline Bancorp is required to deduct and withhold under any provision of federal, state, local or foreign tax law. Any withheld amounts will be treated for all purposes of the merger agreement as having been paid to the Mystic Financial optionholder in respect of which the deduction and withholding was made by Brookline Bancorp.

Employee Matters

        The Mystic Financial ESOP will be terminated upon consummation of the merger. The ESOP loan will be paid in full and the assets of the ESOP will be allocated and distributed to the ESOP participants in cash or shares of Brookline Bancorp common stock. Brookline Bancorp will review all other Mystic Financial compensation and employee benefit plans that do not otherwise terminate (whether pursuant to the terms of any such plan or the merger agreement) to determine whether to maintain, terminate or continue such plans. In the event employee compensation or benefits as currently provided by Mystic Financial or Medford Co-operative are changed or terminated by Brookline Bancorp, Brookline Bancorp has agreed to provide compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Brookline Bancorp employees.

        All Medford Co-operative employees who become employees of Brookline Bancorp at the effective time generally will be given credit for service at Medford Co-operative or its subsidiaries for eligibility to participate in and the satisfaction of vesting requirements (but not for pension benefit accrual purposes) under Brookline Bancorp's compensation and benefit plans (but not for any purpose under the Brookline Bancorp ESOP or retiree health plan or to the extent that providing such credit would result in a duplication of benefits).

        See "—Interests of Directors and Officers In the Merger" below for a discussion of employment agreements and change of control agreements.

        See "—Material United States Federal Income Tax Consequences of the Merger" below for a discussion of material federal income tax treatment of accounts under those plans.

Interests of Directors and Executive Officers in the Merger

        Employment Agreements.    Mystic Financial is party to employment agreements with each of its President and Chief Executive Officer, Ralph W. Dunham, its Executive Vice President, John M. O'Donnell, and its Chief Financial Officer, Anthony J. Patti. Medford Co-operative is party to employment agreements with two other officers of Medford Co-operative. The consummation of the merger constitutes a change in control under the employment agreements.

        In the event of a change in control, the employment agreements provide that the executives are entitled to (i) their earned but unpaid salary through the date of the change in control, (ii) the benefits that the executives would be entitled to as a former employee, (iii) continued group life, health, dental accident and long term disability insurance benefits for the remainder of the unexpired employment period (which, in the event of a change in control is deemed to be three years), and (iv) a lump sum payment within 30 days of termination of employment equal to the present value of the salary that the executive would have earned if he continued working for the remainder of the unexpired employment period (which, in the event of a change in control, is deemed to be three years). In addition, in the event of a change in control, each of Messrs. Dunham, O'Donnell and Patti is entitled to a lump sum payment within 30 days of termination of employment equal to the value of the bonuses each would have earned had he continued working for the remainder of his unexpired employment period by multiplying the length of his unexpired employment period by the amount of the highest paid bonus in the three year period immediately preceding the termination of his employment.

        The employment agreements with Messrs. Dunham, O'Donnell and Patti also provide that in the event that any of the executives become subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended, the executive would become entitled to an additional payment such that the executive would be placed in the same after-tax position as if no such excise tax had been imposed.

        Contemporaneously with the execution of the merger agreement, each of Messrs. Dunham, O'Donnell, and Patti, and two other officers entered into an agreement with Mystic Financial and Medford Co-operative whereby he would receive a lump sum cash payment at the merger effective date of approximately $809,628, $626,558, $411,895, $287,476 and $347,447, respectively, in lieu of the payment under his employment agreement for salary severance and bonus severance. The payments owed under any of these agreements may be paid prior to the completion of the merger if so requested by Brookline Bancorp in its discretion.

        Change in Control Agreements.    Mystic Financial and Medford Co-operative have entered into change in control agreements with four of their officers other than those with employment agreements. The consummation of the merger constitutes a change in control under the change in control agreements. Any of the officers covered by the change in control agreement whose employment is terminated in connection with the change in control, or who resigns on or after the effective date of the merger, will be entitled to (i) the officer's earned but unpaid salary through the date of the officer's termination of employment; (ii) the benefits that the officer would be entitled to as a former employee, (iii) continued group life, health, dental accident and long term disability insurance benefits for the time specified in the particular change in control agreement (between one year and eighteen months for each officer), and (iv) a lump sum payment equal to the present value of the salary that the officer would have earned if he or she had continued working for the time specified in the particular change of control agreement (between one year and eighteen months for each officer).

        Contemporaneously with the execution of the merger agreement, each of the four employees entered into agreements with Mystic Financial and Medford Co-Operative whereby the officers would receive a lump sum cash payment at the merger effective date in the aggregate of $392,036 in lieu of any payments under their change in control agreements for salary severance. The payments owed under any of these agreements may be paid prior to the completion of the merger if so requested by Brookline Bancorp in its discretion.

        Severance Pay Plan.    Medford Co-Operative maintains a Severance Pay Plan that provides severance benefits to employees and officers, other than those individuals covered by a separate employment or change in control agreement, whose employment is terminated without "cause" or by the employee or officer following a forced relocation, forced reduction in annual base salary, or a material adverse change in the employee's or officer's title, position or responsibilities during the period commencing three months prior to a change in control and ending one year following the change in control. An employee or officer whose employment terminates under these circumstances is entitled to a lump sum payment equal to two weeks' salary multiplied by the employee's or officer's whole years of service, but such severance payment will not exceed twenty-six weeks of salary and, as long as such individual is exempt from federal wage and hour restrictions, will not be less than twelve weeks' salary.

        Stock Options.    The merger agreement provides that upon completion of the merger each Mystic Financial compensatory option granted under the 1999 Mystic Financial Stock Option Plan, including those held by executive officers and directors of Mystic Financial, will be converted into the right to receive the excess, if any, of the merger consideration over the exercise price of the stock option for each share of Mystic Financial common stock subject to the option. Based on their stock option holdings as of September 17, 2004, Messrs. Dunham, O'Donnell, Patti, and the remaining directors as a group, respectively, would receive a cash payment, as of completion of the merger, in an amount equal to $811,738, $0, $35,359 and $2,054,696, with respect to their stock options.

        Restricted Stock.    Upon stockholder approval of the merger agreement, all unvested awards under the 1999 Mystic Financial Recognition and Retention Plan will vest. Upon the closing of the merger, all shares awarded under this plan will be converted into the right to receive the merger consideration as elected by the participants under the terms of this plan. As of September 17, 2004, neither Messrs. Dunham, O'Donnell, nor any of the remaining directors as a group, respectively, owned any unvested shares of common stock under this plan. As of September 17, 2004, Mr. Patti owned 735 unvested shares under this plan.

        Retirement Plan for Non-Employee Directors.    Under the Mystic Financial Retirement Plan for Non-Employee Directors, the consummation of the merger constitutes a change in control. In the event that a non-employee director's service as a member of the board of directors is terminated for reasons other than for "cause" as of or following a change in control or within one year prior to a change in control, the non-employee director will be entitled to a lump sum payment equal to three times the amount of compensation (excluding compensation due to stock option exercises and restricted stock) earned by the non-employee director for the director's service on the board of directors for the calendar year immediately preceding the effective date of the change in control. Under the plan, it is estimated that Mystic Financial directors McGlynn, Hackett, Kazanjian, Silva, Bernardin, Maloney, Dello Russo and Rucci would receive payouts of approximately $165,900, $143,100, $106,200, $119,500, $104,400, $122,400, $102,600 and $5,900, respectively, assuming the merger transaction closes in 2004.

        Employee Stock Ownership Plan.    Pursuant to the terms of the merger agreement, Mystic Financial will file with the Internal Revenue Service for a determination letter for termination of the ESOP with such termination to be effective upon the consummation of the merger. Upon the termination of the ESOP, any unvested benefits thereunder shall immediately vest. Upon the receipt of a favorable determination letter for termination of the ESOP from the Internal Revenue Service, the account balances in the ESOP will be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. In connection with the termination of the ESOP, and prior to any final distribution to participants, the trustee of the ESOP will utilize funds in the ESOP suspense account resulting from the exchange of unallocated shares for the acquisition consideration to repay the outstanding loan to the ESOP, and any remaining amounts in the ESOP suspense account will be allocated to the accounts of participating Mystic Financial ESOP participants and beneficiaries in accordance with applicable law and the ESOP. As of July 7, 2004, the ESOP held approximately 82,279 unallocated shares of Mystic Financial common stock in the suspense account as collateral for the ESOP loan and the outstanding principal balance of the loan to the ESOP was approximately $1,376,771. Assuming an ESOP termination in 2004, it is anticipated that approximately 46,977 shares will be allocated to the accounts of Mystic Financial ESOP participants and beneficiaries in connection with the termination of the ESOP.

        Indemnification.    Pursuant to the merger agreement, Brookline Bancorp has agreed that, after the effective date of the merger, it will indemnify, defend and hold harmless each present and former officer or director of Mystic Financial or any of its subsidiaries against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities, judgments and amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of Mystic Financial or any of its subsidiaries if such action or proceeding pertains to any matter of fact arising, existing or occurring before the closing date of the merger to the fullest extent permitted under Delaware law (to the extent not prohibited by federal law) and Mystic Financial's certificate of incorporation and bylaws. Brookline Bancorp will pay expenses in advance of the final disposition of any such action or proceeding to the fullest extent permitted under Delaware law (to the extent not prohibited by federal law), provided that the person to whom such expenses are advanced agrees to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

        Directors' and Officers' Insurance.    Brookline Bancorp has further agreed, for a period of six years after the effective date of the merger, to cause the persons serving as officers and directors of Mystic

Financial immediately prior to the effective date to continue to be covered by Mystic Financial's current directors' and officers' liability insurance policies with respect to acts or omissions occurring prior to the effective date which were committed by such officers and directors in their capacity as such. However, Brookline Bancorp may substitute policies of at least the same coverage and amounts containing terms and conditions that are not materially less favorable than Mystic Financial's current policies, but in no event will Brookline Bancorp be required to expend more than 200% of the annual cost currently expended by Mystic Financial with respect to such insurance.

        Appointment of One Mystic Financial Board Member to the Boards of Directors of Brookline Bancorp and Brookline Bank.    As of the closing of the merger, one person designated by Brookline Bancorp in consultation with Mystic Financial, who is a director of Mystic Financial as of the date of the merger agreement, will be appointed and elected to the board of directors of both Brookline Bancorp and Brookline Bank.

Conduct of Business Pending the Merger

        The merger agreement contains various restrictions on the operations of Mystic Financial and Brookline Bancorp before the effective time of the merger. In general, the merger agreement obligates Mystic Financial and Brookline Bancorp to conduct their businesses in the usual, regular and ordinary course of business and to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights and franchises. In addition, Mystic Financial has agreed that, except as expressly contemplated by the merger agreement, without the prior written consent of Brookline Bancorp, it will not, among other things:

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  change or waive any provision of its certificate of incorporation or bylaws, except as required by law;

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  issue any additional shares of capital stock except under outstanding options, or grant any options, or declare or pay any dividend other than its regular quarterly dividend consistent with past practice (provided the declaration of the last quarterly dividend by Mystic Financial prior to the consummation of the merger will be coordinated with Brookline Bancorp so that stockholders do not receive dividends on both Mystic Financial common stock and Brookline Bancorp common stock received in the merger);

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  enter into, amend in any material respect or terminate any material contract or agreement;

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  open or close any branch or automated banking facility;

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  pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except as may be required pursuant to existing commitments, except for merit pay increases to non-management employees of no more than 5% individually, in the ordinary course of business consistent with past practices and except for the payment of bonuses for services rendered during calendar 2004, to the extent that these bonuses are accrued in accordance with accounting principles generally accepted in the United States of America and provided that such bonuses are consistent, as to amount (individually and in the aggregate) and persons covered, with past practice.

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  hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that non-officer employees may be hired to fill vacancies that may from time to time arise in the ordinary course of business;

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  enter into or materially modify any pension, retirement, stock option, stock purchase, bonus, group insurance or other employee benefit, incentive or welfare plan or arrangement with respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

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  merge or consolidate Mystic Financial or any subsidiary with any other corporation or sell or lease all or any substantial portion of their assets or business, or make any acquisition of all or any substantial portion of the business or assets of any other person other than in connection with foreclosures or the collection of any loan or credit arrangement;

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  enter into a purchase and assumption transaction with respect to deposits and liabilities or incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates;

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  sell or otherwise dispose of the capital stock or any asset of Mystic Financial, subject any asset to a lien or other encumbrance, or incur any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice;

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  except for commitments issued prior to the date of the merger agreement and the renewal of existing lines of credit, make any new loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of $200,000 in the aggregate for unsecured loans and $500,000 in the aggregate for secured loans. In addition, the following require the prior consent of Brookline Bancorp: a residential loan of $500,000 or greater; a construction loan of $500,000 or greater; an unsecured loan of $25,000 or greater; a secured commercial business loan of $250,000 or greater; and a commercial real estate loan of $500,000 or greater;

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  change any accounting method or practice, except as required by generally accepted accounting principles in the United States;

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  purchase any equity securities or any other securities except those (i) rated "A" or higher, (ii) having a face amount of not more than $1,000,000, (iii) with a weighted average life of not more than two years and (iv) otherwise in the ordinary course of business consistent with past practice;

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  make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to existing binding commitments and other than expenditures necessary to maintain existing assets in good repair; or

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  sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Brookline Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Brookline Bancorp.

        Brookline Bancorp has agreed that, without the prior written consent of Mystic Financial, it will not, among other things:

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  voluntarily take any action that would: (i) adversely affect the ability of the parties to obtain regulatory approvals for the merger or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under the merger agreement.

        In addition to these covenants, the merger agreement contains various other customary covenants, including, among other things, access to information, each party's efforts to cause its representations and warranties to be true and correct on the closing date; and each party's agreement to use its reasonable best efforts to cause the merger to qualify as a tax-free reorganization for federal income tax purposes.

Representations and Warranties

        The merger agreement contains a number of representations and warranties by Brookline Bancorp and Mystic Financial regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things, representations as to:

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  the organization, existence, corporate power and authority and capitalization of each of the companies;

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  the absence of conflicts with and violations of law and various documents, contracts and agreements;

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  the absence of any event or circumstance which is reasonably likely to be materially adverse to the companies;

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  the absence of materially adverse litigation;

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  the accuracy of reports and financial statements filed with the Securities and Exchange Commission;

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  required consents and filings with governmental entities and other approvals required for the merger;

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  the existence, performance and legal effect of certain contracts;

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  compliance with applicable laws;

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  the filing of tax returns, payment of taxes and other tax matters;

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  loan and investment portfolio matters;

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  labor and employee benefit matters; and

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  compliance with applicable environmental laws.

        All representations, warranties and covenants of the parties, other than the covenants in specified sections that relate to continuing matters, terminate upon the closing of the merger.

Conditions to the Merger

        The respective obligations of Brookline Bancorp and Mystic Financial to complete the merger are subject to various conditions prior to the merger. The conditions include the following:

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  approval of the merger agreement by the affirmative vote of a majority of the issued and outstanding shares of Mystic Financial;

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  the absence of any litigation, statute, law, regulation, order or decree that would enjoin or prohibit the merger;

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  approval of the merger by all applicable federal and state regulatory authorities and the expiration of all applicable waiting periods;

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  the accuracy of the representations and warranties of the parties, and the performance by the parties of all agreements and covenants, subject to the standards set forth in the merger agreement;

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  the receipt of tax opinions delivered by counsel to Brookline Bancorp and Mystic Financial, respectively, to the effect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

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  obtaining all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the merger, the failure of which to obtain would have a material adverse effect on Brookline Bancorp;

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  not more than 10.0% of issued and outstanding shares of Mystic Financial common stock shall have dissented to the merger under Delaware law;

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  listing with the Nasdaq National Market of the Brookline Bancorp common stock to be issued to Mystic Financial stockholders;

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  no stop order being issued suspending the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part; and

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  Brookline Bancorp shall have deposited with an exchange agent cash and shares of Brookline Bancorp common stock to be exchanged for shares of common stock of Mystic Financial.

        The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Stockholder and regulatory approvals may not be legally waived.

Regulatory Approvals Required for the Merger

        General.    Mystic Financial and Brookline Bancorp have agreed to use all reasonable efforts to obtain all permits, consents, approvals, non-objections and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger. This includes the approval or non-objection of the Office of Thrift Supervision, the Massachusetts Board of Bank Incorporation and the Federal Reserve Bank of Boston. Brookline Bancorp has filed the application or notice materials necessary to obtain these regulatory approvals. The merger cannot be completed without such approvals and non-objections. We cannot assure you that we will obtain the required regulatory approvals and non-objections, when they will be received or whether there will be conditions in the approvals or any litigation challenging the approvals. We also cannot assure you that the United States Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds, or what the outcome will be if such a challenge is made.

        We are not aware of any material governmental approvals or actions that are required prior to the merger other than those described herein. We presently contemplate that we will seek any additional governmental approvals or actions that may be required in addition to those requests for approval currently pending; however, we cannot assure you that we will obtain any such additional approvals or actions.

        Office of Thrift Supervision.    The merger is subject to approval by the Office of Thrift Supervision. We have filed the required application, but we have not yet received the Office of Thrift Supervision's approval.

        The Office of Thrift Supervision may not approve any transaction that would result in a monopoly or otherwise substantially reduce competition or restrain trade, unless it finds that the anti-competitive effects of the transaction are clearly outweighed by the public interest. In addition, the Office of Thrift Supervision considers the financial and managerial resources of the companies and their subsidiary institutions, the effectiveness of the institutions involved in combating money laundering and the convenience and needs of the communities to be served. Under the Community Reinvestment Act, the Office of Thrift Supervision must take into account the record of performance of each company in meeting the credit needs of its entire community, including low-and moderate-income neighborhoods, served by each company. Brookline Bank has an "outstanding" Community Reinvestment Act rating with the Office of Thrift Supervision. Medford Co-operative has a "satisfactory" Community Reinvestment Act rating with the FDIC and a "high satisfactory" CRA rating from the Massachusetts Division of Banks.

        Federal law requires publication of notice of, and the opportunity for public comment on, the applications submitted by Brookline Bancorp and Brookline Bank for approval of the merger, and authorizes the Office of Thrift Supervision to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review. In addition, under federal law, a period of 30 days must expire following approval by the Office of Thrift Supervision within which period the Department of Justice may file objections to the merger under the federal antitrust laws. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of Office of Thrift Supervision approval of the merger unless a court specifically orders otherwise. In reviewing the merger, the Department of Justice could analyze the merger's effect on competition differently than the Office of Thrift Supervision, and thus it is possible that the Department of Justice could reach a different conclusion than the Office of Thrift Supervision regarding the merger's competitive effects.

        Massachusetts Board of Bank Incorporation.    Brookline Bancorp intends to merge Medford Co-operative with and into Brookline Bank immediately following the merger. However, for the moment in time between the consummation of the merger and the merger of Medford Co-operative with and into Brookline Bank, Brookline Bancorp will meet the definition of "bank holding company" under Massachusetts law by virtue of its owning 100% of the voting stock of two banking institutions (Brookline Bank and Medford Co-operative). Brookline Bancorp has filed a petition with the Massachusetts Board of Bank Incorporation for approval to become a bank holding company. In reviewing the petition, the Massachusetts Board of Bank Incorporation will consider whether or not competition among banking institutions will be unreasonably affected and whether public convenience and advantage will be promoted. In making such determination, the Massachusetts Board of Bank Incorporation will consider, among other things, a showing of net new benefits, such as initial capital investments, job creation plans, consumer and banking services and commitments to maintain and open branch offices within a bank's local community.

        Federal Reserve Bank of Boston.    Brookline Bancorp has requested a waiver from the requirement to file an application with the Board of Governors of the Federal Reserve System to be a bank holding company under the Bank Holding Company Act of 1956, as amended, with respect to its temporary ownership of Medford Co-operative prior to its merger with Brookline Bank. The Federal Reserve Bank of Boston has granted this waiver.

No Solicitation

        Until the merger is completed or the merger agreement is terminated, Mystic Financial has agreed that it, its subsidiaries, its officers and its directors will not:

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  initiate, solicit or knowingly encourage any inquiries or the making of any proposal to acquire Mystic Financial, whether by merger, acquisition of 25% or more of Mystic Financial's stock or otherwise;

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  enter into, maintain or continue any discussions or negotiations regarding any such acquisition proposal; or

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  agree to or endorse any such other acquisition proposal.

        Mystic Financial may, however, furnish information regarding Mystic Financial to, or enter into discussions or negotiations with, any person or entity in response to an unsolicited acquisition proposal by such person or entity if:

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  Mystic Financial's board of directors determines in good faith, after consultation with its financial and legal advisors, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to Mystic Financial's stockholders from a financial point of view than the merger with Brookline Bancorp;

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  Mystic Financial's board of directors determines in good faith, after consultation with its financial and legal advisors, that the failure to take such actions would likely cause Mystic Financial's directors to breach their fiduciary obligations under applicable law;

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  Mystic Financial promptly notifies Brookline Bancorp of such inquiries, proposals or offers, the material terms of such inquiries, proposals or offers and the identity of the person making such inquiry, proposal or offer; and

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  The Mystic Financial annual meeting of stockholders has not yet occurred.

Termination; Amendment; Waiver

        The merger agreement may be terminated prior to the closing, before or after approval by Mystic Financial's stockholders, as follows:

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  by mutual written agreement of Brookline Bancorp and Mystic Financial;

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  by either Brookline Bancorp or Mystic Financial if the closing of the merger has not occurred on or before March 31, 2005, and such failure to close is not due to the terminating party's material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

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  by Brookline Bancorp or Mystic Financial if the stockholders of Mystic Financial do not approve the merger agreement;

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  by a non-breaching party if the other party breaches any covenants, agreements, representations or warranties contained in the merger agreement such that the terminating party would not be obligated to complete the merger and such breach has not been cured within thirty days after notice from the terminating party;

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  by either party if any required regulatory approvals for consummation of the merger or the bank merger are denied in a nonappealable action or any court or other governmental authority issues a final nonappealable order or other action prohibiting the merger;

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  by Mystic Financial if the average of the daily closing sales prices of Brookline Bancorp common stock for the ten consecutive trading days immediately preceding the date of final regulatory approval of the merger is less than $12.01 and the decrease in the trading price of Brookline Bancorp common stock over a specified period exceeds by 17.5% or more the decrease in the trading prices of an index group of financial institution holding companies over that period, provided that Brookline Bancorp will have the option to increase the ratio of Brookline Bancorp common stock to be exchanged for Mystic Financial common stock pursuant to either of two formulas prescribed in the merger agreement, in which case no termination will be deemed to have occurred;

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  by Brookline Bancorp if Mystic Financial shall have received a "superior proposal," as defined in the merger agreement, and the Mystic Financial board of directors shall have entered into an acquisition agreement with respect to the superior proposal and terminates the merger agreement or fails to recommend that the stockholders of Mystic Financial approve the Brookline Bancorp merger agreement or withdraws, modifies or changes such recommendation in a manner which is adverse to Brookline Bancorp; or

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  by Mystic Financial in order to accept a superior proposal, as defined in the merger agreement, which has been received and considered by Mystic Financial in compliance with the applicable terms of the merger agreement, provided that Mystic Financial has notified Brookline Bancorp at least five business days in advance of any such action and has given Brookline Bancorp the opportunity during such period, if Brookline Bancorp elects in its sole discretion, to negotiate amendments to the merger agreement which would permit Mystic Financial to proceed with the proposed merger with Brookline Bancorp.

        If the merger agreement is terminated, under either of the latter two scenarios described above, Mystic Financial shall pay to Brookline Bancorp a fee of $3.25 million. The fee would also be payable to Brookline Bancorp if Mystic Financial enters into a merger agreement with a third party within twelve months of the termination of the merger agreement by Brookline Bancorp, due to a willful breach of a representation, warranty, covenant or agreement by Mystic Financial or the failure of the stockholders of Mystic Financial to approve the merger agreement after Mystic Financial's receipt of a third party acquisition proposal.

        The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the Mystic Financial stockholders. However, after such approval, no amendment may be made without the approval of Mystic Financial's stockholders if it reduces the amount or value, or changes the form of, the merger consideration to be delivered to Mystic Financial stockholders pursuant to the merger agreement.

        The parties may waive any of their conditions to closing, unless they may not be waived under law.

Management and Operations After the Merger

        Upon closing of the merger between Mystic Financial and Brookline Bancorp, Medford Co-operative will be merged into Brookline Bank and the separate existence of Medford Co-operative will cease. The directors and officers of Brookline Bancorp and Brookline Bank immediately prior to the merger will continue as directors and officers of Brookline Bancorp and Brookline Bank after the merger. Upon the closing of the merger, one Mystic Financial director will be added to the boards of Brookline Bancorp and Brookline Bank.

Effective Date of Merger

        The parties expect that the merger will be effective in the first calendar quarter of 2005 or as soon as possible after the receipt of all regulatory and stockholder approvals and all regulatory waiting periods expire but in no event later than 30 days after the last condition precedent has been fulfilled or waived (including the expiration of any applicable waiting period). In addition, at Brookline Bancorp's sole discretion, the closing of the merger may occur on the close of business on January 7, 2005 (provided that all conditions precedent have been fulfilled or waived, including the expiration of any applicable waiting period). The merger will be legally completed by the filing of a certificate of merger with the Secretary of State of the State of Delaware. If the merger is not consummated by March 31, 2005, the merger agreement may be terminated by either Mystic Financial or Brookline Bancorp, unless the failure to consummate the merger by this date is due to the breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement. See "—Conditions to the Merger" above.

        Under the terms of the merger agreement, the certificate of incorporation and bylaws of Brookline Bancorp will be the certificate of incorporation and bylaws of the combined entity which will retain the name of Brookline Bancorp, Inc. Brookline Bancorp, as the resulting entity, will continue to operate under the policies, practices and procedures currently in place. All assets and property owned by Mystic Financial will immediately become the property of Brookline Bancorp. Immediately following consummation of the merger, Medford Co-operative will merge with and into Brookline Bank, with Brookline Bank surviving this merger. Brookline Bancorp does not currently anticipate closing any branches of Brookline Bank or Medford Co-operative.

Public Trading Markets

        Brookline Bancorp common stock is currently traded on the Nasdaq National Market under the symbol "BRKL." Mystic Financial common stock is currently traded on the Nasdaq National Market under the symbol "MYST." Upon completion of the merger, Mystic Financial common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended. The shares of Brookline Bancorp common stock issued pursuant to the merger agreement will be traded on the Nasdaq National Market.

        The shares of Brookline Bancorp common stock to be issued in connection with the merger will be freely transferable under the Securities Act of 1933, except for shares issued to any stockholder who may be deemed to be an affiliate of Mystic Financial, as discussed in "—Resale of Brookline Bancorp Common Stock," below.

        Brookline Bancorp may from time to time repurchase shares of Brookline Bancorp common stock and purchase shares of Mystic Financial common stock, and, if consented to by Brookline Bancorp, Mystic Financial may from time to time repurchase shares of Mystic Financial common stock and purchase shares of Brookline Bancorp common stock. During the course of the solicitation being made by this Proxy Statement/Prospectus, either party may bid for and purchase shares of Mystic Financial common stock, but neither party may bid for or purchase shares of Brookline Bancorp common stock.

Brookline Bancorp Dividends

        In 2004, Brookline Bancorp has paid on its common stock a quarterly cash dividend of $0.085 per share and a semi-annual extra cash dividend on its common stock of $0.20 per share. Brookline Bancorp currently expects to continue to pay a quarterly cash dividend of at least $0.085 per share of common stock and a semi-annual cash dividend of $0.20 per share of common stock, although the Brookline Bancorp board of directors may change this dividend policy at any time. Mystic Financial currently pays a quarterly cash dividend of $0.115 per share, which is expected to continue but may not be increased without Brookline Bancorp's prior approval.

        Brookline Bancorp stockholders will be entitled to receive dividends when and if declared by the Brookline Bancorp board of directors out of funds legally available for dividends. The Brookline Bancorp board of directors will periodically consider the payment of dividends, taking into account Brookline Bancorp's financial condition and level of net income, changing opportunities to deploy capital effectively, operating trends, future income tax rates and general economic conditions, as well as various legal and regulatory limitations.

Fees and Expenses

        Brookline Bancorp and Mystic Financial will each pay its own costs and expenses in connection with the merger agreement and the transactions contemplated thereby except for the payment by Mystic Financial to Brookline Bancorp of a termination fee in certain circumstances, as described above.

        In addition, if either party willfully breaches the merger agreement, such party will be liable for all damages, costs and expenses sustained by the other party as a result of such breach.

Material United States Federal Income Tax Consequences of the Merger

        General.    The following discussion sets forth the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Mystic Financial common stock. This discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion is based upon the Internal Revenue Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

        For purposes of this discussion, the term "U.S. holder" means:

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  a citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

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  an estate that is subject to United States federal income tax on its income regardless of its source.

        This discussion assumes that you hold your shares of Mystic Financial common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

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  a financial institution;

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  a tax-exempt organization;

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  an S corporation or other pass-through entity;

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  an insurance company;

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  a mutual fund;

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  a dealer in securities or foreign currencies;

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  a trader in securities who elects the mark-to-market method of accounting for your securities;

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  a Mystic Financial stockholder subject to the alternative minimum tax provisions of the Internal Revenue Code;

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  a Mystic Financial stockholder who received Mystic Financial common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  a person that has a functional currency other than the U.S. dollar;

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  a holder of options granted under any Mystic Financial benefit plan; or

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  a Mystic Financial stockholder who holds Mystic Financial common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

        If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds Mystic Financial common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.

        Brookline Bancorp and Mystic Financial have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to the closing of the merger that Brookline Bancorp and Mystic Financial will receive opinions from Luse Gorman Pomerenk & Schick, P.C. and Thacher Proffitt & Wood LLP, respectively, dated as of the closing date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Although the merger agreement allows us to waive this condition, we currently do not anticipate doing so. If either of us does waive this condition and the tax consequences of the merger are materially different from those described in this document, we will inform you of this decision and ask you to vote on the merger taking this into consideration. In rendering these opinions, counsel may require and rely upon representations contained in representation letters to be received from Brookline Bancorp and Mystic Financial. Neither of these tax opinions will be binding on the Internal Revenue Service. Brookline Bancorp and Mystic Financial have not and do not intend to request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

        Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the material United States federal income tax consequences of the merger are as follows:

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  if you exchange Mystic Financial common stock solely for Brookline Bancorp common stock, you will not recognize gain or loss except with respect to any cash received in lieu of a fractional share of Brookline Bancorp common stock;

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  if you exchange Mystic Financial common stock solely for cash, you generally will recognize gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis in your shares of Mystic Financial common stock surrendered;

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  if you exchange Mystic Financial common stock for a combination of Brookline Bancorp common stock and cash and your tax basis in the Mystic Financial common stock surrendered is less than the sum of the fair market value of the Brookline Bancorp common stock and the amount of cash received, you generally will recognize gain in an amount equal to the lesser of (1) the sum of the cash (excluding any cash received in lieu of a fractional share of Brookline Bancorp common stock) and the fair market value of the Brookline Bancorp common stock you receive (including any fractional share of Brookline Bancorp common stock you are deemed to receive and exchange for cash), minus your tax basis in the Mystic Financial common stock surrendered in the merger; and (2) the amount of cash that you receive in the merger. However, if your tax basis in the Mystic Financial common stock surrendered in the merger is greater than the sum of the amount of cash and the fair market value of the Brookline Bancorp common stock received, your loss will not be recognized for tax purposes until you dispose of the shares you received in the merger.

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  your tax basis in the Brookline Bancorp common stock that you receive in the merger (including any fractional shares you are deemed to receive and exchange for cash), will equal your tax basis in the Mystic Financial common stock you surrendered, increased by the amount of taxable gain, if any, you recognize on the exchange (excluding any gain recognized with respect to any cash received in lieu of a fractional share of Brookline Bancorp common stock) and decreased by the amount of any cash received by you in the merger (excluding any cash received in lieu of a fractional share of Brookline Bancorp common stock); and

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  your holding period of the Brookline Bancorp common stock that you receive in the merger (including any fractional shares you are deemed to receive and exchange for cash) will include your holding period for the shares of Mystic Financial common stock that you exchange in the merger.

        If you acquired different blocks of Mystic Financial common stock at different times or at different prices, any gain or loss you recognize will be determined separately with respect to each block of Mystic Financial common stock, and the cash and Brookline Bancorp common stock you receive will be allocated pro rata to each such block of common stock. In addition, your tax basis and holding period in your Brookline Bancorp common stock received in the merger may be determined with reference to each block of Mystic Financial common stock exchanged.

        Cash in Lieu of Fractional Shares.    If you receive cash in lieu of a fractional share of Brookline Bancorp common stock, you will be treated as having first received such fractional Brookline Bancorp share in the merger and then as having received cash in exchange for the fractional share. Thus, you generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the basis allocated to such fractional share.

        Dissenting Stockholders.    Holders of Mystic Financial common stock who dissent with respect to the merger as discussed in "—Dissenters' Rights of Appraisal," below, and who receive cash in respect of their shares of Mystic Financial common stock generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and their aggregate tax basis in their shares of Mystic Financial common stock.

        Taxation of Capital Gain.    Subject to the discussion under "—Additional Considerations—Recharacterization of Gain as a Dividend" below, any gain or loss that you recognize in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if your holding period in your Mystic Financial common stock is greater than one year as of the date of the merger. The deductibility of capital losses is subject to limitations.

        Additional Considerations—Recharacterization of Gain as a Dividend.    In some cases, if you actually own or, under constructive ownership rules are deemed to own, shares of Brookline Bancorp stock, other than those received as a result of the merger, all or a portion of the gain you recognize in connection with the merger could be taxable as a dividend rather than capital gain under the tests set forth in Section 302 of the Internal Revenue Code. Because the possibility of dividend treatment depends upon your particular circumstances, including the application of certain constructive ownership rules, you should consult your own tax advisor regarding the potential tax consequences of the merger to you.

        Information Reporting and Backup Withholding.    Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 28% of any cash payments to which a holder of Mystic Financial common stock or other payee is entitled pursuant to the merger, unless the stockholder or other payee (i) provides his or her taxpayer identification number (social security number or employer identification number) and certifies that such stockholder or other payee is not subject to backup withholding on the substitute Form W-9 that will be included as part of the election form transmittal letter or (ii) otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

        Mystic Financial, Inc. Employee Stock Ownership Plan.    Under the Mystic Financial ESOP, participant accounts are invested in Mystic Financial common stock. The instruction by a participant in the ESOP to convert the common stock into cash, into Brookline Bancorp common stock, or partly into cash and partly into Brookline Bancorp common stock pursuant to the merger will not result in a taxable event for the plan participant at the time of the merger. However, the decision may have a long-term tax impact on the plan participant. The ESOP will be terminated upon consummation of the merger. Participants will be able to take a distribution of their ESOP account in cash or shares of Brookline Bancorp common stock or a combination of cash and Brookline Bancorp common stock, in accordance with their elections.

        Under the terms of the ESOP, the common stock may be distributed in kind at the election of the plan participant. In the event that the common stock is distributed in kind as part of a benefit payment which qualifies as a "lump sum distribution" to a participant who is over age 59 1/2 or has separated from employment with the employer sponsoring the plan, and the participant so elects, only the ESOP's original cost or basis of the common stock will be taxed at that time to the participant; any unrealized appreciation will not be taxed until such time as the common stock is disposed of by the participant in a subsequent taxable transaction. To the extent that gain recognized from the disposition does not exceed the net unrealized appreciation at the time of the distribution from the ESOP, the gain recognized will be taxed as long-term capital gain, even if the disposition occurs shortly after the distribution from the ESOP. Any additional unrealized appreciation, such as growth in value subsequent to the distribution, will also be taxed as a long-term capital gain if the stock has been held for more than one year after the distribution date.

        The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax consequences that may be important to you. Thus, we urge Mystic Financial stockholders to consult their own tax advisors as to the specific tax consequences to them resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Resale of Brookline Bancorp Common Stock

        All shares of Brookline Bancorp common stock received by Mystic Financial stockholders in the merger will be registered under the Securities Act of 1933 and will be freely transferable, except that shares of Brookline Bancorp common stock received by persons who are deemed to be "affiliates," as the term is defined under the Securities Act of 1933, of Brookline Bancorp or Mystic Financial at the time of the annual meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of Brookline Bancorp or Mystic Financial generally include individuals or entities that control, are controlled by, or are under common control with, Brookline Bancorp or Mystic Financial and may include certain officers and directors of Brookline Bancorp or Mystic Financial as well as principal stockholders of Brookline Bancorp or Mystic Financial. Affiliates of both parties have previously been notified of their status. The merger agreement requires Mystic Financial to use reasonable efforts to receive a letter agreement from each person who is an affiliate of Mystic Financial restricting the transferability of any shares of Brookline Bancorp common stock received in the merger.

        This Proxy Statement/Prospectus does not cover resales of Brookline Bancorp common stock received by any person who may be deemed to be an affiliate of Mystic Financial or Brookline Bancorp.

Accounting Treatment

        In accordance with accounting principles generally accepted in the United States of America, the merger will be accounted for using the purchase method. As a result, the recorded assets and liabilities of Brookline Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities from the acquisition of Mystic Financial will be adjusted to fair value at the date of the merger. In addition, all identified intangible assets (such as a core deposit intangible) will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash plus the number of shares of Brookline Bancorp common stock to be issued to former Mystic Financial stockholders at fair value, exceeds the fair value of the net assets, including identifiable intangibles, of Mystic Financial at the merger date, that amount will be reported as goodwill. Goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives.

Dissenters' Rights of Appraisal

        Under Delaware law, stockholders of Mystic Financial, including ESOP participants with respect to the shares allocated to their accounts, have the right to dissent from the merger and to receive payment in cash for the fair value of their shares of Mystic Financial common stock instead of the merger consideration. Mystic Financial stockholders electing to do so must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights of appraisal. A copy of the applicable Delaware statute is attached as Appendix C of this document.

        Ensuring perfection of appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. A Mystic Financial stockholder's failure to comply with these procedural rules may result in his or her becoming ineligible to pursue appraisal rights.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures that a Mystic Financial stockholder must follow in order to dissent from the merger and obtain payment of the fair value of his or her shares of Mystic Financial common stock instead of the merger consideration. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this Proxy Statement/Prospectus. Under Section 262 of the Delaware General Corporation Law, not less than 20 days before Mystic Financial's annual meeting of stockholders, Mystic Financial must notify each of the holders of record of its capital stock as of September 22, 2004 that appraisal rights are available and include in the notice a copy of Section 262 of the Delaware General Corporation Law. Mystic Financial intends that this Proxy Statement/Prospectus constitutes this notice.

        If you are a Mystic Financial stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

        You must make a written demand for appraisal—You must deliver a written demand for appraisal to Mystic Financial before the vote on the merger agreement is taken at the Mystic Financial annual meeting of stockholders. This written demand for appraisal must be separate from your proxy card. A vote against the merger agreement alone will not constitute a demand for appraisal.

        You must not vote for adoption of the merger agreement—You must not vote for adoption of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy card and:

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  fail to vote against adoption of the merger agreement; or

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  fail to note that you are abstaining from voting.

If you do either of these two things, your appraisal rights will terminate even if you previously filed a written demand for appraisal.

        You must continuously hold your Mystic Financial common stock—You must continuously hold your shares of Mystic Financial common stock from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of Mystic Financial common stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal for those shares.

        A written demand for appraisal of Mystic Financial common stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must also be signed precisely as the stockholder's name appears on his or her stock certificate. If you are the beneficial owner of Mystic Financial common stock, but not the stockholder of record, you must have the stockholder of record sign any demand for appraisal.

        If you own Mystic Financial common stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

        If you own Mystic Financial common stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, including an agent for one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

        If you are a record owner, such as a broker, who holds Mystic Financial common stock as a nominee for others, you may exercise a right of appraisal with respect to the shares of Mystic Financial common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares of Mystic Financial common stock as to which you wish to demand appraisal. If you do not expressly specify the number of shares, the demand will be presumed to cover all the shares of Mystic Financial common stock that are in your name.

        If you are a Mystic Financial stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to: Mystic Financial, Inc., 60 High Street, Medford, Massachusetts 02155, Attention: John M. O'Donnell, Secretary.

        It is important that Mystic Financial receive all written demands before the vote concerning the merger agreement is taken at the Mystic Financial annual meeting of stockholders. As explained above, this written demand would be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of common stock owned, and that the stockholder is demanding appraisal of such stockholder's shares.

        If the merger is completed, each holder of Mystic Financial common stock who has perfected appraisal rights in accordance with Section 262 of the Delaware General Corporation Law will be entitled to be paid by Brookline Bancorp for such stockholder's shares of Mystic Financial common stock the fair value in cash of those shares. The Delaware Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the completion or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court may take into account all relevant factors and upon such determination will then direct the payment of the fair value of the shares, together with any interest, to the holders of Mystic Financial common stock who have perfected their appraisal rights. The shares of Mystic Financial common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this document as the dissenting shares.

        Stockholders considering seeking appraisal for their shares should note that the fair value of their shares determined under Section 262 of Delaware law could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The Delaware Court of Chancery may determine the costs of the appraisal proceeding and allocate them among the parties as the court deems equitable under the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such determination or assessment, each stockholder bears its own expenses.

        If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the consideration provided in the merger agreement for your shares.

        Within ten days after the effective date of the merger, Brookline Bancorp must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262 of the Delaware General Corporation Law.

        Within 120 days after the effective date of the merger, either the surviving corporation of the merger or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Delaware Court of Chancery determine the value of the shares of Mystic Financial common stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the Delaware Court of Chancery. Brookline Bancorp has no obligation to file this petition, and if you do not file this petition within 120 days after the effective date of the merger, you will lose your rights of appraisal. A dissenting stockholder must also serve a copy of the petition on Brookline Bancorp.

        If you change your mind and decide you no longer wish to exercise your appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the effective date of the merger. A withdrawal request received more than 60 days after the effective date of the merger is effective only with the written consent of Brookline Bancorp. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

        If you have complied with the conditions of Section 262, you are entitled to receive a statement from Brookline Bancorp. This statement will set forth the number of shares not voted in favor of the merger agreement and that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement you must send a written request to Brookline Bancorp within 120 days after the effective date of the merger. Brookline Bancorp must mail this statement within ten days after it receives the written request or within ten days after the expiration of the period for the delivery of demands, whichever is later.

        If you properly file a petition for appraisal in the Chancery Court and deliver a copy to Brookline Bancorp, Brookline Bancorp will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Brookline Bancorp as to the value of their shares. The Registry in the Court of Chancery, if so ordered by the Court of Chancery, will give notice of the time and place fixed for the hearing of such petition to the stockholders on the list. At the hearing, the Chancery Court will determine the stockholders who have complied with Section 262 and are entitled to appraisal rights. The Chancery Court may also require you to submit your stock certificates to the Registry in the Court of Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court's directions, you may be dismissed from the proceeding.

        After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock that are the subject of the demand for appraisal. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct Brookline Bancorp to pay that value to the stockholders who have successfully sought appraisal rights. The Chancery Court can also direct Brookline Bancorp to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive payment for your shares under an appraisal procedure, you must surrender your stock certificates to Brookline Bancorp.

        If you demand appraisal rights, after the effective date of the merger you will not be entitled:

  •
  to vote the shares of common stock for which you have demanded appraisal rights for any purpose;

  •
  to receive payment of dividends or any other distribution with respect to the shares of common stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective date of the merger; or

  •
  to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

        If you do not file a petition for an appraisal within 120 days after the effective date of the merger, your right to an appraisal will terminate. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Brookline Bancorp a written withdrawal of your demand, except that:

  •
  any attempt to withdraw made more than 60 days after the effective date of the merger will require the written approval of Brookline Bancorp; and

  •
  an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

        If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to do so.

Mystic Financial Stock Trading and Dividend Information

        Mystic Financial common stock is currently listed on the Nasdaq National Market under the symbol "MYST." The following table sets forth the high and low sales prices for a share of Mystic Financial common stock and cash dividends paid per share for the periods indicated. As of September 22, 2004, there were 1,565,945 shares of Mystic Financial common stock issued and outstanding, and approximately 850 stockholders of record.

Year Ended June 30, 2004	High	Low	Dividend Paid Per Share
Quarter Ended:
June 30, 2004	$32.750	$28.100	$0.115
March 31, 2004	33.470	29.500	0.100
December 31, 2003	30.230	24.000	0.100
September 30, 2003	25.220	20.476	0.100
Year Ended June 30, 2003	High	Low	Dividend Paid Per Share
Quarter Ended:
June 30, 2003	$21.981	$16.870	$0.086
March 31, 2003	17.638	16.705	0.086
December 31, 2002	17.619	15.429	0.086
September 30, 2002	17.286	15.457	0.086
Year Ended June 30, 2002	High	Low	Dividend Paid Per Share
Quarter Ended:
June 30, 2002	$19.75	$16.50	$0.090
March 31, 2002	17.58	15.80	0.080
December 31, 2001	15.250	13.320	0.080
September 30, 2001	15.700	14.850	0.080

        On July 6, 2004, the business day immediately preceding the public announcement of the merger, the closing price of Mystic Financial common stock as reported on the Nasdaq National Market was $32.80 per share. Based on the closing price of $14.78 per share of Brookline Bancorp common stock on that date, the equivalent per share market value of each share of Mystic Financial common stock to be exchanged solely for Brookline Bancorp common stock would be $39.59 per share, based on the exchange ratio of 2.6786 shares of Brookline Bancorp common stock for each share of Mystic Financial common stock, and the equivalent per share market value of each share of Mystic Financial common stock to be exchanged solely for cash would be $39.00. On October 7, 2004, the closing price of Mystic Financial was $40.35 per share. Based on the closing price of $15.60 per share of Brookline Bancorp common stock on that date, the equivalent per share market value of each share of Mystic Financial common stock to be exchanged solely for Brookline Bancorp common stock would be $41.79, based on the exchange ratio of 2.6786 shares of Brookline Bancorp common stock for each share of Mystic Financial common stock, and the equivalent per share market value of each share of Mystic Financial common stock to be exchanged solely for cash would be $39.00.

Brookline Bancorp Stock Trading and Dividend Information

        Brookline Bancorp common stock is currently listed on the Nasdaq National Market under the symbol "BRKL." The following table sets forth the high and low trading prices for a share of Brookline Bancorp common stock and cash dividends paid per share for the periods indicated. As of October 7, 2004, there were 59,142,640 shares of Brookline Bancorp common stock issued and outstanding, and approximately 2,644 stockholders of record. Information prior to July 9, 2002 has been retroactively restated to reflect the second-step conversion completed July 9, 2002.

Year Ended December 31, 2004	High	Low	Dividend Paid Per Share
Quarter Ended:
December 31, 2004 (through October 7, 2004)	$15.84	$15.27	$—
September 30, 2004	16.07	14.00	0.285
June 30, 2004	16.25	13.75	0.085
March 31, 2004	16.05	14.71	0.285
Year Ended December 31, 2003	High	Low	Dividend Paid Per Share
Quarter Ended:
December 31, 2003	$15.81	$14.24	$0.085
September 30, 2003	16.25	14.00	0.285
June 30, 2003	14.81	12.41	0.085
March 31, 2003	13.15	11.90	0.085
Year Ended December 31, 2002	High	Low	Dividend Paid Per Share
Quarter Ended:
December 31, 2002	$12.39	$11.00	$0.085
September 30, 2002	12.80	10.76	0.085
June 30, 2002	12.48	7.73	0.073
March 31, 2002	8.00	7.13	0.073

        On July 6, 2004, the business day immediately preceding the public announcement of the merger, the closing price of Brookline Bancorp common stock as reported on the Nasdaq National Market was $14.78 per share. On October 7, 2004, the closing price was $15.60 per share. Based on the closing price of $15.60 per share of Brookline Bancorp common stock on that date, the equivalent per share market value of each share of Mystic Financial common stock to be exchanged solely for Brookline Bancorp common stock would be $41.79, based on the exchange ratio of 2.6786 shares of Brookline Bancorp common stock for each share of Mystic Financial common stock, and the equivalent per share market value of each share of Mystic Financial common stock to be exchanged solely for cash would be $39.00.

Comparison of Stockholders' Rights for Existing Stockholders of Mystic Financial

        As a result of the acquisition of Mystic Financial, certain stockholders of Mystic Financial will receive shares of common stock of Brookline Bancorp as merger consideration and will, therefore, become stockholders of Brookline Bancorp. Brookline Bancorp and Mystic Financial are both organized under the laws of Delaware. Any differences, therefore, in the rights of stockholders of Brookline Bancorp and Mystic Financial arise primarily from differences in their respective certificates of incorporation and bylaws.

        While the respective certificates of incorporation and bylaws of Brookline Bancorp and Mystic Financial are substantially similar, there are some differences, as discussed below. This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences affecting the rights of stockholders. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This discussion is qualified in its entirety by reference to the certificate of incorporation and bylaws of both Mystic Financial and Brookline Bancorp. See "Where You Can Find Additional Information" for procedures for obtaining a copy of Mystic Financial's or Brookline Bancorp's certificate of incorporation and bylaws.

        Authorized Capital Stock.    The authorized capital stock of Mystic Financial consists of 6,000,000 shares, of which 1,000,000 shares are preferred stock, par value $0.01 per share, and 5,000,000 shares of common stock, par value $0.01 per share. Mystic Financial's certificate of incorporation authorizes the Mystic Financial board of directors to issue shares of Mystic Financial preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of Mystic Financial preferred stock in each series. The Mystic Financial board of directors has not designated any of the shares of Mystic Financial preferred stock. The authorized capital stock of Brookline Bancorp consists of 250,000,000 shares, of which 50,000,000 shares are preferred stock, par value $0.01 per share, and 200,000,000 shares of common stock, par value $0.01 per share. Brookline Bancorp's certificate of incorporation authorizes the Brookline Bancorp board of directors to issue shares of Brookline Bancorp preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of Brookline Bancorp preferred stock in each series. The Brookline Bancorp board of directors has not designated any of the shares of Brookline Bancorp preferred stock.

        Amendments to Certificate of Incorporation.    The certificate of incorporation of Mystic Financial provides that any modification of the certificate of incorporation requires approval by the board of directors and the affirmative vote of the majority of the total votes eligible to be cast by the holders of the outstanding shares of capital stock entitled to vote. The only exceptions are for amendments relating to subsequent amendment or legislation regarding indemnification, limitations on beneficial ownership of stock, the board of directors, action by stockholders without a meeting, and amendments to the certificate of incorporation. For these provisions, approval requires either approval by a majority of the board of directors or the affirmative vote of two-thirds of the total votes eligible to be cast by the holders of the outstanding shares of capital stock entitled to vote, and may require the affirmative vote of a majority of disinterested directors or the affirmative vote of holders of a majority of the total votes eligible to be cast by the holders of the outstanding shares of capital stock entitled to vote depending on the interests of certain directors and stockholders in the amendment.

        The certificate of incorporation of Brookline Bancorp provides that the affirmative vote of the holders of at least eighty percent of the outstanding shares of capital stock of Brookline Bancorp entitled to vote in the election of directors voting together as a single class shall be required to modify provisions relating to the following articles: amendments, limitation on the voting rights of stockholders, action of stockholders without a meeting, calling of special meetings of stockholders, structure of the board of directors and annual meetings, bylaws, specified business combinations and indemnification rights.

        Amendments to Bylaws.    Under Mystic Financial's certificate of incorporation, the bylaws may be made, altered, amended, rescinded or repealed by a vote of two-thirds of the board of directors, provided that any bylaw made by the Mystic Financial board of directors may be altered, amended, rescinded or repealed in accordance with its terms by holders of shares of common stock entitled to vote at any annual or special meeting called for that purpose. If any provision contains a supermajority voting requirement, that provision can only be altered, amended, rescinded or repealed by a vote of the board of directors or holders of shares of capital stock by a supermajority. Under Brookline Bancorp's certificate of incorporation and bylaws, bylaws may be adopted, amended or repealed by a two-thirds majority of the board of directors or by 80 percent of the outstanding shares of capital stock entitled to vote for directors (in addition to any vote of holders of any class or series of stock required by law or the certificate of incorporation).

        Number of Directors.    Mystic Financial's certificate of incorporation and bylaws provide for between five and 15 members of the board of directors (other than directors elected by holders of shares of one or more series of preferred stock). Brookline Bancorp's bylaws permits Brookline Bancorp's board of directors to designate the number of its members, but in absence of such a designation, there shall be 14 directors.

        Qualification of Directors.    Under Mystic Financial's bylaws, a minimum of two directors shall be persons other than officers or employees of Mystic Financial or its subsidiaries and shall not have a relationship which, in the opinion of the board of directors (exclusive of such persons), would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, no more than two directors shall be officers or directors. Under the bylaws of Brookline Bancorp, a director must own at least 100 shares of common stock of Brookline Bancorp.

        Limitation On Director Liability.    Mystic Financial's certificate of incorporation provides for a limitation on a director's liability for a breach of fiduciary duty except to the extent such exemption from liability or limitation is expressly prohibited by the Delaware General Corporation Law. Brookline Bancorp's certificate of incorporation provides for a limitation on a director's liability for a breach of fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to Brookline Bancorp, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (regarding unlawful payments of dividends or redemptions of stock), or (iv) for any transaction from which the director derived an improper personal benefit.

        Procedures for Nominations of Directors and Presentation of New Business at Meetings of Stockholders. Under Mystic Financial's bylaws, stockholder nominations for directors and proposals for new business must be made in writing and delivered to Mystic Financial's secretary at least 60 days before the anniversary of the previous year's annual meeting if the annual meeting is to be held within 30 days of the anniversary of the previous year's annual meeting, or if the annual meeting is not held within 30 days of the anniversary of the previous year's annual meeting or in the case of a special meeting, within 10 days following the date on which notice of such meeting is given to the stockholders. Under Brookline Bancorp's bylaws, stockholder nominations and proposals for new business must be submitted to Brookline Bancorp's secretary at least 90 days before the date of Brookline Bancorp's proxy materials for the preceding year's annual meeting to the Secretary or, if less than one-hundred (100) days' notice of the meeting date is given to stockholders, at least 10 days following a public announcement of the date of the meeting.

Description of Capital Stock of Brookline Bancorp

        Brookline Bancorp is authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. At October 7, 2004, there were 59,142,640 shares of Brookline Bancorp common stock issued and outstanding. Brookline Bancorp has no outstanding shares of preferred stock. Each share of Brookline Bancorp common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.

        Common Stock.    The common stock of Brookline Bancorp represents nonwithdrawable capital, is not an account of an insurable type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.

        Dividends.    Brookline Bancorp may pay dividends out of statutory surplus or from net earnings if, as and when declared by its board of directors. The payment of dividends by Brookline Bancorp is subject to limitations that are imposed by law and applicable regulations. The holders of common stock of Brookline Bancorp will be entitled to receive and share equally in dividends as may be declared by the board of directors of Brookline Bancorp out of funds legally available for the payment of dividends. If Brookline Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

        Voting Rights.    The holders of common stock of Brookline Bancorp have exclusive voting rights in Brookline Bancorp. They elect Brookline Bancorp's board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Brookline Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote, which is calculated after giving effect to a provision in Brookline Bancorp's certificate of incorporation limiting voting rights. This provision provides that stockholders who beneficially own in excess of 10% of the then outstanding shares of common stock of Brookline Bancorp are not entitled to any vote with respect to the shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity.

        Liquidation.    In the event of any liquidation, dissolution or winding up of Brookline Bank, Brookline Bancorp, as the holder of 100% of Brookline Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Brookline Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of Brookline Bank available for distribution. In the event of liquidation, dissolution or winding up of Brookline Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Brookline Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        Preemptive Rights.    Holders of the common stock of Brookline Bancorp are not entitled to preemptive rights with respect to any additional shares that may be issued. The common stock is not subject to redemption.

        Preferred Stock.    None of the shares of Brookline Bancorp's authorized preferred stock are outstanding. Preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. Brookline Bancorp's board of directors may, without stockholder approval, authorize the issuance of shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Provisions of the Brookline Bancorp Certificate of Incorporation and Bylaws

        The following discussion is a general summary of the material provisions of Brookline Bancorp's certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an "anti-takeover" effect, thereby possibly discouraging a third party from seeking control of Brookline Bancorp. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Brookline Bancorp's certificate of incorporation and bylaws, reference should be made in each case to the document in question.

        Brookline Bancorp's certificate of incorporation and bylaws contain a number of provisions, relating to corporate governance and rights of stockholders, which might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Brookline Bancorp more difficult.

        The following description is a summary of the provisions of the certificate of incorporation and bylaws. See "Where You Can Find More Information" as to how to review a copy of these documents.

        Directors.    The board of directors is divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of Brookline Bancorp's board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

        Restrictions on Call of Special Meetings.    The certificate of incorporation and bylaws provide that special meetings of stockholders can be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directorships. Stockholders are not authorized to call a special meeting of stockholders.

        Prohibition of Cumulative Voting.    The certificate of incorporation prohibits cumulative voting for the election of directors.

        Limitation of Voting Rights.    The certificate of incorporation provides that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares held in excess of the 10% limit.

        Restrictions on Removing Directors from Office.    The certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of Brookline Bancorp's then outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in "Limitation of Voting Rights").

        Authorized but Unissued Shares.    Brookline Bancorp has authorized but unissued shares of common and preferred stock. See "Description of Capital Stock of Brookline Bancorp" above. The certificate of incorporation authorizes 50,000,000 shares of serial preferred stock. Brookline Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Brookline Bancorp that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of Brookline Bancorp. The board of directors has no present plan to issue any preferred stock.

        Amendments to Certificate of Incorporation and Bylaws.    Amendments to the certificate of incorporation must be approved by Brookline Bancorp's board of directors and also by a majority of the outstanding shares of Brookline Bancorp's voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

  (i)
  The limitation on voting rights of persons who beneficially own, directly or indirectly more than 10% of the outstanding shares of common stock;

  (ii)
  The inability of stockholders to act by written consent;

  (iii)
  The inability of stockholders to call special meetings of stockholders;

  (iv)
  The division of the board of directors into three staggered classes;

  (v)
  The ability of the board of directors to fill vacancies on the board;

  (vi)
  The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

  (vii)
  The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

  (viii)
  The ability of the board of directors to amend and repeal the bylaws; and

  (ix)
  The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Brookline Bancorp.

        The bylaws may be amended by the affirmative vote of a majority of the directors of Brookline Bancorp or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders (after giving effect to the limitation on voting rights discussed under the caption "Limitation of Voting Rights").

Business Combinations with Interested Stockholders

        Brookline Bancorp's certificate of incorporation provides that any "business combination" (as defined below) involving Brookline Bancorp and an interested stockholder must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either two-thirds of the "disinterested directors" (as defined in the certificate of incorporation) of Brookline Bancorp has approved the business combination or the terms of the proposed business combination satisfy certain minimum price and other standards. For purposes of these provisions, an "interested stockholder" includes:

  •
  any person (with certain exceptions) who is the "beneficial owner" (as defined in the certificate of incorporation) of more than 10% of Brookline Bancorp outstanding common stock;

  •
  any affiliate of Brookline Bancorp which is the beneficial owner of more than 10% of Brookline Bancorp outstanding common stock at anytime during the prior two years; or

  •
  any transferee of any shares of Brookline Bancorp common stock that were beneficially owned by an "interested stockholder" during the prior two years.

        For purposes of these provisions, a "business combination" is defined to include:

  •
  any merger or consolidation of Brookline Bancorp or any subsidiary with or into an interested stockholder or affiliate of an interested stockholder;

  •
  the disposition of the assets of Brookline Bancorp or any subsidiary having an aggregate value of 25% or more of the combined assets of Brookline Bancorp and its subsidiaries to or with any interested stockholder or affiliate of an interested stockholder;

  •
  the issuance or transfer by Brookline Bancorp or any subsidiary of any of its securities to any interested stockholder or affiliate of an interested stockholder in exchange for cash, securities or other property having an aggregate value of 25% or more of the outstanding common stock of Brookline Bancorp and its subsidiaries;

  •
  any reclassification of securities or recapitalization that would increase the proportionate share of any class of equity or convertible securities owned by an interested stockholder or affiliate of an interested stockholder; and

  •
  the adoption of any plan for the liquidation or dissolution of Brookline Bancorp proposed by, or on behalf of, an interested stockholder or an affiliate of an interested stockholder.

        This provision is intended to deter an acquiring party from utilizing two-tier pricing and similar coercive tactics in an attempt to acquire control of Brookline Bancorp. However, it is not intended to, and will not, prevent or deter all tender offers for shares of Brookline Bancorp.

Business Combination Statutes and Provisions

        Section 203 of the Delaware General Corporation Law prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is someone who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless:

  •
  the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

  •
  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans;

  •
  the business combination is approved by the board of directors and holders of at least two-thirds of the outstanding voting stock, excluding shares held by the interested stockholder; or

  •
  the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the Delaware General Corporation Law.

        Neither of Brookline Bancorp's certificate of incorporation or bylaws contains an election, as permitted by Delaware law, to exempt Brookline Bancorp from the requirements of Section 203.

PROPOSAL II—ELECTION OF DIRECTORS

General

        Mystic Financial's board of directors is divided into three classes. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are duly elected and qualified.

        The nominating and corporate governance committee has nominated Julie Bernardin, John A. Hackett and Lorraine P. Silva to be re-elected at the annual meeting, each to serve for a three-year term expiring at the 2007 annual meeting and until their successors are otherwise duly elected and qualified. The nominating and corporate governance committee also has nominated William F. Rucci, Jr. to be re-elected at the annual meeting, to serve for a two-year term expiring at the 2006 annual meeting and until his successor is otherwise duly elected and qualified. All of the nominees currently serve as directors of Mystic Financial. Each nominee has consented to being named in this proxy statement and to serve if elected. If a nominee is unable to stand for election, the board of directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Information as to Nominees and Continuing Directors

        The following table sets forth certain information with respect to each nominee for election as a director and each continuing director whose term does not expire at the annual meeting. There are no arrangements or understandings between Mystic Financial and any director or nominee pursuant to which such person was elected or nominated to be a director of Mystic Financial. The board of directors unanimously recommends that stockholders vote "FOR" all of the nominees for election as directors. For information with respect to security ownership of directors, see "Beneficial Stock Ownership of Management."

Nominees	Age(1)	Director Since(2)	Term Expires	Position(s) Held with Mystic Financial and Medford Co-operative Bank
Julie Bernardin	61	1994	2004	Director
John A. Hackett	64	1983	2004	Director
William F. Rucci, Jr.	45	2003	2004	Director
Lorraine P. Silva	73	1983	2004	Director
Continuing Directors
Frederick N. Dello Russo	60	1998	2005	Director
Richard M. Kazanjian	69	1984	2005	Director
John W. Maloney	64	1998	2005	Director
Ralph W. Dunham	48	2001	2006	Director, President and Chief Executive Officer
John J. McGlynn	82	1966	2006	Director and Chairman of the Board

(1)
As of June 30, 2004.

(2)
Includes service as a director with Medford Co-operative prior to Mystic Financial's incorporation in 1997.

        The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below.

Nominees for Election as Directors

        Julie Bernardin, M.Ed., is the principal of JB Consulting, Medford, Massachusetts, a sole proprietorship for sixteen years. She is a coach for executives, small businesses and career changers. She is also a national trainer and facilitator for public and private sector clients.

        John A. Hackett is the President and owner of J.J. Ruddy Insurance Agency, Inc., a ninety-five year old, four generation family business in Medford, Massachusetts, which he has owned since 1962.

        William F. Rucci, Jr.    is a principal in the CPA/Consulting firm Rucci, Bardaro and Barret, PC in Malden, MA and Atkinson, New Hampshire. For over 15 years, Mr. Rucci has concentrated his practice on business, tax and financial planning strategies for businesses in various industries and its owners.

        Lorraine P. Silva was employed by Medford Co-operative for 28 years and has been retired since 1988. Ms. Silva serves as Clerk of Medford Co-operative, a position she has held since 1983.

Continuing Directors

        Frederick N. Dello Russo has been the owner and operator of Dello Russo Funeral Services, Inc., Medford, Massachusetts since 1978 and the owner and operator of McLaughlin-Dello Russo Funeral Home, Woburn, Massachusetts since 1995.

        Richard M. Kazanjian is a former Principal of Consolidated Realty Trust, Medford, Massachusetts. He is also a former general partner of Wellington Realty. He retired from Prudential Insurance Co.

        John W. Maloney is the owner and treasurer of Arlex Oil Corporation, Lexington, Massachusetts, which has been in the business of heating homes and businesses for over 65 years. Mr. Maloney is also the treasurer of C&W Transportation and Interstate Gas and Oil Corp. In addition, he is a director and the treasurer of Hayden Recreation Center.

        Ralph W. Dunham was named President and Chief Executive Officer of Mystic Financial, Inc. and Medford Co-operative on June 1, 2001. He had served as Executive Vice President, Chief Financial Officer, and Treasurer of Mystic Financial since 1997. He also served as Executive Vice President of Medford Co-operative since 1997 and the Chief Financial Officer since 1988. Mr. Dunham is an attorney and certified public accountant.

        John J. McGlynn served as the Director of Special Projects for the Middlesex Sheriff's Department, which involved locating properties for the establishment of community counseling centers and, once established, overseeing those centers. At various times during his tenure at the Sheriff's office, he served as second in command to the Sheriff of Middlesex County.

Board Meetings, Board Committees and Corporate Governance Matters

        Mystic Financial's board of directors currently consists of nine members. Mystic Financial's Certificate of Incorporation and Bylaws provide that the board of directors shall be divided into three classes, as nearly equal in number as possible. The terms of four directors expire at the Annual Meeting.

        The board of directors oversees the business and monitors the performance of the management of Mystic Financial. In accordance with Mystic Financial's corporate governance procedures, the board of directors does not involve itself in the day-to-day operations of Mystic Financial. Mystic Financial's executive officers and management oversee the day-to-day operations of Mystic Financial. The directors fulfill their duties and responsibilities by attending regular meetings of the board of directors which are held on a monthly basis. The directors also discuss business and other matters with the Chairman of the Board and the President, other key executives, and Mystic Financial's principal external advisers (legal counsel, auditors, financial advisors and other consultants).

        Mystic Financial's board of directors held 12 regular meetings and six special meetings during the fiscal year ended June 30, 2004. Each incumbent director attended at least 75% of the meetings of the board of directors plus committee meetings on which that particular director served during this period.

Committees of the Board

        The board of directors of Mystic Financial maintains committees, the nature and composition of which are described below.

        Executive Committee.    The Executive Committee provides advice and recommendations to the board of directors and considers strategic planning and industry issues. Directors Kazanjian (Chairperson), Dello Russo, Dunham, Hackett, Maloney and McGlynn serve as members of the Committee. All members of the Committee, except Mr. Dunham, are independent directors as defined under the Nasdaq Stock Market listing standards. The Executive Committee met seven times in the 2004 fiscal year.

        Nominating and Corporate Governance Committee.    In 2004, the Nominating and Corporate Governance Committee was comprised of Directors Bernardin, Hackett and McGlynn with Director Hackett as Chairman. The Nominating and Corporate Governance Committee met four times in the 2004 fiscal year.

        All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and Committee members. The Committee is responsible for nominating persons for election to the board of directors and also reviews if stockholder nominations (if any) comply with the notice procedures set forth in Mystic Financial's bylaws. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.medfordcoopbank.com.

        In accordance with Mystic Financial's bylaws, nominations of individuals for election to the board of directors at an annual meeting of stockholders may be made by any stockholder of record of Mystic Financial entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of Mystic Financial. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of stockholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. The stockholder's notice to the Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination. If a nomination is not properly brought before the meeting in accordance with Mystic Financial's bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Mystic Financial's director nomination requirements, please see Mystic Financial's bylaws.

        It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board of directors, in collectively serving the long-term interests of the stockholders. Stockholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. Mystic Financial does not pay a fee to any third party to identify or evaluate nominees.

        Julie Bernardin, John A. Hackett, William F. Rucci and Lorraine P. Silva were each nominated by the independent directors that comprise the Nominating and Corporate Governance Committee. As of June 30, 2004, the Nominating and Corporate Governance Committee had not received any stockholder recommendations for nominees in connection with the 2004 Annual Meeting.

        Compensation Committee.    The Compensation Committee meets periodically to review the performance of and to make recommendations to the board of directors regarding the compensation of Mystic Financial's employees, officers and directors. The Committee is responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees. Directors Hackett (Chairperson), McGlynn and Silva serve as members of the Committee. All members of the Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Compensation Committee met seven times in the 2004 fiscal year.

        Audit Committee.    The Audit Committee is chaired by Director Silva, with Directors Bernardin, Kazanjian and Rucci as members. The Audit Committee oversees and monitors Mystic Financial's financial reporting process and internal control system, reviews and evaluates the audit performed by Mystic Financial's outside auditors and reports any substantive issues found during the audit to the board of directors and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Committee also reviews and approves all transactions with affiliated parties. The board of directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix D. All members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The board of directors believes that Director Rucci qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules and has been so designated by the board of directors. The Audit Committee met 19 times in the 2004 fiscal year.

Audit Committee Report

        The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

        During 2004, the Audit Committee of Mystic Financial's board of directors held 19 formal meetings. It also met periodically throughout the year to discuss matters consistent with its duties.

        During 2004, each member of Mystic Financial's Audit Committee was independent as defined under the Nasdaq Stock Market listing standards. Mystic Financial's Audit Committee operates under a written charter approved by the board of directors.

        Mystic Financial's Audit Committee assists the board of directors by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory, and internal control environments. The primary duties and responsibilities of Mystic Financial's Audit Committee are to: (1) serve as an independent and objective party to monitor Mystic Financial's financial reporting process and internal control systems; (2) review and appraise the audit efforts of Mystic Financial's independent auditors and internal auditors; (3) evaluate Mystic Financial's quarterly financial performance, as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies; and (5) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditors, and the board of directors.

        The Audit Committee reviewed with Mystic Financial's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Mystic Financial's and Medford Co-operative's internal controls and the overall quality of Mystic Financial's and Medford Co-operative's financial reporting process.

        The Audit Committee discussed and reviewed with its independent registered public accounting firm communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent registered public accounting firm's examination of the consolidated financial statements.

        Mystic Financial's Audit Committee has also received the written disclosures and the letter from Wolf & Company, P.C. required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of Wolf & Company, P.C. and considered whether the provision of non-audit services by Wolf & Company, P.C. is compatible with maintaining the auditor's independence.

        Based on the review and discussions noted above, Mystic Financial's Audit Committee has recommended to the board of directors that Mystic Financial's audited financial statements be included in Mystic Financial's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the SEC. Mystic Financial's Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the board of directors concurred in such recommendation.

                      Audit Committee of Mystic Financial, Inc.
                      Lorraine P. Silva (Chairperson)
                      Julie Bernardin
                      Richard M. Kazanjian
                      William F. Rucci, Jr.

Relationship with Independent Registered Public Accounting Firm

        General.    The Audit Committee has reappointed Wolf & Company, P.C. as the independent registered public accounting firm to audit Mystic Financial's consolidated financial statements for the fiscal year ending June 30, 2005, subject to the ratification of the appointment by our stockholders. See "Proposal III—Ratification of the Appointment of Independent Registered Public Accounting Firm" below. In making its determination to reappoint Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the 2005 fiscal year, the Audit Committee considered the non-audit services that the independent registered public accounting firm provided during the 2004 fiscal year and determined that the provision of these services is compatible with and does not impair the auditors' independence. In compliance with the Sarbanes-Oxley Act of 2002, the Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm.

        Principal Accountant Fees and Services.    During the fiscal years ended June 30, 2004 and June 30, 2003, Mystic Financial retained and paid Wolf & Company, P.C. to provide audit and other services. Aggregate fees billed for the professional services rendered were as follows:

Fees	2004	2003
Audit fees, including quarterly reviews	$89,500	$82,400
Tax return preparation fees	22,000	24,000
All other fees-review of information technology controls	14,500	—

Total	$126,000	$106,400

Audit Committee Preapproval Policy

        Preapproval of Services.    The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Mystic Financial by its independent auditor, subject to the de minimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

        Exception.    The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

  •
  The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Mystic Financial to its auditor during the fiscal year in which the services are provided;

  •
  Such services were not recognized by Mystic Financial at the time of the engagement to be non-audit services; and

  •
  Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.

        Delegation.    The Audit Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

        The Audit Committee approved all services performed by Wolf & Company, P.C. pursuant to the policies outlined above. No services were approved pursuant to the de minimis exception set forth above.

Stockholder Communications with the Board of Directors

        Stockholders may communicate in writing with the board of directors or any individual director(s) by sending such written communication to the following address:

                      Mystic Financial, Inc.
                      60 High Street
                      Medford, Massachusetts 02155
                      Attention: John M. O'Donnell, Secretary

        Any written communications received by Mr. O'Donnell will be forwarded to the board of directors or the appropriate director(s).

Attendance at Annual Meetings

        Mystic Financial encourages, but does not require, the attendance of the members of the board of directors at its Annual Meetings. All of the directors of Mystic Financial attended the 2003 Annual Meeting except for Mr. Rucci, who was elected director after the 2003 Annual Meeting.

Executive Officers

        The following individuals are executive officers of Mystic Financial and Medford Co-operative and hold the offices set forth opposite their names.

Name	Positions Held with Mystic Financial and Medford Co-operative
John M. O'Donnell	Executive Vice President of Mystic Financial and Medford Co-operative and Secretary of Mystic Financial
Anthony J. Patti	Senior Vice President and Chief Financial Officer of Mystic Financial and Medford Co-operative and Treasurer of Mystic Financial

        The board of directors elects the executive officers of Mystic Financial and Medford Co-operative annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the board of directors. Mystic Financial has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment.

        Biographical information of executive officers of Mystic Financial and Medford Co-operative who are not directors is set forth below.

        John M. O'Donnell, age 44, has served as Executive Vice President and Secretary of Mystic Financial since June 2001. Prior to that he served as Senior Vice President and Commercial Loan Officer of Medford Co-operative, positions he had held since December 1998. He joined Medford Co-operative in 1996 as Vice President, Commercial Loan Officer. Prior to joining Medford Co-operative, Mr. O'Donnell was employed at Depositors Trust Company and Co-operative Bank of Concord from 1986 to 1996 as Senior Vice President of Lending.

        Anthony J. Patti, age 49, has served as a Senior Vice President and Chief Financial Officer of Mystic Financial and Medford Co-operative and Treasurer of Mystic Financial since February 2002. Prior to that, Mr. Patti served nine years as the Executive Vice President and Chief Financial Officer of Revere Federal Savings Bank and from its inception in 1998 to 2001, held the same positions with its holding company, RFS Bancorp, Inc. Mr. Patti also served as an Operations Specialist for the Resolution Trust Corporation. He has also been employed by the Home Owners Savings Bank, F.S.B., located in Boston, Massachusetts, where he served as a First Vice President and Comptroller and by Andover Savings Bank, Andover, Massachusetts, where he served as Comptroller.

Directors' Compensation

        Director's Fees.    Currently, each director of Medford Co-operative receives the following fees:

  •
  fees of $700 per board meeting attended;

  •
  committee fees ranging from $200 to $1,375 per month;

  •
  fees of $700 per month as a retainer.

        The Chairman of the Board also receives an additional $12,000 annual retainer. Total directors' meeting and committee fees for fiscal 2004 were $280,170. Directors of Mystic Financial do not receive compensation for their services as such but participate in Mystic Financial's stock option plan and restricted stock plan.

        Retirement Plan for Non-Employee Directors.    Mystic Financial has established a retirement plan for all non-employee directors of Mystic Financial effective as of November 8, 2000, administered by the Compensation Committee of the board of directors of Mystic Financial. This plan provides for a lump sum payment equal to three times each director's annual compensation (excluding compensation due to stock option exercises and restricted stock) received from Medford Co-operative for service as a member of the board of directors in the event of the director's termination of service as a director due to death, disability, retirement after attaining age 75, or for any reason other than cause (as defined in this plan) following or within one year prior to a change of control. For purposes of this plan, a change of control means: (i) a corporate reorganization, consolidation or merger in which Mystic Financial (or Medford Co-operative) is not surviving entity; (ii) substantially all of Mystic Financial's (or Medford Co-operative's) assets are acquired or 25% beneficial ownership of voting securities are acquired by unrelated party; (iii) liquidation or dissolution of Mystic Financial (or Medford Co-operative) is approved; or (iv) change in the majority of the board of directors of Mystic Financial (or Medford Co-operative) occurs.

Executive Compensation

        The following table sets forth the compensation paid by Mystic Financial and Medford Co-operative for services rendered in all capacities during the fiscal years ended June 30, 2004, 2003 and 2002 to Messrs. Dunham, O'Donnell, and Patti. No other executive officer during the fiscal year ended June 30, 2004 earned salary plus bonus in excess of $100,000 for fiscal year 2004.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards			Payouts
Name and Principal Positions	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)		Options (#)	LTIP Payouts ($)		All Other Compensation ($)(3)
Ralph W. Dunham, President and Chief Executive Officer	2004 2003 2002	$235,402 201,635 165,000	$38,000 35,000 25,000	— — —	$	— — —	— — —	$	— — —	$22,483 21,020 24,138
John M. O'Donnell, Executive Vice President	2004 2003 2002	188,502 164,423 135,000	23,000 25,000 12,000	— — —		— — —	— — —		— — —	17,515 18,073 22,649
Anthony J. Patti, Senior Vice President and Chief Financial Officer(4)	2004 2003 2002	123,809 113,847 42,308	15,000 12,000 —	— — —		— 36,498 —	— 1,575 —		— — —	18,518 1,475 —

(1)
Mystic Financial and Medford Co-operative provide certain executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Mystic Financial and Medford Co-operative believe that the aggregate value of these benefits for 2004 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.

(2)
Mr. Patti was awarded 2,205 shares of restricted stock on December 11, 2002 which vest in increments of 735 shares each December 31st following the date of grant. Dividends attributable to such shares are held in the trust fund of the RRP and are distributed as soon as it is administratively feasible. The dollar amount shown in the table is based on the fair market value of a share of common stock on the date of grant. In the case of death, disability, or change in control while in service, all restricted stock awards become immediately vested.

(3)
Includes benefits for Messrs. Dunham, O'Donnell, and Patti as follows:

	Year	Mr. Dunham	Mr. O'Donnell	Mr. Patti
401(k) Matching Contributions	2004	$10,256	$5,288	$6,291
ESOP Contributions	2004	$12,227	$12,227	$12,227
(4)
All figures for Mr. Patti for fiscal 2002 reflect those amounts paid for the portion of fiscal 2002 beginning on February 4, 2002, the date that he was first employed by Mystic Financial and Medford Co-operative.

Report of the Compensation Committee

        The following Report of Mystic Financial's Compensation Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this Report shall not be deemed "soliciting material," filed with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

        Mystic Financial, Inc. was formed in 1997 for the purpose of becoming the holding company for Medford Co-operative in a stock conversion that took effect in January 1998. For the fiscal year ended June 30, 2004, substantially all of the business of Mystic Financial was conducted through Medford Co-operative. During such fiscal year, Mystic Financial's Chief Executive Officer ("CEO") and other executive officers served as the CEO and executive officers, respectively, of Medford Co-operative and performed substantially all of their services in connection with the management and operation of

Medford Co-operative. As a result, all compensation of the CEO and all other executive officers for such period was paid by Medford Co-operative and determined by the board of directors of Medford Co-operative on the recommendation of its Compensation Committee.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of Mystic Financial (the "Compensation Committee") annually reviews and recommends changes to the compensation levels of the executive officers to the board of directors. The Compensation Committee continues to review the compensation program to better reflect Mystic Financial's public company status. It is intended that the executive compensation program will enable Mystic Financial and Medford Co-operative to attract, develop and retain strong executive officers who are capable of maximizing Mystic Financial's performance for the benefit of its stockholders.

        It is Mystic Financial's policy to cause its executive officers to be compensated, either directly or through its affiliates, using a combination of cash compensation, consisting of a base salary and discretionary bonus payments, participation in Medford Co-operative's fringe benefit plans and participation in Mystic Financial's ESOP. These elements are intended to provide an overall compensation package that is commensurate with Mystic Financial's financial resources, that aligns the executives' financial interests with those of Mystic Financial's stockholders and that is responsive to the immediate and long-term needs of the executive officers and their families. The compensation practices of other community banks in the Boston and New England area are considered in establishing the overall level of compensation and the components of the compensation package; however, it has not been a goal or policy to set compensation at levels designed to achieve a predetermined percentile ranking among an identified group of peer institutions.

        The board of directors of Mystic Financial accepted without modification all of the Compensation Committee's recommendations on executive compensation. The Compensation Committee reviews salary and bonus levels annually in December. The composition of Medford Co-operative's Compensation Committee is the same as that of Mystic Financial's Compensation Committee.

Base Salary and Bonus

        For the year ended June 30, 2004, base salaries of all executive officers were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the executive officers' customary respective duties and responsibilities and to enable them to maintain appropriate standards of living within their communities. The Compensation Committee has also utilized discretionary bonus payments to ensure that compensation levels remain competitive with those of similar institutions in Medford Co-operative's market area and to reflect cost of living increases. Fringe benefit programs, consisting of life, disability and group health insurance coverages, are designed to provide for the health and welfare of the executives and their families as well as for their long-term financial needs. The determination of the CEO's compensation for the fiscal year ended June 30, 2004 was based on the same general principles applied to other executive officers.

        Mystic Financial currently uses stock-based compensation so that management's interests are aligned with stockholders' interests in the enhancement of stockholders' value. In this regard, Mystic Financial, with the approval of stockholders, implemented its 1999 Stock Option Plan and its 1999 Recognition and Retention Plan on March 24, 1999. In addition, all executive officers received an allocation under Mystic Financial's ESOP for the fiscal year ended June 30, 2004. Each executive officer has an individual account within the ESOP Trust, which is invested primarily in Mystic Financial common stock with the result that a portion of each executive officer's long-term retirement savings is tied to the performance of Medford Co-operative and Mystic Financial. These important stock-based incentive compensation plans assist Medford Co-operative and Mystic Financial in attracting and retaining senior executive personnel of outstanding caliber who will contribute to Mystic Financial's success.

        In addition to the compensation paid to executive officers as described above, executive officers received certain benefits pursuant to the 401(k) Plan and the Pension Plan.

Compensation Committee of Mystic Financial, Inc.
John A. Hackett (Chairperson) John J. McGlynn Lorraine P. Silva

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Hackett (Chairperson), McGlynn and Ms. Silva. There are no other interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of Mystic Financial and corporations with respect to which such persons are affiliated, or otherwise.

Performance Graph

        The following graph compares Mystic Financial's total cumulative stockholder return from June 30, 1999 to June 30, 2004, to the total return for the Nasdaq National Market Composite Index and the total return for the Nasdaq Bank Stock Index, which is an index for publicly traded institutions that trade on Nasdaq.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MYSTIC FINANCIAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BANK INDEX

Total Return Performance
350
300
250
200
150
100
50
0
Index Value
Mystic Financial, Inc.
Nasdaq Stock Market (U.S.)
Nasdaq Bank Stock Index
06/99
06/00
06/01
06/02
06/03
06/04

*
$100 invested on 6/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

	6/99	6/00	6/01	6/02	6/03	6/04
Mystic Financial, Inc.	100.00	103.96	138.21	152.23	202.09	314.89
Nasdaq Stock Market (U.S.)	100.00	192.65	68.58	58.24	56.04	76.42
Nasdaq Bank Stock Index	100.00	86.38	114.78	130.59	131.11	151.81

Certain Employee Benefits and Employment Agreements

        Employment Agreements with Mystic Financial and Executive Officers.    Mystic Financial originally entered into separate Employment Agreements with each of Messrs. Dunham, O'Donnell and Patti (the "Executives"), effective as of June 1, 2001, June 1, 2001 and February 4, 2002, respectively. These Employment Agreements establish the respective duties and compensation of the Executives and are intended to ensure that Mystic Financial and Medford Co-operative will be able to maintain a stable and competent senior executive management team. The continued success of Mystic Financial and

Medford Co-operative depends to a significant degree on the skills and competence of Messrs. Dunham, O'Donnell and Patti.

        Term.    The Employment Agreements provide for a three-year term for Messrs. Dunham, O'Donnell and Patti. The Employment Agreements provide that, commencing on the agreement's first anniversary date and continuing on each anniversary date, the board of directors may, with the Executive's concurrence, extend the Employment Agreement for an additional year, so that the remaining term will be three years, after the board of directors conducts a performance evaluation. The Employment Agreements for Messrs. Dunham, O'Donnell and Patti have been so extended by the board of directors and expire on May 31, 2006, May 31, 2007 and February 3, 2007, respectively.

        Salary and Benefits.    The Employment Agreements provide for:

  •
  Annual review of base salary;

  •
  Entitlement to participation in pension, savings, incentive and welfare benefit plans; and

  •
  Eligibility for fringe benefits applicable to executive personnel, such as fees for club and organization memberships.

        Termination and Benefits Payable upon Termination.    Mystic Financial may terminate the Executives at any time for cause, as defined in the Employment Agreements. In the event of the termination of the Executive's employment with Mystic Financial and Medford Co-operative for reasons other than for cause, or in the event of the Executive's resignation from Mystic Financial and Medford Co-operative for certain reasons specified in the Employment Agreements, the Executive would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due to the Executive for the remaining term of the Agreement. However, in the event a Executive's employment terminates following a change in control of Mystic Financial, for purposes of computing the lump sum severance amount payable, the remaining term of each Executive's Employment Agreement will be deemed to be three years. The agreements also provide for Mystic Financial (or Medford Co-operative, if applicable) to continue the Executive's life, health and disability insurance coverage for the remaining term of the Employment Agreement or for three years following a change in control. The Employment Agreements also provide certain uninsured disability benefits. In general, for purposes of the Employment Agreements, the ESOP and any plans to be maintained by Mystic Financial or Medford Co-operative, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of Mystic Financial or Medford Co-operative, upon stockholder approval of a merger or consolidation or a change of the majority of the board of directors of Mystic Financial or Medford Co-operative, or liquidation or sale of substantially all the assets of Mystic Financial or Medford Co-operative.

        Either Medford Co-operative or Mystic Financial may make the payments due to the Executives under the Employment Agreements, and these payments will not be duplicated; the Employment Agreements provide that Mystic Financial will guarantee that all payments due to the Executives will be paid to them. The Executives would be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements.

        Cash and benefits paid to a Executive under the Employment Agreements together with payments under other benefit plans following a "change of control" of Mystic Financial or Medford Co-operative may constitute an "excess parachute payment" under Section 280G of the Code, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to Mystic Financial and Medford Co-operative. Mystic Financial's Employment Agreements include a provision indemnifying each Executive on an after-tax basis for any "golden parachute" excise taxes.

        Employment Agreements between Medford Co-operative and Two Commercial Lending Officers.    Medford Co-operative entered into separate Employment Agreements with each of two Commercial

Loan Officers ("Loan Officers"), effective as of January 8, 1998 and October 18, 2000, respectively. The purpose of these Employment Agreements is to secure the Loan Officers' continued availability and attention to Medford Co-operative's affairs.

        Term.    Both Agreements have three-year terms that may be extended by Medford Co-operative's board of directors, after a performance review of the Loan Officer, for an additional year. These Agreements have been extended and will expire on January 7, 2007 and October 18, 2006, respectively.

        Salary and Benefits.    The Employment Agreements provide for:

  •
  Annual review of base salary;

  •
  Entitlement to participation in pension, savings, incentive and welfare benefit plans; and

  •
  Eligibility for fringe benefits applicable to executive personnel.

        Termination and Benefits Payable upon Termination.    In the event that a Loan Officer's employment with Medford Co-operative is terminated for reasons other than for cause, death or disability or in the event that the Loan Officer resigns from employment with Medford Co-operative following a "change in control" (as defined above), the Loan Officer would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary payments due for the remaining term of the Agreement, as severance pay. In the event that severance is payable to a Loan Officer due to his termination of employment following a change in control of Medford Co-operative, for purpose of computing the lump sum severance amount payable, the remaining term of each Loan Officer's Employment Agreement will be deemed to be three years. The Agreements also provide for Medford Co-operative to continue the Loan Officer's life, health and disability insurance coverages for the remaining term of the Employment Agreement, as an additional severance benefit. Payments under these Agreements together with other benefit payments following a "change in control" could result in "excess parachute payments" under Section 280G of the Code resulting in the imposition of 20% excise tax on the recipient and the denial of a deduction for such excess amounts to Medford Co-operative. The Agreements do not provide a tax indemnity to the Loan Officers.

        Change of Control Agreements.    Mystic Financial and Medford Co-operative have jointly entered into one-year change of control agreements with three officers and an eighteen month change of control agreement with one officer. The term of three of these agreements is perpetual until Medford Co-operative gives notice of non-extension, at which time the term is fixed for one year. The fourth one-year agreement is for a term of one year subject to extension by the board of directors. Generally, Medford Co-operative may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if Mystic Financial and Medford Co-operative sign a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it could not terminate an officer's employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for an additional one year (or eighteen months in the case of the eighteen month agreement). Medford Co-operative would pay the same severance benefits if the officer resigns after a change of control. If Mystic Financial and Medford Co-operative experience a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by Mystic Financial and Medford Co-operative for federal income tax purposes. The change of control agreements do not provide a tax indemnity.

Benefits

        Employee Stock Ownership Plan and Trust.    Mystic Financial has established, and Medford Co-operative has adopted, an ESOP and related trust, effective as of January 8, 1998. Substantially all employees of Medford Co-operative who have attained age 21 and have completed one year of service are eligible to become participants in the ESOP. The ESOP purchased 227,735 shares of the common stock issued by Mystic Financial in its conversion to stock form with funds borrowed from Mystic Financial. This loan is for a term of 10 years, bears interest at the rate of 8% per annum and calls for level annual payments of principal and interest designed to amortize the loan over its term. The loan also permits optional pre-payment. Mystic Financial and Medford Co-operative may make additional annual contributions to the ESOP to the maximum extent deductible for federal income tax purposes.

        The ESOP Trust has pledged ESOP shares as collateral for the loan. The ESOP Trustee holds these shares in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. The pledged shares will be released annually from the suspense account in an amount proportional to the repayment of the ESOP loan for each plan year. Mystic Financial will allocate the released shares among the accounts of participants on the basis of the participant's compensation for the year of allocation. As of June 30, 2004, 139,842 shares have been allocated to participant's ESOP accounts.

        The board of directors has appointed the Compensation Committee to administer the ESOP and has appointed GreatBanc Trust Company as the ESOP's trustee. The Compensation Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares as long as such vote is in accordance with the provisions of ERISA.

        The ESOP may purchase additional shares of common stock in the future, and may do so either on a leveraged basis with borrowed funds or with cash dividends, periodic employer contributions or other cash flow.

        Pension Plan.    The Pension Plan provides a benefit for all eligible Medford Co-operative employees. The annual benefit is equal to (A) the participant's accrued benefit under the applicable Prior Plan determined as of December 31, 1988 plus (B) one percent (1%) of the participant's "Final Average Compensation" (defined to mean a participant's highest compensation averaged over three years) plus (C) one-half of one percent (.5%) of the participant's Final Average Compensation in excess of covered compensation multiplied by the participant's benefit service after December 31, 1988. Medford Co-operative funds the Pension Plan on an actuarial basis and the trustee holds all assets in trust.

        The following table illustrates the annual benefit payable upon normal retirement at age 65 in the form of a single life annuity, with no offset for Social Security benefits, under the Pension Plan at various levels of compensation and years of service under the Plan:

	Years of Service at Retirement
Final Average Compensation
	10	15	20	25
$50,000	$7,500	$11,250	$15,000	$18,750
75,000	11,250	16,875	22,500	28,125
100,000	15,000	22,500	30,000	37,500
125,000	18,750	28,125	37,500	46,875
150,000	22,500	33,750	45,000	56,250
175,000	26,250	39,375	52,500	65,625
200,000(1)	30,000	45,000	60,000	75,000

(1)
These are hypothetical benefits based on the Pension Plan's normal retirement benefit formula. The benefits shown above do not reflect an offset for Social Security benefits and there are no other offsets. For the Pension Plan year ended December 31, 2003, the annual compensation for calculating benefits may not exceed $200,000 (as adjusted for subsequent years pursuant to Code provisions).

        The following table sets forth the years of credited service determined as of December 31, 2003, the end of the 2003 plan year, for Messrs. Dunham, O'Donnell and Patti. The accrued benefit of each Messrs. Dunham, O'Donnell and Patti under the Pension Plan is determined on the basis of each officer's "Years of Credited Service" shown below, and his "Final Average Compensation" (which includes salary and bonus), as defined above.

	Years of Credited Service
	Years	Months
Mr. Dunham	15	10
Mr. O'Donnell	7	3
Mr. Patti	2	5

        Stock Option Plan.    Mystic Financial has a Stock Option Plan in effect which was approved by the stockholders at a Special Meeting on March 24, 1999. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Mystic Financial. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Mystic Financial has reserved an aggregate of 270,223 shares of common stock for issuance upon the exercise of stock options granted under the Plan.

        The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on June 30, 2004, the last trading day of the 2004 fiscal year, which was $32.15 per share.

	Fiscal Year End Options/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal-Year-End (#) Exercisable/Unexercisable(1)	Value of Unexercised In-the Money Options/SARs at Fiscal Year-end ($) Exercisable/Unexercisable
Ralph W. Dunham	9,000	$135,308	29,507/0	$609,674/0
John M. O'Donnell	4,200	78,800	0/0	0/0
Anthony J. Patti	—	—	1,050/525	16,380/8,190

(1)
The options granted to Mr. Patti were granted on December 11, 2002 and vest at a rate of 525 shares each December 31stfollowing the date of grant.

        Recognition and Retention Plan.    The RRP was adopted by the board of directors of Mystic Financial and approved by its stockholders at a Special Meeting held on March 24, 1999. Similar to the Stock Option Plan, the RRP functions as a long-term incentive compensation program for eligible officers, employees and outside directors of Mystic Financial, Medford Co-operative and other affiliates. The members of the board's Compensation Committee who are disinterested directors ("RRP Committee") administer the RRP. Mystic Financial pays all costs and expenses of administering the RRP.

        As required by the terms of the RRP, Mystic Financial has established a trust ("Trust") and has contributed $1,294,495 to the Trust in order to fund the purchase of 108,089 shares of common stock, the maximum number of restricted stock awards ("Restricted Stock Awards") that may be granted under the RRP. The Trust completed the purchase of these shares in September, 1999. Shares of common stock subject to a Restricted Stock Award are held in the Trust until the Award vests, at which time the shares of common stock attributable to the portion of the Award that have vested are distributed to the Award holder. An Award recipient is entitled to exercise voting rights and receive cash dividends with respect to the shares of common stock subject to his Award, whether or not the underlying shares have vested.

        Restricted Stock Awards are granted under the RRP on a discretionary basis to eligible officers, executives and outside directors selected by the RRP Committee. All outstanding Restricted Stock Awards are subject to automatic full vesting on the date of the Award holder's death, disability or upon a change in control of Mystic Financial.

        Mystic Financial may amend or terminate the RRP, in whole or in part, at any time, subject to the requirements of all applicable laws.

Transactions with Certain Related Persons

        Medford Co-operative has made loans or extended credit to executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Medford Co-operative in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, nor did they involve more than the normal risk of collectibility or present other unfavorable features. The outstanding principal balance of such loans to directors, executive officers and their associates totaled $4.2 million or 11.8% of Medford Co-operative's total equity at June 30, 2004.

        Mystic Financial and Medford Co-operative intend that all transactions in the future between Mystic Financial or Medford Co-operative and their respective executive officers, directors, holders of 10% or more of the shares of any class of Mystic Financial common stock and affiliates thereof, will contain terms no less favorable to Mystic Financial and Medford Co-operative than could have been obtained by them in arm's-length negotiations with unaffiliated persons and will be approved by the Audit Committee of Mystic Financial.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Mystic Financial's executive officers and directors, and persons who own more than 10% of the common stock to file with the SEC reports of ownership and changes of ownership. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Mystic Financial with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Mystic Financial believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners for the fiscal year ended June 30, 2004 were complied with.

PROPOSAL III—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has reappointed Wolf & Company, P.C. as the independent registered public accounting firm to audit Mystic Financial's financial statements for the fiscal year ending June 30, 2005. In making its determination to reappoint Wolf & Company, P.C. as Mystic Financial's independent registered public accounting firm for the 2005 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Wolf & Company, P.C., other than audit services, is compatible with maintaining the independence of the outside accountants. Our stockholders are asked to ratify this appointment at the annual meeting. If the appointment of Wolf & Company, P.C. is not ratified by the stockholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Wolf & Company, P.C.

        Mystic Financial expects representatives of Wolf & Company, P.C. to attend Mystic Financial's annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and Mystic Financial expects that they will be available to respond to any appropriate questions you may have.

        The board of directors of Mystic Financial unanimously recommends that you vote "FOR" the ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for Mystic Financial for the fiscal year ending June 30, 2005.

ADDITIONAL INFORMATION

Stockholder Proposals For 2005 Annual Meeting

        Mystic Financial will hold a 2005 annual meeting only if the merger with Brookline Bancorp is not consummated before the time of the meeting. If such a meeting is to be held, a stockholder proposal must be received by the Corporate Secretary of Mystic Financial by no later than June 17, 2005 to be included in the proxy statement and form of proxy for the meeting. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Mystic Financial to include in its proxy statement and proxy card relating to any annual meeting any stockholder proposal or nomination which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Notice of Business to be Conducted at an Annual Meeting

        To be considered for presentation at the next annual meeting of stockholders (if one is held), although not included in the proxy materials, any stockholder proposal must be delivered to the Corporate Secretary at least 60 days in advance of the anniversary of this year's annual meeting if the next annual meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of this year's annual meeting. However, if the next annual meeting is not held within this time period, the stockholder proposal must be delivered to the Corporate Secretary by the close of business on the 10th day following the date on which notice of the date of the meeting is first made publicly available to stockholders. A stockholder's notice shall set forth such information as required by the bylaws of Mystic Financial.

Householding of Proxy Statements and Annual Reports

        If you share an address with another stockholder, unless you have provided contrary instructions, you may receive only one Proxy Statement/Prospectus and Mystic Financial annual report on Form 10-K. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from:

Mystic Financial, Inc.
60 High Street
Medford, Massachusetts 02155
Attention: John M. O'Donnell, Secretary
Telephone number: (781) 395-2800

        Also, if you share an address with another stockholder and have received multiple copies of Mystic Financial's proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

        AN ADDITIONAL COPY OF MYSTIC FINANCIAL'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, MYSTIC FINANCIAL, INC., 60 HIGH STREET, MEDFORD, MASSACHUSETTS 02155. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON MYSTIC FINANCIAL'S WEBSITE AT WWW.MEDFORDCOOPBANK.COM.

        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EXPERTS

        The consolidated financial statements of Brookline Bancorp as of December 31, 2003 and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Brookline Bancorp as of December 31, 2002 and for each of the years in the two-year period then ended, have been incorporated by reference herein in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Mystic Financial, Inc. as of June 30, 2004 and 2003 and for each of the years in the three-year period ended June 30, 2004, incorporated by reference into this Proxy Statement/Prospectus, have been incorporated by reference herein in reliance upon the report of Wolf & Company, P.C., independent registered public accounting firm, which is incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

        The validity of the common stock to be issued in the merger will be passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Brookline Bancorp. Luse Gorman Pomerenk & Schick, P.C. and Thacher Proffitt & Wood LLP, special counsel to Mystic Financial, will each deliver its opinion to Brookline Bancorp and Mystic Financial, respectively, as to material federal income tax consequences of the merger.

OTHER MATTERS

        As of the date of this document, the Mystic Financial board of directors does not know of any matters that will be presented for consideration at the annual meeting other than as described in this document. However, if any other matter shall properly come before the annual meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of annual meeting. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement of the annual meeting to solicit additional votes on the merger agreement.

WHERE YOU CAN FIND MORE INFORMATION

        Brookline Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the distribution to Mystic Financial stockholders of the shares of Brookline Bancorp common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Brookline Bancorp and Mystic Financial's stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this document.

        In addition, Brookline Bancorp and Mystic Financial file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Securities and Exchange Commission's Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet worldwide website that contains reports, proxy and information statements and other information about issuers, like Brookline Bancorp and Mystic Financial, that file electronically with the Securities and Exchange Commission. The address of the site is www.sec.gov. The reports and other information filed by Brookline Bancorp with the Securities and Exchange Commission are also available at Brookline Bancorp's web site. The address is www.Brooklinebank.com. The reports and other information filed by Mystic Financial with the Securities and Exchange Commission are also available at Mystic Financial's web site. The address is www.medfordcoopbank.com. We have included the web addresses of the Securities Exchange Commission, Brookline Bancorp and Mystic Financial as inactive textual references only. Except as specifically incorporated by reference into this Proxy Statement/Prospectus, information on those web sites is not part of this Proxy Statement/Prospectus.

        You should also be able to inspect reports, proxy statements and other information about Brookline Bancorp and Mystic Financial at the offices of the Nasdaq Stock Market, Inc.

        The Securities and Exchange Commission allows Brookline Bancorp and Mystic Financial to incorporate certain information into this document by reference to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

        This document incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission by Brookline Bancorp (File No. 0-23695):

  •
  Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Quarterly Report on Form 10-Q for the three months ended March 31, 2004;

  •
  Quarterly Report on Form 10-Q for the six months ended June 30, 2004;

  •
  Current Reports on Form 8-K dated July 7 and July 15, 2004 (other than those portions furnished under Item 9 or Item 12 of Form 8-K);

  •
  The description of Brookline Bancorp common stock set forth in the registration statement on Form 8-A, as amended, filed on July 3, 2002 pursuant to Section 12 of the Securities Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

        This document also incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission by Mystic Financial (File No. 0-23533):

  •
  Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

  •
  Current Reports on Form 8-K dated July 9 and July 23, 2004 (other than those portions furnished under Item 9 or Item 12 of Form 8-K).

        In addition, Brookline Bancorp and Mystic Financial are incorporating by reference any documents they may file under Sections 13(a), 13(c) or 14 of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the date of the Mystic Financial annual meeting.

        Neither Brookline Bancorp nor Mystic Financial has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

APPENDIX A

AGREEMENT AND PLAN
OF MERGER
BY AND BETWEEN
BROOKLINE BANCORP, INC.
AND
MYSTIC FINANCIAL, INC.

JULY 7, 2004

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of July 7, 2004, by and between Brookline Bancorp, Inc., a Delaware corporation ("Brookline Bancorp"), and Mystic Financial, Inc., a Delaware corporation ("MFI").

        WHEREAS, the Board of Directors of each of Brookline Bancorp and MFI (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

        WHEREAS, in accordance with the terms of this Agreement, MFI will merge with and into Brookline Bancorp (the "Merger"), and immediately thereafter Medford Co-operative Bank, which is a wholly owned subsidiary of MFI, will be merged with and into Brookline Bank, a wholly owned subsidiary of Brookline Bancorp; and

        WHEREAS, as a condition to the willingness of Brookline Bancorp to enter into this Agreement, each of the directors of MFI have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Brookline Bancorp (the "Voting Agreement"), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of MFI owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

        WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        1.1.    Certain Definitions.

        As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

        "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

        "Agreement" means this agreement, and any amendment hereto.

        "Bank Merger" shall mean the merger of Medford Co-operative Bank with and into Brookline Bank, with Brookline Bank as the surviving institution, which mergers shall occur immediately following the Merger.

        "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC, the Commissioner and the FRB, which regulates Brookline Bank, Medford Co-operative Bank, and their respective holding companies or subsidiaries, as the case may be.

        "Brookline Bancorp" shall mean Brookline Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 160 Washington Street, Brookline, Massachusetts 02445.

        "Brookline Bancorp Common Stock" shall mean the common stock, par value $.01 per share, of Brookline Bancorp.

        "BROOKLINE BANCORP DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by Brookline Bancorp to MFI specifically referring to the appropriate section of this Agreement.

        "Brookline Bancorp Stock Benefit Plans" shall mean 1999 and 2003 Stock Option Plans and 1999 and 2003 Recognition and Retention Plans.

        "Brookline Bancorp Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of Brookline Bancorp as of December 31, 2003 and 2002 and the consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Brookline Bancorp for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in Brookline Bancorp's annual report on Form 10-K for the year ended December 31, 2003, and (ii) the unaudited interim consolidated financial statements of Brookline Bancorp as of the end of each calendar quarter following December 31, 2003, and for the periods then ended, as filed by Brookline Bancorp in its Securities Documents.

        "Brookline Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Brookline Bancorp or Brookline Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of Brookline Bank.

        "Brookline Bank" shall mean Brookline Bank, a federally chartered stock savings association, with its principal offices located at 160 Washington Street, Brookline, Massachusetts 02445, which is a wholly owned subsidiary of Brookline Bancorp.

        "Cash Consideration" shall have the meaning set forth in Section 3.1.3.

        "Cash Election" shall have the meaning set forth in Section 3.2.2.

        "Cash/Stock Consideration" shall have the meaning set forth in Section 3.1.3.

        "Cash Election Shares" shall have the meaning set forth in Section 3.2.1.

        "Certificate" shall mean a certificate evidencing shares of MFI Common Stock.

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commissioner" shall mean the Commissioner of the Massachusetts Division of Banks, and shall include the Massachusetts Board of Bank Incorporation (as appropriate).

        "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

        "DGCL" shall mean the Delaware General Corporation Law.

        "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

        "Dissenting Stockholder" shall have the meaning set forth in Section 3.1.4.

        "Effective Time" shall mean the date and time specified pursuant to Section 2.2 as the effective time of the Merger.

        "Election Deadline" shall have the meaning set forth in Section 3.2.3.

        "Election Form" shall have the meaning set forth in Section 3.2.2.

        "Election Form Record Date" shall have the meaning set forth in Section 3.2.2.

        "Environmental Laws" shall mean any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" shall mean American Stock Transfer & Trust Company, or such other bank or trust company or other agent designated by Brookline Bancorp, and reasonably acceptable to MFI, which shall act as agent for Brookline Bancorp in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

        "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

        "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

        "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

        "FHLB" shall mean the Federal Home Loan Bank of Boston.

        "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

        "GAAP" shall mean accounting principles generally accepted in the United States of America.

        "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

        "HOLA" shall mean the Home Owners' Loan Act, as amended.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

        "Material Adverse Effect" shall mean, with respect to Brookline Bancorp or MFI, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Brookline Bancorp and its Subsidiaries taken as a whole, or MFI and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either MFI, on the one hand, or Brookline Bancorp, on the other hand, to perform its obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions and their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Brookline Bancorp Disclosure Schedules and the MFI Disclosure Schedules), and (e) any change in the value of the securities or loan portfolio of Brookline Bancorp or MFI, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

        "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

        "Merger" shall mean the merger of MFI with and into Brookline Bancorp pursuant to the terms hereof.

        "Merger Consideration" shall mean the cash or Brookline Bancorp Common Stock, or combination thereof, in an aggregate per share amount to be paid by Brookline Bancorp for each share of MFI Common Stock, as set forth in Section 3.1.

        "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Brookline Bancorp Common Stock to be offered to holders of MFI Common Stock in connection with the Merger.

        "Medford Co-operative" shall mean The Medford Co-operative Bank, a Massachusetts chartered co-operative bank, with its principal offices located at 60 High Street, Medford, Massachusetts 02155, which is a wholly owned subsidiary of MFI.

        "MFI" shall mean Mystic Financial, Inc., a Delaware corporation, with its principal offices located at 60 High Street, Medford, Massachusetts 02155.

        "MFI Common Stock" shall mean the common stock, par value $0.01 per share, of MFI.

        "MFI DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by MFI to Brookline Bancorp specifically referring to the appropriate section of this Agreement.

        "MFI Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of MFI as of June 30, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of MFI for each of the three years ended June 30, 2003, 2002 and 2001, as set forth in MFI's annual report on Form 10-K for the year ended June 30, 2003 and (ii) the unaudited interim consolidated financial statements of MFI as of the end of each calendar quarter following June 30, 2003 and for the periods then ended, as filed by MFI in its Securities Documents.

        "MFI Option" shall mean an option to purchase shares of MFI Common Stock granted pursuant to the MFI 1999 Stock Option Plan and outstanding as of the date hereof, as set forth in MFI DISCLOSURE SCHEDULE 4.3.1.

        "MFI Regulatory Reports" means the Call Reports of Medford Co-operative, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), as filed with the FDIC with respect to each calendar quarter beginning with the quarter ended September 30, 2003, through the Closing Date, and all Annual Reports on Form FR Y-6, any Current Report on Form FR Y-6A filed with the FRB by MFI from December 31, 2002 through the Closing Date.

        "MFI Stockholders Meeting" shall have the meaning set forth in Section 8.1.1.

        "MFI Stock Benefit Plans" shall mean the MFI 1999 Stock Option Plan and the MFI 1999 Recognition and Retention Plan, and any and all amendments thereto.

        "MFI Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by MFI or Medford Co-operative, except any corporation the stock of which is held in the ordinary course of the lending activities of Medford Co-operative.

        "Mixed Election" shall have the meaning set forth in Section 3.2.2.

        "Mystic ESOP" shall mean Mystic Financial, Inc. Employee Stock Ownership Plan.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Nasdaq" shall mean the Nasdaq National Market.

        "Non-Election" shall have the meaning set forth in Section 3.2.2.

        "Non-Election Shares" shall have the meaning set forth in Section 3.2.1.

        "Option Payment" shall have the meaning set forth in Section 3.4.

        "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

        "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

        "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

        "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

        "Representative" shall have the meaning set forth in Section 3.2.2.

        "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

        "SBA" shall mean the Small Business Administration or any successor thereto.

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

        "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Shortfall Number" shall have the meaning set forth in Section 3.2.5.

        "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

        "Stock Consideration" shall have the meaning set forth in Section 3.1.3.

        "Stock Conversion Number" shall have the meaning set forth in Section 3.2.1.

        "Stock Election Shares" shall have the meaning set forth in Section 3.2.1.

        "Stock Election Number" shall have the meaning set forth in Section 3.2.1.

        "Stock Election" shall have the meaning set forth in Section 3.2.2.

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Termination Date" shall mean March 31, 2005.

        "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

        Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II
THE MERGER

        2.1.    Merger.

        Subject to the terms and conditions of this Agreement, at the Effective Time: (a) MFI shall merge with and into Brookline Bancorp, with Brookline Bancorp as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of MFI shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of MFI shall be vested in and assumed by Brookline Bancorp. As part of the Merger, each share of MFI Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

        2.2.    Closing; Effective Time.

        The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

        2.3.    Certificate of Incorporation and Bylaws.

        The Certificate of Incorporation and Bylaws of Brookline Bancorp as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

        2.4.    Directors and Officers of Surviving Corporation.

        Except as provided in Section 2.5, the directors of Brookline Bancorp immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the officers of Brookline Bancorp immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        2.5.    Additional Director of Brookline Bancorp and Brookline Bank.

        Effective as of the Effective Time, one person presently serving as director of MFI, as designated by Brookline Bancorp in consultation with the MFI board, shall be appointed to the Board of Directors of Brookline Bancorp and Brookline Bank.

        2.6.    Effects of the Merger.

        At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

        2.7.    Tax Consequences.

        It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Brookline Bancorp nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Brookline Bancorp and MFI each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be dated as of the date of such opinions.

        2.8.    Possible Alternative Structures.

        Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time Brookline Bancorp shall be entitled to revise the structure for effecting the Merger described in Section 2.1 or the Bank Merger including, without limitation, by substituting a wholly owned subsidiary for Brookline Bancorp or Brookline Bank, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement (ii) there are no adverse Federal or state income tax consequences to MFI stockholders, and nothing would prevent the rendering of the opinions in Section 9.1.6, as a result of the modification; (iii) the consideration to be paid to the holders of MFI Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

        2.9.    Additional Actions.

        If, at any time after the Effective Time, Brookline Bancorp shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Brookline Bancorp its right, title or interest in, to or under any of the rights, properties or assets of MFI or Medford Co-operative, or (ii) otherwise carry out the purposes of this Agreement, MFI and its officers and directors shall be deemed to have granted to Brookline Bancorp an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Brookline Bancorp its right, title or interest in, to or under any of the rights, properties or assets of MFI or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Brookline Bancorp are authorized in the name of MFI or otherwise to take any and all such action.

ARTICLE III
CONVERSION OF SHARES

        3.1.    Conversion of MFI Common Stock; Merger Consideration.

        At the Effective Time, by virtue of the Merger and without any action on the part of Brookline Bancorp, MFI or the holders of any of the shares of MFI Common Stock, the Merger shall be effected in accordance with the following terms:

                       3.1.1.  Each share of Brookline Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

                       3.1.2.  All shares of MFI Common Stock held in the treasury of MFI (including any unawarded shares held in the MFI 1999 Recognition and Retention Plan Trust) and each share of MFI Common Stock owned by Brookline Bancorp prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock"), shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                       3.1.3.  Each share of MFI Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $39.00 in cash (the "Cash Consideration"); (ii) 2.6786 shares (the "Exchange Ratio") of Brookline Bancorp Common Stock (the "Stock Consideration"); or (iii) a combination of the Cash Consideration and the Stock Consideration, as provided in Section 3.2 (the "Cash/Stock Consideration"). The Cash Consideration, the Stock Consideration and the Cash/Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

                       3.1.4.  Each outstanding share of MFI Common Stock, the holder of which has perfected his right to dissent under Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. MFI shall give Brookline Bancorp prompt notice upon receipt by MFI of any such demands for payment of the fair value of such shares of MFI Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and Brookline Bancorp shall have the right to participate in all negotiations and proceedings with respect to any such demands. MFI shall not, except with the prior written consent of Brookline Bancorp, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

                       3.1.5.  If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of MFI Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of MFI Common Stock of such holder shall be treated as a Non-Election Share.

                       3.1.6.  After the Effective Time, shares of MFI Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by MFI on such shares of MFI Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

                       3.1.7.  In the event Brookline Bancorp changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Brookline Bancorp Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Brookline Bancorp Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that for the avoidance of doubt the parties acknowledge that the foregoing is not intended to result in any such adjustment as a result of share issuances of Brookline Bancorp Common Stock by Brookline Bancorp under Brookline Bancorp Compensation and Benefit Plans or where such issuance is pursuant to a widely distributed stock offering for fair market value consideration.

        3.2.    Election Procedures.

                       3.2.1.  Holders of MFI Common Stock may elect to receive shares of Brookline Bancorp Common Stock or cash (in either case without interest) in exchange for their shares of MFI Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of Section 3.2.6, 60% of the total number of shares of MFI Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock and any shares of MFI Common Stock issued after the date hereof pursuant to the exercise of an MFI Option (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of MFI Common Stock shall be converted into the Cash Consideration. Shares of MFI Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of MFI Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as "Stock Election Shares." Shares of MFI Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of MFI Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number."

                       3.2.2.  An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as MFI and Brookline Bancorp shall mutually agree ("Election Form"), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as Brookline Bancorp and MFI shall mutually agree (the "Mailing Date") to each holder of record of MFI Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of MFI Common Stock held by such holder (a "Cash Election"), in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a "Stock Election"), in accordance with Section 3.1.3, (iii) to elect to receive the Stock Consideration for a part of such holder's MFI Common Stock and the Cash Consideration for the remaining part of such holder's MFI Common Stock (a "Mixed Election"), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Brookline Bancorp Common Stock for such shares (a "Non-Election"). A holder of record of shares of MFI Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of MFI Common Stock held by such Representative for a particular beneficial owner. Any shares of MFI Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed Cash Election shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Brookline Bancorp Common Stock, subject to Section 3.1.5; provided, however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

                       3.2.3.  To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., Massachusetts time, on the 25th day following the Mailing Date (or such other time and date as Brookline Bancorp and MFI may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date. MFI shall make available up to two separate Election Forms, or such additional Election Forms as Brookline Bancorp may permit, to all persons who become holders (or beneficial owners) of MFI Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. MFI shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of MFI Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an MFI stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of MFI Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Brookline Bancorp shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

                       3.2.4.  If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.7, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

                       3.2.5.  If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                                  (A)  if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.7 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Non-Election

Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                                  (B)  if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.7, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder (rounded to the nearest whole share) equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

                       3.2.6.  Notwithstanding anything in this Article III to the contrary, the number of shares of MFI Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall not be less than that number which would cause the ratio of (i) the average of the high and low prices of Brookline Bancorp Common Stock on the Closing Date times the aggregate number of shares of Brookline Bancorp Common Stock to be issued as Stock Consideration pursuant to Section 3.1.3, to (ii) the sum of (A) the amount set forth in the preceding clause (i), (B) the Aggregate Cash Consideration to be issued pursuant to Section 3.1.3, (C) the number of Dissenting Shares times the per share Cash Consideration and (D) any other amounts received by a holder of MFI stock prior to the Merger, either in a redemption of MFI stock or in a distribution with respect to MFI stock (but only to the extent such amount is treated as other property or money received in the exchange for purposes of Code Section 356, or would be so treated if the MFI shareholder also had received stock of Brookline Bancorp in exchange for stock owned by the shareholder in MFI) to be 42.5% (if the number of Dissenting Shares is less than 5% of the outstanding shares of MFI), 43.5% (if the number of Dissenting Shares is 5% or greater, but less than 10% of the outstanding shares of MFI), or 45% (if the number of Dissenting Shares is 10% or more of the outstanding shares of MFI). To the extent the application of this Section 3.2.6 results in the number of shares of MFI Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the number of such shares to be converted into the right to receive the Cash Consideration will be decreased by an equal number of shares.

                       3.2.7.  No Fractional Shares.    Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Brookline Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Brookline Bancorp Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Brookline Bancorp. In lieu of the issuance of any such fractional share, Brookline Bancorp shall pay to each former holder of MFI Common Stock who otherwise would be entitled to receive a fractional share of Brookline Bancorp Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Brookline Bancorp Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of MFI Common Stock owned by a MFI stockholder shall be combined so as to calculate the maximum number of whole shares of Brookline Bancorp Common Stock issuable to such MFI stockholder.

        3.3.    Procedures for Exchange of MFI Common Stock.

                       3.3.1.  Brookline Bancorp to Make Merger Consideration Available.    After the Election Deadline and no later than the Closing Date, Brookline Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of MFI Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of Brookline Bancorp Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including the estimated amount of cash to be paid in lieu of fractional shares of MFI Common Stock) (such cash and certificates for shares of Brookline Bancorp Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

                       3.3.2.  Exchange of Certificates.    Brookline Bancorp shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates who has not previously surrendered such certificates with an Election Form, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the MFI Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal (which shall be subject to the reasonable approval of MFI) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of MFI common stock shall have become entitled pursuant to Section 3.1.3, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

                       3.3.3.  Rights of Certificate Holders after the Effective Time.    The holder of a Certificate that prior to the Merger represented issued and outstanding MFI Common Stock shall have no rights, after the Effective Time, with respect to such MFI Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Brookline Bancorp Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Brookline Bancorp Common Stock represented by such Certificate.

                       3.3.4.  Surrender by Persons Other than Record Holders.    If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                       3.3.5.  Closing of Transfer Books.    From and after the Effective Time, there shall be no transfers on the stock transfer books of MFI of the MFI Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

                       3.3.6.  Return of Exchange Fund.    At any time following the six (6) month period after the Effective Time, Brookline Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Brookline Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Brookline Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

                       3.3.7.  Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Brookline Bancorp may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

                       3.3.8.  Withholding.    Brookline Bancorp or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of MFI Common Stock such amounts as Brookline Bancorp (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Brookline Bancorp or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the MFI Common Stock in respect of whom such deduction and withholding were made by Brookline Bancorp or the Exchange Agent.

        3.4.    Treatment of MFI Options.

        MFI DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding MFI Options as of the date hereof. At the Effective Time, and pursuant to the terms of the MFI Option Plan, each MFI Option that is unexercised and outstanding, whether or not then exercisable, immediately prior thereto shall, by reason of the Merger, be cancelled and converted into the right to receive in cash an amount (subject to required tax withholdings) equal to (i) the excess of (A) the Cash Consideration per share over (B) the exercise price per share of each such MFI Option multiplied by (ii) the number of shares of MFI Common Stock subject to the MFI Option (the "Option Payment"). MFI shall make the Option Payment immediately prior to the Effective Time and MFI shall, in accordance with Section5.3 of the MFI Option Plan, give written notice to the each holder of a then outstanding MFI Option that such holder will receive the payment described herein in exchange for such holder's outstanding MFI Options and MFI shall use its reasonable best efforts to obtain the written acknowledgment of each such holder of the receipt of such notice. Prior to receipt of the Option Payment, each holder of an MFI Option shall execute a cancellation agreement, substantially in the form attached to BROOKLINE BANCORP DISCLOSURE SCHEDULE 3.4.

        3.5.    Bank Merger.

        MFI and Brookline Bancorp shall use their reasonable best efforts to cause the merger of Medford Co-operative with and into Brookline Bank, with Brookline Bank as the surviving institution. In addition, following the execution and delivery of this Agreement, Brookline Bancorp will cause Brookline Bank, and MFI will cause Medford Co-operative, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit B.

        3.6.    Reservation of Shares.

        Brookline Bancorp shall reserve for issuance a sufficient number of shares of the Brookline Bancorp Common Stock for the purpose of issuing shares of Brookline Bancorp Common Stock to the MFI stockholders in accordance with this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MFI

        MFI represents and warrants to Brookline Bancorp that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the MFI DISCLOSURE SCHEDULE delivered by MFI to Brookline Bancorp on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. MFI has made a good faith effort to ensure that the disclosure on each schedule of the MFI DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the MFI DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of MFI shall include the Knowledge of Medford Co-operative.

        4.1.    Standard.

        No representation or warranty of MFI contained in this Article IV shall be deemed untrue or incorrect, and MFI shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections 4.2.1 and 4.2.2), 4.4, 4.13.4, 4.13.6, and 4.13.9, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

        4.2.    Organization.

                       4.2.1.  MFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). MFI has full corporate power and authority to carry on its business as now conducted. MFI is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

                       4.2.2.  Medford Co-operative is a Massachusetts chartered co-operative bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The deposits of Medford Co-operative are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Medford Co-operative when due. Medford Co-operative is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                       4.2.3.  MFI DISCLOSURE SCHEDULE 4.2.3 sets forth each MFI Subsidiary. Each MFI Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                       4.2.4.  The respective minute books of MFI, Medford Co-operative and each other MFI Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

                       4.2.5.  Prior to the date of this Agreement, MFI has made available to Brookline Bancorp true and correct copies of the certificate of incorporation or charter and bylaws of MFI, Medford Co-operative and each other MFI Subsidiary.

        4.3.    Capitalization.

                       4.3.1.  The authorized capital stock of MFI consists of 5,000,000 shares of MFI Common Stock, of which 1,565,945 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,000,000 shares of preferred stock, $0.01 par value ("MFI Preferred Stock"), none of which are outstanding. There are 1,180,556 shares of MFI Common Stock held by MFI as treasury stock as of the date hereof. Neither MFI nor any MFI Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of MFI Common Stock, or any other security of MFI or a MFI Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of MFI Common Stock or any other security of MFI or any MFI Subsidiary, other than (i) shares issuable under the MFI Stock Benefit Plans, (ii) capital securities issued by the Mystic Financial Capital Trust I and the Mystic Financial Capital Trust II, (iii) debentures issued by MFI to Mystic Financial Capital Trust I and Mystic Financial Capital Trust II, and (iv) the guarantee issued by MFI to the holders of the capital securities issued by Mystic Financial Capital Trust and Mystic Financial Capital Trust II. MFI DISCLOSURE SCHEDULE 4.3.1 sets forth: the name of each holder of an award granted under any MFI Stock Benefit Plan, identifying the nature of the award; as to options to purchase MFI Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, and the exercise price relating to the options held; and the names of each holder of an outstanding restricted stock award, the number of shares subject to each award, and the grant and vesting dates.

                       4.3.2.  MFI owns all of the capital stock of Medford Co-operative, free and clear of any lien or encumbrance. Except for the MFI Subsidiaries and as set forth in MFI DISCLOSURE SCHEDULE 4.3.2, MFI does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of MFI or any MFI Subsidiary (which as to any one issuer, do not exceed 5% of such issuer's outstanding equity securities), equity interests held by MFI Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of MFI Subsidiaries, including stock in the FHLB. Either MFI or Medford Co-operative owns all of the outstanding shares of capital stock of each MFI Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of the Mystic Financial Capital Trust I and the Mystic Financial Capital Trust II, MFI owns 100% of the common securities and less than 100% of the capital securities.

                       4.3.3.  To MFI's Knowledge, other than the Mystic ESOP and except as set forth on MFI DISCLOSURE SCHEDULE 4.3.3, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of MFI Common Stock.

                       4.3.4.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which MFI's stockholders may vote have been issued by MFI and are outstanding.

        4.4.    Authority; No Violation.

                       4.4.1.  MFI has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3 and the approval of this Agreement by MFI's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MFI and the completion by MFI of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of MFI. This Agreement has been duly and validly executed and delivered by MFI, and subject to approval by the stockholders of MFI and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Brookline Bancorp, constitutes the valid and binding obligation of MFI, enforceable against MFI in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

                       4.4.2.  Subject to compliance by Brookline Bancorp with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by MFI, (B) subject to receipt of Regulatory Approvals, and MFI's and Brookline Bancorp's compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of MFI, the consummation of the transactions contemplated hereby, and (C) compliance by MFI with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of MFI or any MFI Subsidiary or the Certificate of Incorporation and Bylaws of Medford Co-operative; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MFI or any MFI Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of MFI or Medford Co-operative under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which MFI or Medford Co-operative is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on MFI and the MFI Subsidiaries taken as a whole.

        4.5.    Consents.

        Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (c) the approval of this Agreement by the requisite vote of the stockholders of MFI, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to MFI's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by MFI, and the completion by MFI of the Merger or (y) the execution and delivery of the Plan of Bank Merger and the completion of the Bank Merger. MFI has no reason to believe that (i) any required Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected to result in a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of MFI or its subsidiaries, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

        4.6.    Financial Statements.

                       4.6.1.  The MFI Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of MFI as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                       4.6.2.  MFI has previously made available to Brookline Bancorp the MFI Financial Statements covering periods ended prior to the date hereof. Except as disclosed in MFI DISCLOSURE SCHEDULE 4.6, the MFI Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of MFI and the MFI Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                       4.6.3.  Except as disclosed in MFI DISCLOSURE SCHEDULE 4.6, at the date of each balance sheet included in the MFI Financial Statements or in the MFI Regulatory Reports, MFI did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such MFI Financial Statements or in the MFI Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

        4.7.    Taxes.

        Except as set forth in MFI DISCLOSURE SCHEDULE 4.7, MFI and the MFI Subsidiaries that are at least 80 percent owned by MFI are members of the same affiliated group within the meaning of Code Section 1504(a). MFI has duly filed all federal, state and material local tax returns required to be filed by or with respect to MFI and each Subsidiary of MFI, taking into account any extensions (all such returns, to MFI's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from MFI and any Subsidiary of MFI by any taxing authority or pursuant to any written tax sharing agreement, other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in MFI DISCLOSURE SCHEDULE 4.7, as of the date of this Agreement, MFI has received no written notice of, and to MFI's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of MFI or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where MFI or any of its Subsidiaries do not file tax returns that MFI or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in MFI DISCLOSURE SCHEDULE 4.7, MFI and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. MFI and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and MFI and each of its Subsidiaries, to MFI's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

        4.8.    No Material Adverse Effect.

        MFI and the MFI Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since June 30, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on MFI and the MFI Subsidiaries, taken as a whole.

        4.9.    Material Contracts; Leases; Defaults.

                       4.9.1.  Except as set forth in MFI DISCLOSURE SCHEDULE 4.9.1, neither MFI nor any MFI Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of MFI or any MFI Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of MFI or any MFI Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of MFI or any MFI Subsidiary; (iv) any agreement which by its terms limits or affects the payment of dividends by MFI or any MFI Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $100,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which MFI or any MFI Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one year, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other material non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Brookline Bancorp or any Brookline Bancorp Subsidiary; (vi) any other agreement, written or oral, which is not terminable without cause on 60 days' notice or less without material penalty or payment, or that obligates MFI or any MFI Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by MFI or any MFI Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

                       4.9.2.  Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in MFI DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither MFI nor any MFI Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                       4.9.3.  True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Brookline Bancorp on or before the date hereof, are listed on MFI DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof. Except as set forth in MFI DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which MFI or any MFI Subsidiary is a party or under which MFI or any MFI Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in MFI DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of MFI or any MFI Subsidiary or upon the occurrence of a subsequent event; or (y) requires MFI or any MFI Subsidiary to provide a benefit in the form of MFI Common Stock or determined by reference to the value of MFI Common Stock.

        4.10.    Ownership of Property; Insurance Coverage.

                     4.10.1.  Except as set forth in MFI DISCLOSURE SCHEDULE 4.10.1, MFI and each MFI Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by MFI or each MFI Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent MFI Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by a MFI Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. MFI and the MFI Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by MFI and the MFI Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the MFI Financial Statements.

                     4.10.2.  With respect to all material agreements pursuant to which MFI or any MFI Subsidiary has purchased securities subject to an agreement to resell, if any, MFI or such MFI Subsidiary, as the case may be, has a lien or security interest (which to MFI's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                     4.10.3.  MFI, Medford Co-operative, and each other Subsidiary of MFI currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither MFI, Medford Co-operative, nor any other Subsidiary of MFI, has received notice from any insurance carrier on or before the date hereof that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by MFI, Medford Co-operative, or any other Subsidiary of MFI under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years MFI, Medford Co-operative, and each other Subsidiary of MFI has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. MFI DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by MFI, Medford Co-operative, and each Subsidiary of MFI as well as the other matters required to be disclosed under this Section 4.10.3.

        4.11.    Legal Proceedings.

        Except as set forth in MFI DISCLOSURE SCHEDULE 4.11, neither MFI nor any MFI Subsidiary is a party to any, and there are no pending or, to MFI's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against MFI or any MFI Subsidiary, (ii) to which MFI or any MFI Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of MFI to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

        4.12.    Compliance With Applicable Law.

                     4.12.1.  To MFI's Knowledge, each of MFI and each MFI Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (the "USA PATRIOT Act") of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither MFI nor any MFI Subsidiary has received any written notice to the contrary.

                     4.12.2.  Each of MFI and each MFI Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of MFI, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

                     4.12.3.  For the period beginning July 1, 2001, neither MFI nor any MFI Subsidiary has received any written notification or, to MFI's Knowledge, any other communication from any Bank Regulator (i) asserting that MFI or any MFI Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to MFI or any MFI Subsidiary; (iii) requiring or threatening to require MFI or any MFI Subsidiary, or indicating that MFI or any MFI Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of MFI or any MFI Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of MFI or any MFI Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither MFI nor any MFI Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Medford Co-operative as to compliance with the CRA is satisfactory or better.

        4.13.    Employee Benefit Plans.

                     4.13.1.  MFI DISCLOSURE SCHEDULE 4.13.1 contains a descriptive list of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of MFI or each MFI Subsidiary or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which MFI or any MFI Subsidiary maintains, to which MFI or any MFI Subsidiary contributes, or under which any employee, former employee, director or former director of MFI or any MFI Subsidiary is covered or has benefit rights and pursuant to which any liability of MFI or any MFI Subsidiary exists or is reasonably likely to occur (the "Compensation and

Benefit Plans"). MFI has made available for inspection true and correct copies of the Compensation and Benefit Plans, as well as current summary plan descriptions, trust agreements, and insurance contracts, Internal Revenue Service Form 5500 (for the three most recently completed plan years) and the most recent IRS determination letters with respect thereto, and the loan agreement and related documents, including any amendments thereto, evidencing any outstanding loan to an employee stock ownership plan maintained by MFI or any MFI Subsidiary. Except as set forth on MFI DISCLOSURE SCHEDULE 4.13.1, MFI neither maintains nor has entered into any Compensation and Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of MFI or any MFI Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of MFI or any MFI Subsidiary or to Brookline Bancorp as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Compensation and Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 4.13.1, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Neither MFI nor any MFI Subsidiary has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by MFI or any MFI Subsidiary under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of MFI or any MFI Subsidiary and to the best knowledge of MFI, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Governmental Entities. Neither MFI nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

                     4.13.2.  Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("MFI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code (a copy of each such determination letter is included on MFI DISCLOSURE SCHEDULE 4.13.2), and, to the best knowledge of MFI, there exist no circumstances likely to materially adversely affect the qualified status of any such MFI Qualified Plan. All such MFI Qualified Plans established or maintained by MFI or each MFI Subsidiary or to which MFI or any MFI Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such MFI Qualified Plans. Except as set forth on MFI DISCLOSURE SCHEDULE 4.13.2, no MFI Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by MFI or each MFI Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in MFI consolidated financial statements to the extent required by GAAP and MFI and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither MFI nor any MFI Subsidiary is in material default in performing any of its respective contractual obligations under any of Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither MFI nor any MFI Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject MFI or any MFI Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                     4.13.3.  Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by MFI or any of its Subsidiaries to be incurred with respect to any MFI Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("MFI Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by MFI or any entity which is considered one employer with MFI under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, based upon the report of MFI's third-party actuary and plan administrator, no MFI Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, the net fair market value of the assets of each MFI Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which MFI has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, neither MFI nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, neither MFI nor any of its Subsidiaries has provided, or is required to provide, security to any MFI Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3. neither MFI nor any ERISA Affiliate nor any MFI Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of MFI, and except as set forth in MFI DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of MFI, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by MFI or any MFI Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of MFI or any MFI Subsidiary or any such Plan.

                     4.13.4.  Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.4, neither MFI nor any MFI Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.4, there has been no communication to employees by MFI or any MFI Subsidiary that would reasonably be expected to preclude MFI (or Brookline Bancorp as successor to MFI) from amending or terminating any obligations to its employees or former employees with respect to retiree health, life insurance, disability insurance, or other retiree death benefits.

                     4.13.5.  All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

                     4.13.6.  Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.6, MFI and its Subsidiaries do not maintain any Compensation and Benefit Plans covering employees who are not United States residents.

                     4.13.7.  MFI DISCLOSURE SCHEDULE 4.13.7, lists and describes: (i) each employee, officer and director of MFI and each MFI Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of such Change in Control Benefit for the individuals listed on MFI DISCLOSURE SCHEDULE 7.8.3; (ii) each other employee of MFI or any MFI Subsidiary who may be eligible for a Change in Control Benefit, showing the date of hire of each such employee, and his or her estimated salary for 2004 and bonus amount for 2003; as well as his or her exempt status, (iii) the unpaid balance of any loans owing by the Mystic ESOP to MFI or any party as of the date hereof (the "ESOP Loan") and the number of unallocated shares of MFI Common Stock held by such trust; and (iv) each employee, officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in MFI Financial Statements with respect thereto. Except as disclosed in MFI DISCLOSURE SCHEDULE 4.13.7, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                     4.13.8.  Except as disclosed in MFI DISCLOSURE SCHEDULE 4.13.8, neither MFI nor any MFI Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                     4.13.9.  Except as set forth in MFI DISCLOSURE SCHEDULE 4.13.9, the consummation of the Merger and/or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of MFI or any MFI Subsidiary to any actual or deemed payment (or benefit) which would reasonably be expected to constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

        4.14.    Brokers, Finders and Financial Advisors.

        Neither MFI nor any MFI Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of RBC Capital Markets ("RBC") by MFI and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with RBC, setting forth the fee payable to RBC for its services rendered to MFI in connection with the Merger and transactions contemplated by this Agreement, is attached to MFI DISCLOSURE SCHEDULE 4.14.

        4.15.    Environmental Matters.

                     4.15.1.  Except as may be set forth in MFI DISCLOSURE SCHEDULE 4.15, with respect to MFI and each MFI Subsidiary:

                                  (A)  Each of MFI and the MFI Subsidiaries and, to MFI's Knowledge, the Participation Facilities and the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                                  (B)  MFI has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to MFI's

Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the MFI Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the MFI Subsidiaries or any Participation Facility;

                                  (C)  MFI has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to MFI's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or MFI or any of the MFI Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                                  (D)  To MFI's Knowledge, the properties currently owned or operated by MFI or any MFI Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                                  (E)  Neither MFI nor any MFI Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                                  (F)  To MFI's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by MFI or any of the MFI Subsidiaries or any Participation Facility, and to MFI's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by MFI or any of the MFI Subsidiaries or any Participation Facility; and

                                  (G)  To MFI's Knowledge, during the period of (s) MFI's or any of the MFI Subsidiaries' ownership or operation of any of their respective current properties or (t) MFI's or any of the MFI Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To MFI's Knowledge, prior to the period of (x) MFI's or any of the MFI Subsidiaries' ownership or operation of any of their respective current properties or (y) MFI's or any of the MFI Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

                                  (H)  Neither MFI nor any other MFI Subsidiary has conducted any environmental studies during the past ten years (other than Phase I studies which did not indicate any contamination of the environment by Materials of Environmental Concern) with respect to any properties owned or leased by it or any of its Subsidiaries, or with respect to any Loan Property or any Participation Facility.

                     4.15.2.  "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

        4.16.    Loan Portfolio.

                     4.16.1.  The allowance for loan losses reflected in the notes to MFI's audited consolidated statement of financial condition at June 30, 2003 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements in MFI's Securities Documents for periods ending after June 30, 2003 were, or will be, adequate, as of the dates thereof, under GAAP.

                     4.16.2.  MFI DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of May 31, 2004, by account, of: (A) all loans (including loan participations) of MFI or any other MFI Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of MFI or any other MFI Subsidiary which have been terminated by MFI or any other MFI Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which MFI or any other MFI Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from MFI or any other MFI Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein MFI or any other MFI Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified Medford Co-operative or any other MFI Subsidiary during the past twelve months of, or has asserted against Medford Co-operative, or any other MFI Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of MFI or any MFI Subsidiary, each borrower, customer or other party which has given Medford Co-operative, or any other MFI Subsidiary any oral notification of, or orally asserted to or against Medford Co-operative, or any other MFI Subsidiary, any such claim; and (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of May 31, 2004 are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (G) all other assets classified by Medford Co-operative, or any other MFI Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $50,000, provided that DISCLOSURE SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $50,000 that has been excluded.

                     4.16.3.  All loans receivable (including discounts) and accrued interest entered on the books of MFI and the MFI Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of MFI's or the appropriate MFI Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in MFI DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of MFI, the loans, discounts and the accrued interest reflected on the books of MFI and the MFI Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in MFI DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by MFI or the appropriate MFI Subsidiary free and clear of any liens.

                     4.16.4.  The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

        4.17.    Securities Documents.

        MFI has made available to Brookline Bancorp copies of its (i) annual reports on Form 10-K for the years ended June 30, 2003, 2002 and 2001, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2003 and 2002. Such reports, as amended, and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

        4.18.    Related Party Transactions.

        Except as described in MFI's proxy statement dated September 12, 2003 (the "MFI Proxy Statement") distributed in connection with its annual meeting of stockholders held on October 22, 2003 (which has previously been made available to Brookline Bancorp), or as set forth in MFI DISCLOSURE SCHEDULE 4.18, neither MFI nor any MFI Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of MFI or any MFI Subsidiary. Except as described in the MFI Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of MFI or any MFI Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Medford Co-operative's loan modification policy that is applicable to all Persons. Neither MFI nor any MFI Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by MFI is inappropriate.

        4.19.    Deposits.

        None of the deposits of any MFI Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

        4.20.    Antitakeover Provisions Inapplicable; Required Vote.

        The Board of Directors of MFI has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of MFI) necessary to exempt Brookline Bancorp, the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL. The affirmative vote of a majority of the issued and outstanding shares of MFI Common Stock is required to approve this Agreement and the Merger under MFI's certificate of incorporation (and no greater voting requirement is applicable by reason of Article VIII of the Certificate of Incorporation) and the DGCL.

        4.21.    Registration Obligations.

        Neither MFI nor any MFI Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

        4.22.    Risk Management Instruments.

        All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for MFI's own account, or for the account of one or more of MFI's Subsidiaries or their customers (all of which are set forth in MFI DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of MFI and each MFI Subsidiary, with counterparties believed to be financially responsible at the time; and to MFI's and each MFI Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of

MFI or such MFI Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither MFI nor any MFI Subsidiary, nor, to the Knowledge of MFI, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

        4.23.    Fairness Opinion.

        MFI has received an opinion from RBC to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of MFI pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

        4.24.    Intellectual Property.

        MFI and each MFI Subsidiary owns or, to MFI's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither MFI nor any MFI Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. MFI and each Significant Subsidiary of MFI have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

        4.25.    Trust Accounts.

        Neither MFI, nor any MFI Subsidiary conducts any trust business.

        4.26.    Labor Matters.

        There are no labor or collective bargaining agreements to which MFI or any MFI Subsidiary is a party. To the Knowledge of MFI, there is no union organizing effort pending or threatened against MFI or any MFI Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of MFI, threatened against MFI or any MFI Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of MFI, threatened against MFI or any MFI Subsidiary (other than routine employee grievances that are not related to union employees). MFI and each MFI Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

        4.27.    MFI Information Supplied.

        The information relating to MFI and any MFI Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by MFI with respect to statements made or incorporated by reference therein based on information supplied by Brookline Bancorp specifically for inclusion or incorporation by reference in the Merger Registration Statement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BROOKLINE BANCORP

        Brookline Bancorp represents and warrants to MFI that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), subject to the standard set forth in Section 5.1 and except as set forth in the BROOKLINE BANCORP DISCLOSURE SCHEDULE delivered by Brookline Bancorp to MFI on the date hereof, and except to any representation of warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. Brookline Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the BROOKLINE BANCORP DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the BROOKLINE BANCORP DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of Brookline Bancorp shall include the Knowledge of Brookline Bank.

        5.1.    Standard.

        No representation or warranty of Brookline Bancorp contained in this Article V shall be deemed untrue or incorrect, and Brookline Bancorp shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the last sentence of Sections 5.2.1 and 5.2.2), 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

        5.2.    Organization.

                       5.2.1.  Brookline Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. Brookline Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

                       5.2.2.  Brookline Bank is a savings association duly organized, validly existing and in good standing under Federal law. The deposits of Brookline Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Brookline Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

                       5.2.3.  BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.2.3 sets forth each Brookline Bancorp Subsidiary. Each Brookline Bancorp Subsidiary (other than Brookline Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

                       5.2.4.  The respective minute books of Brookline Bancorp and each Brookline Bancorp Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

                       5.2.5.  Prior to the date of this Agreement, Brookline Bancorp has made available to MFI true and correct copies of the certificate of incorporation or charter and bylaws of Brookline Bancorp and Brookline Bank and the Brookline Bancorp Subsidiaries.

        5.3.    Capitalization.

                       5.3.1.  The authorized capital stock of Brookline Bancorp consists of 200,000,000 shares of Brookline Bancorp Common Stock, of which 60,409,532 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 50,000,000 shares of preferred stock, $0.01 par value ("Brookline Bancorp Preferred Stock"), none of which are outstanding. There are 1,335,299            shares of Brookline Bancorp Common Stock held by Brookline Bancorp as treasury stock. Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Brookline Bancorp Common Stock, or any other security of Brookline Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of Brookline Bancorp Common Stock or any other security of Brookline Bancorp, other than shares issuable under the Brookline Bancorp Stock Benefit Plans.

                       5.3.2.  Brookline Bancorp owns all of the capital stock of Brookline Bank free and clear of any lien or encumbrance. Either Brookline Bancorp or Brookline Bank owns all of the outstanding shares of capital stock of each Brookline Bancorp Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                       5.3.3.  Except as set forth in BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.3.3, to the Knowledge of Brookline Bancorp, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Brookline Bancorp Common Stock.

                       5.3.4.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Brookline Bancorp's stockholders may vote has been issued by Brookline Bancorp and are outstanding.

        5.4.    Authority; No Violation.

                       5.4.1.  Brookline Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Brookline Bancorp and the completion by Brookline Bancorp of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Brookline Bancorp, and no other corporate proceedings on the part of Brookline Bancorp are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Brookline Bancorp, and subject to the receipt of the Regulatory Approvals described in Section 8.3 and approval by the stockholders of MFI and due and valid execution and delivery of this Agreement by MFI, constitutes the valid and binding obligations of Brookline Bancorp, enforceable against Brookline Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

                       5.4.2.  (A) The execution and delivery of this Agreement by Brookline Bancorp, (B) subject to receipt of the Regulatory Approvals, and compliance by MFI and Brookline Bancorp with any conditions contained therein, and subject to the receipt of the approval of the stockholders of MFI, the consummation of the transactions contemplated hereby, and (C) compliance by Brookline Bancorp with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Brookline Bancorp or any Brookline Bancorp Subsidiary or the charter and bylaws of Brookline Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Brookline Bancorp or any Brookline Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Brookline Bancorp, Brookline Bank or any Brookline Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Brookline Bancorp and the Brookline Bancorp Subsidiaries taken as a whole.

        5.5.    Consents.

        Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of Brookline Bancorp Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Brookline Bancorp Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the stockholders of MFI, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Brookline Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Brookline Bancorp and the completion by Brookline Bancorp of the Merger or (y) the execution and delivery of the Plan of Bank Merger and the completion of the Bank Merger. Brookline Bancorp has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition or requirement that could reasonably be expected by Brookline Bancorp to result in a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole, or that (ii) any public body or authority having jurisdiction over affairs of Brookline Bancorp, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

        5.6.    Financial Statements.

                       5.6.1.  Brookline Bancorp has previously made available to MFI the Brookline Bancorp Financial Statements covering periods ended prior to the date hereof. The Brookline Bancorp Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Brookline Bancorp and the Brookline Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

                       5.6.2.  At the date of each balance sheet included in the Brookline Bancorp Financial Statements, Brookline Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Brookline Bancorp Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

        5.7.    Taxes.

        Brookline Bancorp and the Brookline Bancorp Subsidiaries that are at least 80 percent owned by Brookline Bancorp are members of the same affiliated group within the meaning of Code Section 1504(a). Brookline Bancorp has duly filed all federal, state and material local tax returns required to be filed by or with respect to Brookline Bancorp and each Subsidiary of Brookline Bancorp, taking into account any extensions (all such returns, to the Knowledge of Brookline Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all federal, state and material local taxes which have been incurred by or are due or claimed to be due from Brookline Bancorp and any Subsidiary of Brookline Bancorp by any taxing authority or pursuant to any written tax sharing agreement other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, Brookline Bancorp has received no notice of, and to the Knowledge of Brookline Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Brookline Bancorp or any of its Subsidiaries, and no claim has been made by any taxing authority in a jurisdiction where Brookline Bancorp or any of its Subsidiaries do not file tax returns that Brookline Bancorp or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.7, Brookline Bancorp and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Brookline Bancorp and each of its Subsidiaries has timely withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Brookline Bancorp and each of its Subsidiaries, to the Knowledge of Brookline Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

        5.8.    No Material Adverse Effect.

        Except as disclosed in Brookline Bancorp's Securities Documents filed on or prior to the date hereof, Brookline Bancorp and the Brookline Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Brookline Bancorp and the Brookline Bancorp Subsidiaries, taken as a whole.

        5.9.    Ownership of Property; Insurance Coverage.

                       5.9.1.  Brookline Bancorp and each Significant Subsidiary of Brookline Bancorp has good and, as to real property, marketable title to all material assets and properties owned by Brookline Bancorp or each Significant Subsidiary of Brookline Bancorp in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Brookline Bancorp Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a Significant Subsidiary of Brookline Bancorp acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Brookline Bancorp and the Significant Subsidiaries of Brookline Bancorp, as lessee, have the right under valid and subsisting leases of real and personal properties used by Brookline Bancorp and the Significant Subsidiaries of Brookline Bancorp in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

                       5.9.2.  Brookline Bancorp and each Significant Subsidiary of Brookline Bancorp currently maintain insurance considered by Brookline Bancorp to be reasonable for their respective operations. Neither Brookline Bancorp nor any Significant Subsidiary of Brookline Bancorp has received notice from any insurance carrier on or before the date hereof that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three years Brookline Bancorp and each Significant Subsidiary of Brookline Bancorp has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

        5.10.    Legal Proceedings.

        Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Brookline Bancorp, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Brookline Bancorp or any Brookline Bancorp Subsidiary, (ii) to which Brookline Bancorp or any Brookline Bancorp Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Brookline Bancorp to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

        5.11.    Compliance With Applicable Law.

                     5.11.1.  To the Knowledge of Brookline Bancorp, each of Brookline Bancorp and each Brookline Bancorp Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has received any written notice to the contrary.

                     5.11.2.  Each of Brookline Bancorp and each Brookline Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Brookline Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in Section 8.3.

                     5.11.3.  For the period beginning January 1, 2001, neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has received any written notification or, to the Knowledge of Brookline Bancorp, any other communication from any Bank Regulator (i) asserting that Brookline Bancorp or any Brookline Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Brookline Bancorp or any Brookline Bancorp Subsidiary; (iii) requiring or threatening to require Brookline Bancorp or any Brookline Bancorp Subsidiary, or indicating that Brookline Bancorp or any Brookline Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Brookline Bancorp or any Brookline Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Brookline Bancorp or any Brookline Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Brookline Bank as to compliance with the CRA is satisfactory or better.

        5.12.    Employee Benefit Plans.

                     5.12.1.  BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.12.1 includes a list of all Compensation and Benefit Plans sponsored by Brookline Bancorp or any of its Subsidiaries. "Compensation and Benefit Plans" as used herein shall have the same meaning as set forth in Section 4.13.1, substituting the name of Brookline Bancorp for MFI wherever used therein. Neither Brookline Bancorp nor any of its Subsidiaries has been notified by any Governmental Entity to modify or limit any payments or other compensation paid or payable by Brookline Bancorp or any of its Subsidiaries under this Agreement, any Compensation and Benefit Plan or otherwise, to or for the benefit of any employee or director of Brookline Bancorp or any of its Subsidiaries and to the best knowledge of Brookline Bancorp, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the any Governmental Entities. Neither Brookline Bancorp nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, Brookline Bancorp has made available to MFI true and correct copies of the Brookline Bancorp Compensation and Benefit Plans.

                     5.12.2.  Each of the Compensation and Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Brookline Bancorp Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code (a copy of each such determination letter is included on BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.12.2), and, to the best knowledge of Brookline Bancorp, there exist no circumstances likely to materially adversely affect the qualified status of any such Brookline Bancorp Qualified Plan. All such Brookline Bancorp Qualified Plans established or maintained by Brookline Bancorp or each Brookline Bancorp Subsidiary or to which Brookline Bancorp or any Brookline Bancorp Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code permits with respect to such Brookline Bancorp Qualified Plans. Except as set forth on BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.12.2, no Brookline Bancorp Qualified Plan is a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Brookline Bancorp or each Brookline Bancorp Subsidiary to any Compensation and Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Brookline Bancorp's consolidated financial statements to the extent required by GAAP and Brookline Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP. Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary is in material default in performing any of its respective contractual obligations under any Compensation and Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan. Neither Brookline Bancorp nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Brookline Bancorp or any of its Subsidiaries to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                     5.12.3.  No liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by Brookline Bancorp or any of its Subsidiaries to be incurred with respect to any Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("Brookline Bancorp Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Brookline Bancorp or any entity which is considered one employer with Brookline Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). No Brookline Bancorp Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. The net fair market value of the assets of each Brookline Bancorp Defined Benefit Plan exceeds the actuarial present value of the accumulated plan benefits guaranteed under Section 4022 of ERISA as of the end of the most recent plan year ending prior to the date hereof for which Brookline Bancorp has completed actuarial reports that have been filed with the Internal Revenue Service. There is not currently pending with the PBGC any filings with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and transactions contemplated thereby). Neither Brookline Bancorp nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither Brookline Bancorp nor any of its Subsidiaries has provided, or is required to provide, security to any Brookline Bancorp Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither Brookline Bancorp nor any ERISA Affiliate nor any Brookline Bancorp Compensation and Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which any of the aforesaid persons or entities would reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code. To the Knowledge of Brookline Bancorp, there is no pending investigation or enforcement action by any Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan. There is no pending or, to the best knowledge of Brookline Bancorp, threatened litigation or pending claim (other than individual benefit claims made in the ordinary course) by or on behalf of or against any of Compensation and Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Brookline Bancorp or any Brookline Bancorp Subsidiary which allege violations of applicable state or federal law or the terms of the Plan which are reasonably likely to result in a liability on the part of Brookline Bancorp or any of its Subsidiaries or any such Plan.

                     5.12.4.  All Compensation and Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 and 711-713 of ERISA.

        5.13.    Environmental Matters.

                     5.13.1.  To the Knowledge of Brookline Bancorp, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Brookline Bancorp or any of Brookline Bancorp Subsidiary. To the Knowledge of Brookline Bancorp, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Brookline Bancorp or any Brookline Bancorp Subsidiary by reason of any Environmental Laws. Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary has received any written notice from any Person that Brookline Bancorp or any Brookline Bancorp Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Brookline Bancorp or any Brookline Bancorp Subsidiary.

                     5.13.2.  There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Brookline Bancorp's Knowledge, threatened, before any court, governmental agency or other forum against Brookline Bancorp or any Brookline Bancorp Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the Brookline Bancorp.

        5.14.    Loan Portfolio.

                     5.14.1.  The allowance for loan losses reflected in Brookline Bancorp's audited consolidated statement of condition at December 31, 2003 was, and the allowance for loan losses shown on the balance sheets in Brookline Bancorp's Securities Documents for periods ending after December 31, 2003 were or will be, adequate, as of the dates thereof, under GAAP.

                     5.14.2.  BROOKLINE BANCORP DISCLOSURE SCHEDULE 5.14.2 sets forth a listing, as of the most recently available date, all loans of Brookline Bancorp and any Brookline Bancorp Subsidiary (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by Brookline Bancorp or any Brookline Bancorp Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.14.2 may exclude any individual loan with a principal outstanding balance of less than $100,000.

                     5.14.3.  All loans receivable (including discounts) and accrued interest entered on the books of Brookline Bancorp and each Brookline Bancorp Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be.

                     5.14.4.  The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

        5.15.    Securities Documents.

        Brookline Bancorp has made available to MFI copies of its (i) annual report on Form 10-K for the year ended December 31, 2003, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2004 and (iii) proxy materials used or for use in connection with its meeting of stockholders held in 2004. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

        5.16.    Deposits.

        None of the deposits of any Brookline Bancorp Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

        5.17.    Antitakeover Provisions Inapplicable.

        The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to Brookline Bancorp or any Brookline Bancorp Subsidiary.

        5.18.    Brokers, Finders and Financial Advisors.

        Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Ryan Beck & Co. by Brookline Bancorp and the fee payable pursuant thereto.

        5.19.    Brookline Bancorp Common Stock.

        The shares of Brookline Bancorp Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

        5.20.    Material Contracts; Leases, Defaults.

        Neither Brookline Bancorp nor any Brookline Bancorp Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Brookline Bancorp or any Brookline Bancorp Subsidiary; nor (ii) any agreement which by its terms limits the payment of dividends by Brookline Bancorp or any Brookline Bancorp Subsidiary.

        5.21.    Brookline Bancorp Information Supplied.

        The information relating to Brookline Bancorp and any Brookline Bancorp Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Brookline Bancorp with respect to statements made or incorporated by reference therein based on information supplied by MFI specifically for inclusion or incorporation by reference in the Merger Registration Statement.

ARTICLE VI
COVENANTS OF MFI

        6.1.    Conduct of Business.

                       6.1.1.  Affirmative Covenants.    During the period from the date of this Agreement to the Effective Time, except with the written consent of Brookline Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, MFI will, and it will cause each MFI Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

                       6.1.2.  Negative Covenants.    MFI agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in MFI DISCLOSURE SCHEDULE 6.1.2, or consented to by Brookline Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the MFI Subsidiaries not to:

                                  (A)  change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

                                  (B)  change the number of authorized or issued shares of its capital stock, issue any shares of MFI Common Stock that are held as Treasury Shares as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the MFI Stock Benefit Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) MFI may issue shares of MFI Common Stock upon the valid exercise, in accordance with the information set forth in MFI DISCLOSURE SCHEDULE 4.3.1, of presently outstanding MFI Options issued under the MFI Stock Benefit Plans, (ii) MFI may continue to pay its regular quarterly cash dividend of $0.115 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by MFI prior to the Effective Time and the payment thereof shall be coordinated with Brookline Bancorp so that holders of MFI Common Stock do not receive dividends on both MFI Common Stock and Brookline Bancorp Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the MFI Common Stock or Brookline Bancorp Common Stock received in the Merger in respect of such quarter), (iii) any MFI Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations).

                                  (C)  enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

                                  (D)  other than as set forth in MFI DISCLOSURE SCHEDULE 6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                                  (E)  grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on MFI DISCLOSURE SCHEDULES 4.9.1 and 4.13.1 or as required pursuant to Section 7.8 of this Agreement, (ii) as to non-management employees, merit pay increases, of no more than 5% individually, in the ordinary course of business consistent with past practices, (iii) with respect to severance or termination pay or benefits, pursuant to terminations of employment in the ordinary course of business consistent with past practice, (iv) the payment by MFI or Medford Co-operative immediately prior to the Effective Time of bonuses for services rendered during calendar 2004, to the extent that these bonuses are accrued in accordance with GAAP and provided that such bonuses are consistent, as to amount (individually and in the aggregate) and persons covered, with past practice, and (v) as otherwise contemplated by this Agreement. Neither MFI nor any MFI Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that a MFI Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

                                  (F)  enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice, except (i) as may be required by applicable law, or (ii) as otherwise contemplated by this Agreement;

                                  (G)  merge or consolidate MFI or any MFI Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of MFI or any MFI Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between MFI, or any MFI Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by any MFI Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                                  (H)  except as permitted by Section 6.1.2(B) sell or otherwise dispose of the capital stock of MFI or sell or otherwise dispose of any asset of MFI or of any MFI Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of MFI or of any MFI Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, including pledges in connection with acceptance of governmental deposits, and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                                   (I)  take any action which would be reasonably expected to result in any of the representations and warranties of MFI set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                                   (J)  change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating MFI or Medford Co-operative or regulatory accounting principles;

                                  (K)  waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which MFI or any MFI Subsidiary is a party;

                                  (L)  purchase any equity securities, or purchase any other securities except securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount of not more than $1,000,000, (iii) with a weighted average life of not more than two years and (iv) otherwise in the ordinary course of business consistent with past practice;

                                 (M)  except as specifically provided below, and except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the MFI DISCLOSURE SCHEDULE 6.1.2(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $200,000 in the aggregate for unsecured loans and $500,000 in the aggregate for secured loans. In addition, the following require the prior consent of Brookline Bancorp: a residential loan of $500,000 or greater (except for residential loans sold as to which there is an agreement to sell on a non-recourse basis); a construction loan of $500,000 or greater; an unsecured loan of $25,000 or greater; a secured commercial business loan of $250,000 or greater; and a commercial real estate loan of $500,000 or greater; or purchase, invest in or originate any finance lease or any loan secured by a lease of personal property;

                                  (N)  except as set forth on the MFI DISCLOSURE SCHEDULE 6.1.2(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

                                  (O)  enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                                   (P)  except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                                  (Q)  except as set forth in MFI DISCLOSURE SCHEDULE 6.1.2(Q), make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

                                  (R)  except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any MFI Compensation and Benefit Plan;

                                   (S)  except as set forth in MFI DISCLOSURE SCHEDULE 6.1.2(S), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                                  (T)  except as set forth in MFI DISCLOSURE SCHEDULE 6.1.2(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                                  (U)  sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice and other than as listed on MFI DISCLOSURE SCHEDULE 6.1.2(v)) unless Brookline Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Brookline Bancorp;

                                  (V)  except as set forth in MFI DISCLOSURE SCHEDULE 6.1.2(V), undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by MFI or any MFI Subsidiary of more than $100,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

                                 (W)  pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                                  (X)  foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

                                  (Y)  purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

                                  (Z)  issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Brookline Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Brookline Bancorp (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Brookline Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

                               (AA)  agree to do any of the foregoing.

        6.2.    Current Information.

                       6.2.1.  During the period from the date of this Agreement to the Effective Time, MFI will cause one or more of its representatives to confer with representatives of Brookline Bancorp and report the general status of its ongoing operations at such times as Brookline Bancorp may reasonably request. MFI will promptly notify Brookline Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving MFI or any MFI Subsidiary. Without limiting the foregoing, senior officers of Brookline Bancorp and MFI shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of MFI and its Subsidiaries, in accordance with applicable law, and MFI shall give due consideration to Brookline Bancorp's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Brookline Bancorp nor any Brookline Bancorp Subsidiary shall under any circumstance be permitted to exercise control of MFI or any MFI Subsidiary prior to the Effective Time.

                       6.2.2.  Medford Co-operative and Brookline Bank shall meet on a regular basis to discuss and plan for the conversion of data processing and related electronic informational systems of Medford Co-operative to those used by Brookline Bank, which planning shall include, but not be limited to, discussion of the possible termination by Medford Co-operative of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Medford Co-operative in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that neither Medford Co-operative shall be obligated to take any such action prior to the Effective Time and, unless Medford Co-operative otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. In the event that Medford Co-operative takes, at the request of Brookline Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Brookline Bank shall indemnify Medford Co-operative for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by MFI, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

                       6.2.3.  MFI shall provide Brookline Bancorp, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, MFI shall provide Brookline Bancorp with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

                       6.2.4.  MFI shall promptly inform Brookline Bancorp upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of MFI or any MFI Subsidiary under any labor or employment law.

        6.3.    Access to Properties and Records.

        Subject to Section 12.1, MFI shall permit Brookline Bancorp reasonable access upon reasonable notice to its properties and those of the MFI Subsidiaries, and shall disclose and make available to Brookline Bancorp during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter MFI reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Brookline Bancorp may have a reasonable interest; provided, however, that MFI shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in MFI's reasonable judgment, would interfere with the normal conduct of MFI's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. MFI shall provide and shall request its auditors to provide Brookline Bancorp with such historical financial information regarding it (and related audit reports and consents) as Brookline Bancorp may reasonably request for Securities Law disclosure purposes. Brookline Bancorp shall use commercially reasonable efforts to minimize any interference with MFI's regular business operations during any such access to MFI's property, books and records. MFI and each MFI Subsidiary shall permit Brookline Bancorp, at Brookline Bancorp's expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or, to the extent permitted under the applicable lease agreement, occupied by MFI or any MFI Subsidiary.

        6.4.    Financial and Other Statements.

                       6.4.1.  Promptly upon receipt thereof, MFI will furnish to Brookline Bancorp copies of each annual, interim or special audit of the books of MFI and the MFI Subsidiaries made by its independent accountants and copies of all internal control reports submitted to MFI by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the books of MFI and the MFI Subsidiaries made by such accountants.

                       6.4.2.  As soon as reasonably available, but in no event later than five business days after such documents are filed with the SEC, MFI will deliver to Brookline Bancorp the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly through the SEC's EDGAR data base. Within 25 days after the end of each month, MFI will deliver to Brookline Bancorp a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

                       6.4.3.  With reasonable promptness, MFI will furnish to Brookline Bancorp such additional financial data that MFI possesses and as Brookline Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

        6.5.    Maintenance of Insurance.

        MFI shall use commercially reasonable efforts to maintain, and to cause the MFI Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that currently maintained by MFI and the MFI Subsidiaries and set forth in MFI DISCLOSURE SCHEDULE 4.10.3. MFI will promptly inform Brookline Bancorp if MFI or any MFI Subsidiary receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

        6.6.    Disclosure Supplements.

        From time to time prior to the Effective Time, MFI will promptly supplement or amend the MFI DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such MFI DISCLOSURE SCHEDULE or which is necessary to correct any information in such MFI DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such MFI DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the MFI DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

        6.7.    Consents and Approvals of Third Parties.

        MFI and Medford Co-operative shall use all commercially reasonable efforts, and shall cause each MFI Subsidiary to use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, MFI shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

        6.8.    All Reasonable Efforts.

        Subject to the terms and conditions herein provided, MFI agrees to use, and agrees to cause Medford Co-operative to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

        6.9.    Failure to Fulfill Conditions.

        In the event that MFI or Medford Co-operative determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Brookline Bancorp.

        6.10.    No Solicitation.

        From and after the date hereof until the termination of this Agreement, neither MFI, nor any MFI Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by MFI or any of the MFI Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and MFI shall notify Brookline Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which MFI or any of its Subsidiaries or any of its officers, directors or employees, or, to MFI's Knowledge, investment bankers, financial advisors, attorneys, accountants or other representatives of MFI may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of MFI from (i) complying with its disclosure obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of MFI determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to MFI's stockholders from a financial point of view than the Merger; (B) the Board of Directors of MFI determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law; (C) such Acquisition Proposal was not solicited by MFI and did not otherwise result from a breach of this Section 6.10 by MFI (such proposal that satisfies clauses (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) MFI promptly notifies Brookline Bancorp of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with MFI or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that MFI and Brookline Bancorp entered into; and (E) the MFI Stockholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving MFI or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of MFI and the MFI Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of MFI or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        6.11.    Reserves and Merger-Related Costs.

        On or before the Effective Date, to the extent consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, MFI shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of MFI to those of Brookline Bancorp (as such practices and methods are to be applied to MFI from and after the Closing Date) and Brookline Bancorp's plans with respect to the conduct of the business of MFI following the Merger and otherwise to reflect Merger-related expenses and costs incurred by MFI, provided, however, that MFI shall not be required to take such action unless Brookline Bancorp agrees in writing that all conditions to closing set forth in Section 9.2 have been satisfied or waived (except for the expiration of any applicable waiting periods). No accrual or reserve made by MFI or any MFI Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 11.1.2. No action shall be required to be taken by MFI pursuant to this Section 6.11 if, in the opinion of MFI's independent auditors, such action would contravene GAAP.

        6.12.    Board of Directors and Committee Meetings.

        MFI and the MFI Subsidiaries shall permit a representative of Brookline Bancorp to attend any meeting of their Board of Directors, and shall permit no more than two (2) representatives of Brookline Bancorp to attend any meeting of their loan (security) committee, as an observer (the "Observer"), provided that neither MFI nor any MFI Subsidiary shall be required to permit the Observer to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of MFI or during any other matter that the respective Board of Directors has been advised of by counsel that such attendance by the Observer may violate a confidentiality obligation or fiduciary duty or any legal, regulatory or Nasdaq requirements.

ARTICLE VII
COVENANTS OF BROOKLINE BANCORP

        7.1.    Conduct of Business.

        During the period from the date of this Agreement to the Effective Time, except with the written consent of MFI, which consent will not be unreasonably withheld, Brookline Bancorp will, and it will cause each Brookline Bancorp Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

        7.2.    Current Information and Consultation.

        During the period from the date of this Agreement to the Effective Time, Brookline Bancorp will cause one or more of its representatives to confer with representatives of MFI and report the general status of its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby, at such times as MFI may reasonably request. Brookline Bancorp will promptly notify MFI, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Brookline Bancorp and any Brookline Bancorp Subsidiary. Brookline Bancorp shall be reasonably responsive to requests by MFI for access to such information and personnel regarding Brookline Bancorp and its Subsidiaries as may be reasonably necessary for MFI to confirm that the representations and warranties of Brookline Bancorp contained herein are true and correct and that the covenants of Brookline Bancorp contained herein have been performed in all material respects; provided, however, that Brookline Bancorp shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Brookline Bancorp's reasonable judgment, would interfere with the normal conduct of Brookline Bancorp's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel.

        7.3.    Financial and Other Statements.

        As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Brookline Bancorp will deliver to MFI the Securities Documents filed by it with the SEC under the Securities Laws other than those Securities Documents that are available publicly though the SEC's EDGAR data base. Brookline Bancorp will advise MFI promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Brookline Bancorp or any of the Brookline Bancorp Subsidiaries.

        7.4.    Disclosure Supplements.

        From time to time prior to the Effective Time, Brookline Bancorp will promptly supplement or amend the BROOKLINE BANCORP DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such BROOKLINE BANCORP DISCLOSURE SCHEDULE or which is necessary to correct any information in such BROOKLINE BANCORP DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such BROOKLINE BANCORP DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX. Notwithstanding anything to the contrary contained herein, no failure to provide any such supplement or amendment to the BROOKLINE BANCORP DISCLOSURE SCHEDULE shall constitute the failure of any condition set forth in Article IX to be satisfied unless the underlying breach or inaccuracy would individually or collectively result in the failure of a condition set forth in Article IX to be satisfied.

        7.5.    Consents and Approvals of Third Parties.

        Brookline Bancorp and Brookline Bank shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

        7.6.    All Reasonable Efforts.

        Subject to the terms and conditions herein provided, Brookline Bancorp agrees to use and agrees to cause Brookline Bank to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Subject to the advice of its counsel, Brookline Bancorp shall execute any supplemental indentures and take such other actions as shall be required pursuant to the Indenture, dated April 10, 2002 between MFI, as issuer, and Wilmington Trust Company, as trustee, and the Indenture, dated February 14, 2003, between MFI, as issuer, and The Bank of New York, as trustee, in order for the transactions contemplated by this Agreement not to conflict with or result in a breach of such Indentures.

        7.7.    Failure to Fulfill Conditions.

        In the event that Brookline Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify MFI.

        7.8.    Employee Benefits.

                       7.8.1.  Brookline Bancorp agrees that it will honor all Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be required or permitted by this Agreement. Following the Effective Time, Brookline Bancorp shall provide Continuing Employees (as defined below in Section 7.8.6) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated Brookline Bancorp employees (as of the date any such compensation or benefit is provided). All MFI Employees who become participants in a Brookline Bancorp Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for service as an employee of MFI or any MFI Subsidiary or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given under the Brookline Bancorp ESOP, under the Brookline Bancorp retiree health plan, or to the extent that providing such credit would result in a duplication of benefits; and provided further, that credit for prior service with MFI or a MFI Subsidiary shall also be given for benefit accrual purposes under any vacation policy or plan of Brookline Bancorp or under any severance compensation plan for employees that Brookline Bancorp has or may adopt in the future. This Agreement shall not be construed to limit the ability of Brookline Bancorp or Brookline Bank to terminate the employment of any employee or to review employee benefits programs from time to time, or to make such changes as they deem appropriate, subject to the terms and conditions of such programs, or to terminate any Compensation and Benefit Plan.

                       7.8.2.  Subject to the occurrence of the Effective Time, the Mystic ESOP shall be terminated immediately prior to and effective as of the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ESOP participants), all outstanding Mystic ESOP indebtedness shall be repaid, and the balance of the shares and any other assets remaining in the Loan Suspense Account (as such term is defined in the Mystic ESOP) shall be allocated and distributed to Mystic ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the Mystic ESOP and unless otherwise required by applicable law. Prior to the Effective Time, MFI, and following the Effective Time, Brookline Bancorp shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). MFI and following the Effective Time, Brookline Bancorp, will adopt such amendments to the Mystic ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither MFI, nor following the Effective Time, Brookline Bancorp shall make any distribution from the Mystic ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section 7.8.2 and the terms of the Mystic ESOP, the terms of the Mystic ESOP shall control however, in the event of any such conflict, MFI before the Merger, and Brookline Bancorp after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

                       7.8.3.  The payments required to be made under the employment agreements or change of control agreements between (i) MFI and/or Medford Co-operative and (ii) the individuals listed on MFI DISCLOSURE SCHEDULE 7.8.3 shall be made by MFI or Medford Co-operative on the Closing Date prior to the Effective Time (except as indicated below). MFI and/or Medford Co-operative shall obtain from each individual listed in MFI DISCLOSURE SCHEDULE 7.8.3 an agreement (a "Settlement Agreement"), substantially in the form attached to BROOKLINE BANCORP DISCLOSURE SCHEDULE 7.8.3, to accept in full settlement of his or her rights under the specified programs the amounts and benefits determined under the individual's Settlement Agreement and pay such amounts to such individuals who are employed as of the Effective Time. Any officer or employee of MFI or Medford Co-operative who is a party to a Settlement Agreement and who (i) is terminated other than for cause, death or disability pursuant to the terms of the applicable employment or change in control agreement, or (ii) resigns on or after the Effective Date, shall be entitled to receive the benefits payable or to be otherwise provided under such Settlement Agreement on the Closing Date (or following the Closing Date if such termination (voluntary or involuntary) is initially effective following the Closing Date), and Brookline Bancorp agrees to provide the non-cash benefits provided in the Settlement Agreement. If requested by Brookline Bancorp prior to December 1, 2004, all or a portion of the cash payment to be made pursuant to one or more of the Settlement Agreements referenced in this Section 7.8.3 shall be accelerated and paid by MFI or Medford Co-operative prior to December 31, 2004, provided, however, that the acceleration of such amounts shall not be considered compensation, annual compensation or base cash compensation for purposes of increasing any payment made under any such employment, severance or change in control agreement to which such person is a party. At the time of payment of the amounts set forth in the Settlement Agreements set forth in BROOKLINE BANCORP DISCLOSURE SCHEDULE 7.8.3, each executive shall enter into an acknowledgment and release, attached to said Settlement Agreements as Appendix A, acknowledging that no further payments are due under such sections (other than any continuation of insurance benefits or corrective Section 280G indemnities to be provided under the terms of the Settlement Agreements and applicable employment agreements) and releasing MFI, Medford Co-operative, Brookline Bancorp and Brookline Bank from any and all claims arising thereunder.

                       7.8.4.  Prior to the Effective Time, any shares reserved for issuance pursuant to grants under the MFI RRP, which were not awarded to eligible employees, eligible directors or eligible directors emeritus prior to the execution of this Agreement, shall be cancelled and the MFI RRP shall be terminated, effective as of the Effective Time.

                       7.8.5.  If requested by Brookline Bancorp prior to December 1, 2004, MFI and/or Medford Co-operative agree to accelerate and pay in 2004, the payments to be made to the non-employee directors under the Retirement Plan for Non-Employee Directors in connection with their termination of service at the Effective Time. If not so requested, MFI or Medford Co-operative shall make all payments contemplated under the Retirement Plan for Non-Employee Directors, as computed in accordance with the principles described in the MFI DISCLOSURE SCHEDULE 4.13.7, to all non-employee directors on the Closing Date. MFI shall obtain an acknowledgment from each non-employee director that the amounts paid thereunder are in full satisfaction of the amounts due and owing thereunder, in the form attached to BROOKLINE BANCORP DISCLOSURE SCHEDULE 7.8.5.

                       7.8.6.  In the event of any termination of any MFI or Medford Co-operative health plan or consolidation of any such plan with any Brookline Bancorp or Brookline Bank health plan or to the extent that an employee of MFI or any MFI Subsidiary who continues employment with Brookline Bancorp or a Brookline Bancorp Subsidiary ("Continuing Employee") participates in a Brookline Bancorp health plan, Brookline Bancorp shall make available to such Continuing Employees and their dependents employer-provided health coverage (including medical, dental, pharmaceutical and/or vision benefits) on the same basis as it provides such coverage to Brookline Bancorp employees. Unless a Continuing Employee affirmatively terminates coverage under a MFI health plan prior to the time that such Continuing Employee becomes eligible to participate in the Brookline Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the MFI health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Brookline Bancorp and their dependents. In the event of a termination or consolidation of any MFI health plan, terminated MFI employees and qualified beneficiaries will have the right to continued coverage under group health plans of Brookline Bancorp in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any MFI health plan, or consolidation of any MFI health plan with any Brookline Bancorp health plan, any coverage limitation under the Brookline Bancorp health plan due to any pre-existing condition shall be waived by the Brookline Bancorp health plan to the degree that such condition was covered by the MFI health plan and such condition would otherwise have been covered by the Brookline Bancorp health plan in the absence of such coverage limitation. All MFI Employees who cease participating in an MFI health plan and become participants in a comparable Brookline Bancorp health plan shall receive credit for any co-payment and deductibles paid under MFI's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the Brookline Bancorp health plan, upon substantiation, in a form satisfactory to Brookline Bancorp that such co-payment and/or deductible has been satisfied. Brookline Bancorp shall assume the retiree health plan of MFI and each MFI Subsidiary and shall have the same rights and obligations thereunder.

        7.9.    Directors and Officers Indemnification and Insurance.

                       7.9.1.  Brookline Bancorp shall maintain, or shall cause Brookline Bank to maintain, in effect for six years following the Effective Time, the current directors' and officers' liability insurance policies maintained by MFI (provided, that Brookline Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Brookline Bancorp be required to expend pursuant to this Section 7.9.1 more than 200% of the annual cost currently expended by MFI with respect to such insurance, as set forth in MFI DISCLOSURE SCHEDULE 7.9.1 (the "Maximum Amount"); provided, further, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Brookline Bancorp shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, MFI agrees in order for Brookline Bancorp to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

                       7.9.2.  In addition to Section 7.9.1, Brookline Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of MFI or an MFI Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of MFI or a MFI Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Delaware law (to the extent not prohibited by Federal law), and MFI's Certificate of Incorporation and Bylaws. Brookline Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware law (to the extent not prohibited by Federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify Brookline Bancorp (but the failure so to notify Brookline Bancorp shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices Brookline Bancorp) and shall, if required by applicable law, deliver to Brookline Bancorp the undertaking referred to in the previous sentence.

                       7.9.3.  In the event that either Brookline Bancorp or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Brookline Bancorp shall assume the obligations set forth in this Section 7.9.

                       7.9.4.  The obligations of Brookline Bancorp provided under this Section 7.9 are intended to be enforceable against Brookline Bancorp directly by the Indemnified Parties and their heirs and representatives and shall be binding on all respective successors and permitted assigns of Brookline Bancorp. Brookline Bancorp shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.9 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

        7.10.    Stock Listing.

        Brookline Bancorp agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Brookline Bancorp Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Brookline Bancorp Common Stock to be issued in the Merger.

        7.11.    Stock and Cash Reserve.

        Brookline Bancorp agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Brookline Bancorp Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

        7.12.    Section 16(b) Exemption.

        Brookline Bancorp and MFI agree that, in order to most effectively compensate and retain MFI Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that MFI Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of MFI Common Stock into shares of Brookline Bancorp in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. Assuming that MFI delivers to Brookline Bancorp the MFI Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of Brookline Bancorp, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the MFI Insiders (as defined below) of Brookline Bancorp Common Stock in exchange for shares of MFI Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the MFI Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "MFI Section 16 Information" shall mean information accurate in all material respects regarding the MFI Insiders, the number of shares of MFI Common Stock held by each such MFI Insider and expected to be exchanged for Brookline Bancorp Common Stock in the Merger. "MFI Insiders" shall mean those officers and directors of MFI who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to Brookline Bancorp Common Stock subsequent to the Effective Time.

        7.13.    Communications to MFI Employees; Training.

        Brookline Bancorp and MFI agree that as promptly as practicable following the execution of this Agreement, meetings with employees of MFI and Medford Co-operative shall be held at such location as Brookline Bancorp and MFI shall mutually agree, provided that representatives of MFI shall be permitted to attend such meetings, to announce the proposed Merger. Brookline Bancorp and MFI shall mutually agree as to the scope and content of all communications to the employees of MFI and Medford Co-operative. At mutually agreed upon times following execution of this Agreement, representatives of Brookline Bancorp shall be permitted to meet with the employees of MFI and Medford Co-operative to discuss employment opportunities with Brookline Bancorp, provided that representatives of MFI shall be permitted to attend any such meeting. From and after the

Determination Date, Brookline Bancorp shall also be permitted to conduct training sessions outside of normal business hours or at other times as MFI may agree, with the employees of MFI and Medford Co-operative and may conduct such training seminars at any branch location of Medford Co-operative; provided that Brookline Bancorp will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Medford Co-operative's normal business operations. Brookline Bancorp shall reimburse the employees of MFI and Medford Co-operative for transportation costs to and from the locations where Brookline Bancorp shall train such employees and compensate the employees of MFI and Medford Co-operative or reimburse the employees of MFI and Medford Co-operative respective applicable standard or overtime rates for the time spent in such training.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

        8.1.    Meeting of Stockholders.

                       8.1.1.  MFI will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, for the purpose of considering this Agreement and the Merger (the "MFI Stockholders Meeting"), (ii) in connection with the solicitation of proxies with respect to the MFI Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the MFI stockholders; and (iii) cooperate and consult with Brookline Bancorp with respect to each of the foregoing matters. The Board of Directors of MFI may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

        8.2.    Proxy Statement-Prospectus; Merger Registration Statement.

                       8.2.1.  For the purposes (x) of registering Brookline Bancorp Common Stock to be offered to holders of MFI Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the MFI Stockholders Meeting, Brookline Bancorp shall draft and prepare, and MFI shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by MFI to the MFI stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). Brookline Bancorp shall provide MFI and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Brookline Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Brookline Bancorp and MFI shall use its best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and MFI shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Brookline Bancorp shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and MFI shall furnish all information concerning MFI and the holders of MFI Common Stock as may be reasonably requested in connection with any such action.

                       8.2.2.  Brookline Bancorp shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Brookline Bancorp will advise MFI promptly after Brookline Bancorp receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Brookline Bancorp Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Brookline Bancorp will provide MFI with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as MFI may reasonably request.

                       8.2.3.  MFI and Brookline Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, MFI shall cooperate with Brookline Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Brookline Bancorp shall file an amended Merger Registration Statement with the SEC, and each of MFI and Brookline Bancorp shall mail an amended Proxy Statement-Prospectus to MFI's stockholders.

        8.3.    Regulatory Approvals.

        Each of MFI and Brookline Bancorp will cooperate with the other and use all reasonable efforts to promptly prepare and as soon as practicable following the date hereof, file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the OTS, the FRB, and the Commissioner and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. MFI and Brookline Bancorp will furnish each other and each other's counsel with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of MFI or Brookline Bancorp to any Bank Regulator or governmental body in connection with the Merger, Bank Merger and the other transactions contemplated by this Agreement. MFI shall have the right to review and approve in advance all characterizations of the information relating to MFI and any of its Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, MFI and Brookline Bancorp shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

        8.4.    Affiliates.

                       8.4.1.  MFI shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of MFI to deliver to Brookline Bancorp, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the MFI Stockholders Meeting, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Brookline Bancorp Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

ARTICLE IX
CLOSING CONDITIONS

        9.1.    Conditions to Each Party's Obligations under this Agreement.

        The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

                       9.1.1.  Stockholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of MFI.

                       9.1.2.  Injunctions.    None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                       9.1.3.  Regulatory Approvals.    All Regulatory Approvals required to complete the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired.

                       9.1.4.  Effectiveness of Merger Registration Statement.    The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Brookline Bancorp Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

                       9.1.5.  Nasdaq Listing.    The shares of Brookline Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

                       9.1.6.  Tax Opinions.    On the basis of facts, representation and assumptions which shall be consistent with the state of facts existing at the Closing Date, Brookline Bancorp shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to Brookline Bancorp, and MFI shall have received an opinion of Thacher Proffitt & Wood LLP, reasonably acceptable in form and substance to MFI, each dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

                                  (A)  The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

                                  (B)  The Bank Merger will not adversely affect the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                                  (C)  No gain or loss will be recognized by Brookline Bancorp, Brookline Bank, MFI or Medford Co-Operative by reason of the Merger;

                                  (D)  The exchange of Brookline Bancorp Common Stock, to the extent exchanged for MFI Common Stock, will not give rise to the recognition of gain or loss for Federal income tax purposes to the stockholders of MFI;

                                  (E)  The basis of the Brookline Bancorp Common Stock to be received (including any fractional shares deemed received for tax purposes) by an MFI stockholder will be the same as the basis of the MFI Common Stock surrendered pursuant to the Merger in exchange therefor, increased by any gain recognized by such MFI stockholder as a result of the Merger and decreased by any cash received by such MFI stockholder in the Merger; and

                                  (F)  The holding period of the shares of Brookline Bancorp Common Stock to be received by a stockholder of MFI will include the period during which the stockholder held the shares of MFI Common Stock surrendered in exchange therefore, provided the MFI Common Stock surrendered is held as a capital asset at the Effective Time.

        9.2.    Conditions to the Obligations of Brookline Bancorp under this Agreement.

        The obligations of Brookline Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

                       9.2.1.  Representations and Warranties.    Each of the representations and warranties of MFI set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and MFI shall have delivered to Brookline Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of MFI as of the Effective Time.

                       9.2.2.  Agreements and Covenants.    MFI shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and Brookline Bancorp shall have received a certificate signed on behalf of MFI by the Chief Executive Officer and Chief Financial Officer of MFI to such effect dated as of the Effective Time.

                       9.2.3.  Regulatory Conditions.    No Regulatory Approval required for consummation the Merger and Bank Merger includes any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that could reasonably be expected by Brookline Bancorp to result in a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole.

                       9.2.4.  Dissenting Shares.    As of immediately prior to the Effective Time, not more than 10% of the issued and outstanding shares of MFI Common Stock shall have dissented to the Merger under the DGCL, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of MFI Common Stock under the DGCL.

                       9.2.5.  Permits, Authorizations, Etc.    MFI and the MFI Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole.

        9.3.    Conditions to the Obligations of MFI under this Agreement.

        The obligations of MFI under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.4 at or prior to the Closing Date:

                       9.3.1.  Representations and Warranties.    Each of the representations and warranties of Brookline Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and Brookline Bancorp shall have delivered to MFI a certificate to such effect signed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of Brookline Bancorp as of the Effective Time.

                       9.3.2.  Agreements and Covenants.    Brookline Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and MFI shall have received a certificate signed on behalf of Brookline Bancorp by the Chief Executive Officer or Chief

Operating Officer and Chief Financial Officer of Brookline Bancorp to such effect dated as of the Effective Time.

                       9.3.3.  Permits, Authorizations, Etc.    Brookline Bancorp and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure of which to obtain would have a Material Adverse Effect on Brookline Bancorp and its Subsidiaries, taken as a whole.

                       9.3.4.  Payment of Merger Consideration.    Brookline Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide MFI with a certificate evidencing such delivery.

ARTICLE X
THE CLOSING

        10.1.    Time and Place.

        Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the date determined by Brookline Bancorp, in its sole discretion, upon five (5) days prior written notice to MFI, but in no event later than thirty days (30) after the last condition precedent (other than those conditions that relate to actions to be taken at the Closing, but subject to the fulfillment or waiver of those conditions) pursuant to this agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which Brookline Bancorp and MFI mutually agree. Notwithstanding the foregoing, and at Brookline Bancorp's sole discretion, such Closing may occur on the close of business on January 7, 2005 (provided that all conditions precedent have been fulfilled or waived, including the expiration of any applicable waiting period). A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date (the "Pre-Closing Date").

        10.2.    Deliveries at the Pre-Closing and the Closing.

        At the Pre-Closing there shall be delivered to Brookline Bancorp and MFI the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, Brookline Bancorp shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI
TERMINATION, AMENDMENT AND WAIVER

        11.1.    Termination.

        This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of MFI:

                     11.1.1.  At any time by the mutual written agreement of Brookline Bancorp and MFI;

                     11.1.2.  By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by MFI) or Section 9.3.1 (in the case of a breach of a representation or warranty by Brookline Bancorp);

                     11.1.3.  By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by MFI) or Section 9.3.2 (in the case of a breach of covenant by Brookline Bancorp);

                     11.1.4.  At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Brookline Bancorp and MFI; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                     11.1.5.  By either party, if the stockholders of MFI shall have voted at the MFI Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions;

                     11.1.6.  By either party if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties' obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

                     11.1.7.  By the Board of Directors of Brookline Bancorp if MFI has received a Superior Proposal and the Board of Directors of MFI has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to Brookline Bancorp.

                     11.1.8.  By the Board of Directors of MFI if MFI has received a Superior Proposal and the Board of Directors of MFI has made a determination to accept such Superior Proposal; provided that MFI shall not terminate this Agreement pursuant to this Section 11.1.8 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following Brookline Bancorp's receipt of written notice advising Brookline Bancorp that MFI has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether MFI intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, MFI shall provide a reasonable opportunity to Brookline Bancorp during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable MFI to proceed with the Merger on such adjusted terms.

                     11.1.9.  By MFI, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five business-day period commencing on the Determination Date if both of the following conditions are satisfied:

                                    (i)  The Brookline Bancorp Market Value on the Determination Date is less than $12.01, adjusted as indicated on the last sentence of this Section 11.1.9; and

                                   (ii)  the number obtained by dividing the Brookline Bancorp Market Value on the Determination Date by the Initial Brookline Bancorp Market Value ("Brookline Bancorp Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price, minus 0.175;

subject, however, to the following three sentences. If MFI elects to exercise its termination right pursuant to this Section 11.1.9, it shall give prompt written notice thereof to Brookline Bancorp. During the fifth business day period commencing with its receipt of such notice, Brookline Bancorp shall have the option to increase the consideration to be received by the holders of MFI Common Stock who elect to receive Brookline Bancorp Common Stock hereunder by adjusting the Exchange Ratio to one of the following quotients at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the Initial Brookline Bancorp Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.175, and the denominator of which is equal to Brookline Bancorp Market Value on the Determination Date; or (ii) the quotient determined by dividing the Initial Brookline Bancorp Market Value by the Brookline Bancorp Market Value on the Determination Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.825. If Brookline Bancorp so elects, it shall give, within such five business-day period, written notice to MFI of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 11.1.9 and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

        For purposes of this Section 11.1.9, the following terms shall have the meanings indicated below:

        "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) an agreement or commitment by the relevant companies to take any action referenced above.

        "Determination Date" shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

        "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

        "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

        "Index Group" means the financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Proposal for such company to be acquired, or for such company to acquire another company in a transaction with a value exceeding 25% of the acquiror's market capitalization based on the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and the weights attributed to them are as follows:

	Company Name	Ticker	Market Cap (millions)	Market Cap Weighting	7/1/2004 Price	Weighted Price
1.	Anchor BanCorp Wisconsin Inc.	ABCW	607.70	3.9%	$25.64	$0.99
2.	Bank Mutual Corporation	BKMU	858.70	5.5%	$10.99	$0.60
3.	BankAtlantic Bancorp, Inc.	BBX	1,004.80	6.4%	$17.24	$1.10
4.	BankUnited Financial Corporation	BKUNA	759.70	4.8%	$25.73	$1.24
5.	Dime Community Bancshares, Inc.	DCOM	652.00	4.1%	$17.19	$0.71
6.	Fidelity Bankshares, Inc.	FFFL	534.20	3.4%	$33.96	$1.15
7.	First Financial Holdings, Inc.	FFCH	362.20	2.3%	$28.38	$0.65
8.	First Niagara Financial Group, Inc.	FNFG	1,009.50	6.4%	$11.98	$0.77
9.	First Place Financial Corp.	FPFC	285.50	1.8%	$17.77	$0.32
10.	Flushing Financial Corporation	FFIC	342.90	2.2%	$17.31	$0.38
11.	Harbor Florida Bancshares, Inc.	HARB	654.20	4.2%	$27.23	$1.13
12.	Independence Community Bank Corp.	ICBC	3,019.20	19.2%	$36.25	$6.95
13.	KNBT Bancorp, Inc.	KNBT	510.10	3.2%	$16.67	$0.54
14.	NewAlliance Bancshares, Inc.	NABC	1,593.70	10.1%	$14.29	$1.45
15.	OceanFirst Financial Corp.	OCFC	319.60	2.0%	$23.85	$0.48
16.	Provident Bancorp, Inc.	PBCP	451.70	2.9%	$11.23	$0.32
17.	Provident Financial Services, Inc.	PFS	1,055.60	6.7%	$17.35	$1.16
18.	TrustCo Bank Corp NY	TRST	974.70	6.2%	$12.82	$0.79
19.	United Community Financial Corp.	UCFC	404.90	2.6%	$12.36	$0.32
20.	WSFS Financial Corporation	WSFS	350.80	2.2%	$47.74	$1.06

	Weighted Index Share Price			100.0%		$22.12

        "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

        "Initial Index Price" means the sum of the per share closing sales price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days ended and including July 1, 2004.

        "Initial Brookline Bancorp Market Value" means the average of the daily closing sales prices of a share of Brookline Bancorp Common Stock, as reported on the Nasdaq, for the ten consecutive trading days ended and including July 1, 2004, adjusted as indicated in the last sentence of this Section 11.1.9.

        "Brookline Bancorp Market Value" shall be the average of the daily closing sales prices of a share of Brookline Bancorp Common Stock as reported on the Nasdaq for the ten consecutive trading days immediately preceding the Determination Date.

        If Brookline Bancorp or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.9.

        11.2.    Effect of Termination.

                     11.2.1.  In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, 12.11, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                     11.2.2.  If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                                  (A)  Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                                  (B)  In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                                  (C)  As a condition of Brookline Bancorp's willingness, and in order to induce Brookline Bancorp to enter into this Agreement, and to reimburse Brookline Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, MFI hereby agrees to pay Brookline Bancorp, and Brookline Bancorp shall be entitled to payment of, a fee of $3,250,000 (the "Fee"), within three business days after written demand for payment is made by Brookline Bancorp, following the occurrence of any of the events set forth below:

                                             (i)  MFI terminates this Agreement pursuant to Section 11.1.8 or Brookline Bancorp terminates this Agreement pursuant to Section 11.1.7; or

                                            (ii)  The entering into a definitive agreement by MFI relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving MFI within twelve months after the occurrence of any of the following: (i) the termination of this Agreement by Brookline Bancorp pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by MFI or any MFI Subsidiary after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to MFI; or (ii) the termination of this Agreement by Brookline Bancorp or MFI pursuant to Section 11.1.5 because of the failure of the stockholders of MFI to approve this Agreement at the MFI Stockholders Meeting after the occurrence of an Acquisition Proposal has been publicly announced or otherwise made known to the stockholders of MFI.

                                  (D)  If demand for payment of the Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then Brookline Bancorp will not have any other rights or claims against MFI or its Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Brookline Bancorp against MFI and its Subsidiaries and their respective officers and directors.

        11.3.    Amendment, Extension and Waiver.

        Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of MFI), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of MFI, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to MFI's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XII
MISCELLANEOUS

        12.1.    Confidentiality.

        Except as specifically set forth herein, Brookline Bancorp and MFI mutually agree to be bound by the terms of the confidentiality agreement dated May 26, 2004 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.2 and 6.3) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its terms, notwithstanding the termination of this Agreement.

        12.2.    Public Announcements.

        MFI and Brookline Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither MFI nor Brookline Bancorp shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

        12.3.    Survival.

        All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

        12.4.    Notices.

        All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to MFI, to:	John J. McGlynn Chairman of the Board of Directors Mystic Financial, Inc. 60 High Street Medford, Massachusetts 02155-3820 Fax: (781) 391-8297
With required copies to:	Richard A. Schaberg, Esq. Thacher Proffitt & Wood LLP 1700 Pennsylvania Avenue, NW Suite 800 Washington, DC 20006 Fax: (202) 626-1930 Attention: Fax: (212) 403-2000
If to Brookline Bancorp, to:	Richard P. Chapman, Jr. President and Chief Executive Officer Brookline Bancorp, Inc. 160 Washington Street Brookline, Massachusetts 02445 Fax: (617) 730-3518
With required copies to:	John J. Gorman, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015 Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

        12.5.    Parties in Interest.

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.8) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

        12.6.    Complete Agreement.

        This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality

Agreement referred to in Section 12.1) between the parties, both written and oral, with respect to its subject matter.

        12.7.    Counterparts.

        This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

        12.8.    Severability.

        In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

        12.9.    Governing Law.

        This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

        12.10.    Interpretation.

        When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        12.11.    Specific Performance.

        The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        12.12.    Waiver of Trial by Jury.

        The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or rising out of, under, or in connection with this agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

        IN WITNESS WHEREOF, Brookline Bancorp and MFI have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

Brookline Bancorp, Inc.
Dated: July , 2004	By:
Name: Richard P. Chapman, Jr. Title: President and Chief Executive Officer
Mystic Financial, Inc.
Dated: July , 2004	By:
Name: John J. McGlynn Title: Chairman of the Board of Directors

EXHIBIT A

VOTING AGREEMENT

July 7, 2004

Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts 02447

Gentlemen:

        Brookline Bancorp, Inc. ("Brookline Bancorp") and Mystic Financial, Inc. ("MFI") have entered into an Agreement and Plan of Merger dated as of July 7, 2004 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) MFI will merge with and into Brookline Bancorp, with Brookline Bancorp surviving the merger, to be followed by the merger of Medford Co-Operative with and into Brookline Bank, with Brookline Bank surviving the merger (collectively referred to as the "Merger"); and (b) shareholders of MFI will receive common stock of Brookline Bancorp and/or cash, as stated in the Merger Agreement. Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

        Brookline Bancorp has requested, as a condition to its execution and delivery to MFI of the Merger Agreement, that the undersigned, being directors and executive officers of MFI and Medford Co-Operative, execute and deliver to Brookline Bancorp this Letter Agreement.

        Each of the undersigned, in order to induce Brookline Bancorp to execute and deliver to MFI the Merger Agreement, and intending to be legally bound, hereby irrevocably:

          (a)   Agrees to be present (in person or by proxy) at all meetings of shareholders of MFI called to vote for approval of the Merger Agreement and the Merger so that all shares of common stock of MFI over which the undersigned or a member of the undersigned's immediate family now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of MFI), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving MFI, it being understood that as to immediate family members, the undersigned will use his/her reasonable efforts to cause the shares to be present and voted in accordance with (i) and (ii) above;

          (b)   Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of MFI, to approve or adopt the Merger Agreement;

          (c)   Agrees not to sell, transfer or otherwise dispose of any common stock of MFI on or prior to the date of the meeting of MFI shareholders to vote on the Merger Agreement, except for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Code, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Letter Agreement; and

          (d)   Agrees in accordance with Section 6.10 of the Merger Agreement not to solicit, initiate or engage in any negotiations or discussions with any party other than Brookline Bancorp with respect to an Acquisition Proposal, except as otherwise permitted by Section 6.10.

          (e)   Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

        The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

        This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

        The undersigned intend to be legally bound hereby.

Sincerely,
Name
Title

EXHIBIT B

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of the                        day of                        , 2005, by and between Medford Co-operative Bank, a Massachusetts-chartered co-operative bank, and Brookline Bank, a Federal savings association.

RECITALS:

        1.     Medford Co-operative Bank and Brookline Bank are wholly-owned subsidiaries of Brookline Bancorp, Inc., a Delaware corporation ("Brookline Bancorp");

        2.     Brookline Bancorp desires that Medford Co-operative Bank merge with and into Brookline Bank following the consummation of the merger of Mystic Financial, Inc., a Delaware corporation ("MFI"), with and into Brookline Bancorp, or a subsidiary thereof, pursuant to the Agreement and Plan of Merger, dated as of July 7, 2004, by and between Brookline Bancorp and MFI (the "Holding Company Merger Agreement"); and

        3.     In consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Medford Co-operative Bank and Brookline Bank hereby agree as follows:

1.     DEFINITIONS

        Each of the following terms shall have the meanings set forth below:

        1.1   "Effective Time" shall refer to the date and time at which the Merger becomes effective in accordance with the rules and regulations of the OTS.

        1.2   "Merger" shall refer to the merger of Medford Co-operative Bank with and into Brookline Bank as provided in Section 2.1 of this Agreement.

        1.3   "Holding Company Merger" shall refer to the merger of MFI with and into Brookline Bancorp as contemplated by the Holding Company Merger Agreement.

        1.4   "Merging Institutions" shall collectively refer to Medford Co-operative Bank and Brookline Bank.

        1.5   "OTS" shall refer to the Office of Thrift Supervision.

        1.6   "Surviving Institution" shall refer to Brookline Bank as the surviving institution of the Merger.

2.     TERMS OF THE MERGER

        2.1   The Merger.

          (a)   Subject to the terms and conditions set forth in this Agreement, at the Effective Time, Medford Co-operative Bank shall be merged with and into Brookline Bank pursuant to applicable Federal laws and regulations. Brookline Bank shall be the Surviving Institution of the Merger and shall continue as a savings association chartered and regulated by the OTS. As of a result of the Merger, (i) each share of common stock, par value $1.00 per share, of Medford Co-operative Bank issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $1.00 per share, of Brookline Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Institution issued and outstanding following consummation of the Merger.

          (b)   The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including the approval of the OTS, and the expiration of all applicable waiting periods with respect to both the Holding Company Merger and the Merger. The stockholder of Medford Co-operative Bank and Brookline Bank shall have taken appropriate action to vote to approve this Agreement and the Merger.

          (c)   At the Effective Time, the Surviving Institution shall be considered the same business and corporate entity as each of the Merging Institutions and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Institutions shall vest in the Surviving Institution and the Surviving Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Institution. In addition, any reference to either of the Merging Institutions in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Institution if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Institutions is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Institution may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Institutions if the Merger had not occurred.

          (d)   All deposit accounts of Medford Co-operative Bank shall be and become deposit accounts in the Surviving Institution without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Institution shall be provided by the Surviving Institution to each deposit account holder of Medford Co-operative Bank, as necessary, after consummation of the Merger. Any liquidation account, as such term is defined in OTS regulations, maintained by Medford Co-operative Bank shall be assumed by Brookline Bank as the Surviving Institution.

          (e)   All deposit accounts of Brookline Bank prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Institution after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

          (f)    The principal office of Brookline Bank shall continue to be 160 Washington Street, Brookline, Massachusetts after the Effective Time. The former offices of Medford Co-operative Bank will be operated as offices of Brookline Bank immediately following the Effective Time.

        2.2   Effective Time; Closing Date. A closing in respect of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Brookline Bank, on such time and date as Brookline Bank shall designate, which date shall be the date of the Effective Time of the Holding Company Merger.

        2.3   Name of Surviving Institution. The name of the Surviving Institution shall be "Brookline Bank."

        2.4   Charter. On and after the Effective Time, the Charter of Brookline Bank as a Federal savings association shall be the Charter of the Surviving Institution until amended in accordance with applicable law.

        2.5   Bylaws. On and after the Effective Time, the Bylaws of Brookline Bank as a Federal savings association shall be the Bylaws of the Surviving Institution until amended in accordance with applicable law.

        2.6   Directors. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Institution, the directors of the Surviving Institution shall be those persons serving as directors of Brookline Bank immediately prior to the Effective Time, subject to the provision of Section 2.5 of the Holding Company Merger Agreement. The directors of the Surviving Institution shall hold office in accordance with the Charter and Bylaws of the Surviving Institution.

3.     MISCELLANEOUS

        3.1   Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt or waiver of all required regulatory approvals and the expiration of any required waiting periods specified by applicable Federal law; (ii) the completion of the Holding Company Merger; and (iii) the approval of this Agreement by Brookline Bancorp in its capacity as sole stockholder of Medford Co-operative Bank and Brookline Bank.

        3.2   Amendments. To the extent permitted by the applicable Federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

        3.3   Successors. This Agreement shall be binding on the successors of Medford Co-operative Bank and Brookline Bank.

        3.4   Governing Law. This Agreement shall be governed by the laws of the United States of America except to the extent Massachusetts law governs.

        3.5   Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        3.6   Miscellaneous. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

        3.7.  Termination. This Agreement shall terminate upon the termination of the Holding Company Merger Agreement in accordance with its terms. This Agreement also may be terminated at any time prior to the Effective Time by mutual consent of the parties. In the event of the termination of this Agreement as provided in this Section 3.7, this Agreement shall forthwith become null and void and of no further force or effect and there shall be no liability or obligation under this Agreement on the part of any of the parties hereto or any of their respective directors, officers or affiliates.

[Signature page follows]

        IN WITNESS WHEREOF, Medford Co-operative Bank and Brookline Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:		MEDFORD CO-OPERATIVE BANK
By:
Secretary		John J. McGlynn Chairman of the Board
ATTEST:		BROOKLINE BANK
By:
Charles H. Peck Secretary		Richard P. Chapman, Jr. Chief Executive Officer

EXHIBIT C

AFFILIATE AGREEMENT

July 7, 2004

Brookline Bancorp, Inc.
160 Washington Street
Brookline, Massachusetts 02447

Gentlemen:

        I have been advised that I might be considered to be an "affiliate" of Mystic Financial, Inc., a Delaware corporation ("MFI"), for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

        Brookline Bancorp, Inc. ("Brookline Bancorp") and MFI have entered into an Agreement and Plan of Merger, dated as of July 7, 2004 (the "Agreement"). Upon consummation of the merger contemplated by the Agreement (the "Merger"), I may receive shares of common stock of Brookline Bancorp ("Brookline Bancorp Common Stock") in exchange for my shares of common stock, par value $.01 per share, of MFI ("MFI Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement." Terms that are undefined herein shall have the meaning set forth in the Merger Agreement.

        I represent and warrant to, and agree with, Brookline Bancorp as follows:

        1.     I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Brookline Bancorp Common Stock that I may receive pursuant to the Merger, to the extent I felt necessary, with my counsel or counsel for MFI.

        2.     I have been advised that any issuance of shares of Brookline Bancorp Common Stock to me pursuant to the Merger will be registered with the SEC. I have also been advised, however, that, because I may be an "affiliate" of MFI at the time the Merger will be submitted for a vote of the stockholders of MFI and my disposition of such shares has not been registered under the Securities Act, I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Securities Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Securities Act, (iii) a sale of such shares is made following expiration of the restrictive period set forth in Rule 145(d)(2) or (3) or (iv) in an opinion of counsel, in form and substance reasonably satisfactory to Brookline Bancorp, such disposition of such shares is otherwise exempt from registration under the Securities Act.

        3.     I understand and agree that stop transfer instructions will be given to the transfer agent of Brookline Bancorp with respect to the shares of Brookline Bancorp Common Stock I receive pursuant to the Merger and that there will be placed on the certificate representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

          The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act applies. The shares represented by this certificate may only be transferred in accordance with Rule 145(d) or an effective registration statement or exemption from registration under the Securities Act.

        4.     Brookline Bancorp reserves the right to put an appropriate legend on the certificate issued to my transferee unless (i) a transfer of my shares of the Brookline Bancorp Common Stock is a sale made in conformity with the provisions of Rule 145(d) or made pursuant to any effective registration statement under the Securities Act, or (ii) I shall have delivered to Brookline Bancorp an opinion of counsel reasonably satisfactory to Brookline Bancorp to the effect that such legend is not required for purposes of the Securities Act.

        5.     I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse's occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

        6.     I understand and agree that Brookline Bancorp is under no obligation to register under the Securities Act the sale, transfer or other disposition of the shares of Brookline Bancorp that I receive as a result of the Merger.

        7.     I further recognize that in the event I become a director or officer of Brookline Bancorp upon consummation of the Merger, any sale of Brookline Bancorp Common Stock by me may subject me to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

        8.     Execution of this Letter Agreement should not be construed as an admission on my part that I am an "affiliate" of MFI as described in the first paragraph of this Letter Agreement or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

        It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to Brookline Bancorp of an opinion of counsel in form and substance reasonably satisfactory to Brookline Bancorp, or other evidence reasonably satisfactory to Brookline Bancorp, to the effect that a transfer of my shares of Brookline Bancorp Common Stock will not violate the Securities Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 3 above shall be removed forthwith from the certificate or certificates representing my shares of Brookline Bancorp Common Stock upon (i) expiration of the restrictive period set forth in Rule 145(d)(2), so long as Brookline Bancorp is then in compliance with SEC Rule 144(c), or the restrictive period set forth in Rule 145(d)(3) or (ii) if Brookline Bancorp shall have received an opinion of counsel in form and substance reasonably satisfactory to Brookline Bancorp, or other evidence satisfactory to Brookline Bancorp that a transfer of my shares of the Brookline Bancorp Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), made pursuant to an effective registration statement under the Securities Act or made pursuant to an exemption from registration under the Securities Act.

* * * * *

        By acceptance hereof, Brookline Bancorp agrees that, for a period of two years after the effective time of the Merger, so long as it is obligated to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will use its reasonable best efforts to timely file such reports so that the public information requirements of Rule 144(c) promulgated under the Securities Act are satisfied and the resale provisions of Rule 145(d)(1) and (2) are therefore available to me if I desire to transfer Brookline Bancorp Common Stock issued to me in the Merger.

        This Letter Agreement shall be binding on my heirs, legal representatives and successors.

Very truly yours,
Signature
Name (Please Print)
Accepted as of the date first above written
BROOKLINE BANCORP, INC.
By:
Name: Title:

APPENDIX B

July 7, 2004

CONFIDENTIAL

The Board of Directors
Mystic Financial, Inc.
60 High Street
Medford, MA 02155

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Mystic Financial, Inc., a Delaware corporation (the "Company"), of the Per Share Merger Consideration (as defined below) to be paid pursuant to the terms of the proposed Agreement and Plan of Merger dated as of July 7, 2004 (the "Agreement"), by and between the Company and Brookline Bancorp, Inc. (the "Buyer"). Capitalized terms used herein shall have the meanings used in the Agreement, unless otherwise defined herein.

        Pursuant to the Agreement, the Company will merge (the "Merger") with and into the Buyer. The consideration per share to be paid to the shareholders of the Company in the Merger consists of either (i) $39.00 in cash (the "Per Share Cash Consideration"), or (ii) 2.6786 shares of Buyer common stock (the "Per Share Stock Consideration"), or (iii) a combination of Per Share Cash Consideration and Per Share Stock Consideration as provided for in the Agreement (together, the "Per Share Merger Consideration"). Additionally, holders of Company common stock options will be entitled to receive the excess of the Per Share Cash Consideration over the exercise price per share of such option. Per Share Merger Consideration shall be paid to the holders of Company common stock, and holders of Company common stock options shall be paid, based on terms specified in the Agreement. The transaction is intended, and we have assumed it will qualify, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are set forth more fully in the Agreement.

        RBC Capital Markets Corporation ("RBC"), a member company of RBC Financial Group, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are acting as financial advisor to the Company in connection with the Merger, and we will receive a fee for our services. This fee (the "Transaction Fee") is contingent upon the consummation of the Merger or a similar transaction involving the Company. We will also receive a fee for providing this opinion. The opinion fee is not contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC acts as a market maker and broker in the publicly traded securities of the Company and receives customary compensation in connection therewith, and also actively trades securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In its capacity as a broker of publicly traded securities, RBC may, for its own account or for the accounts of its customers, hold a long or short position in the securities of the Buyer.

        In connection with our review of the Merger, and in arriving at our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) reviewed and analyzed the financial terms in the draft Agreement dated July 6, 2004; (ii) reviewed and analyzed certain publicly available financial and other data with respect to the

Company and the Buyer and certain other historical operating data relating to the Company and the Buyer made available to us from published sources and from the internal records of the Company and the Buyer; (iii) conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company independently and as combined; (iv) conducted discussions with members of the senior management of the Buyer with respect to the business prospects and financial outlook of the Buyer independently and as combined; (v) received and reviewed financial forecasts prepared by the Company's management on the potential future performance of the Company as a stand-alone entity; (vi) reviewed publicly available materials and analysts' reports with respect to the business and financial outlook of the Buyer; (vii) reviewed the reported prices and trading activity for the Buyer common stock and the Company common stock; (viii) compared the financial performance of the Buyer and the Company and the prices of the Buyer common stock and the Company common stock with that of certain other publicly traded companies and their securities that we have deemed comparable; (ix) reviewed the financial terms, to the extent publicly available, of certain merger transactions that we have deemed comparable; and (x) compared the relative contribution to certain balance sheet and income statement items of each company with their pro-forma ownership in the combined company. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

        With respect to the data and discussions relating to the business prospects and financial outlook of the Buyer and the Company, upon advice of the Company, we have assumed that such data have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Buyer and the Company as to the future financial performance of the Buyer and the Company, and that the Buyer and the Company will perform substantially in accordance with such financial data and estimates. We express no opinion as to such financial data and estimates or the assumptions on which they were based.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and the Buyer (including, without limitation, the financial statements and related notes thereto of the Company and the Buyer, as well as other publicly available information with respect to the Company and the Buyer), and have not assumed responsibility for independently verifying and have not independently verified such information. We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the respective assets or liabilities, contingent or other, of the Company or the Buyer, and we have not been furnished with any such valuations or appraisals. We express no opinion regarding the liquidation value of any entity. In addition, we have (i) not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or the Buyer, (ii) have not made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer, (iii) nor have we reviewed the individual credit files relating to the Company or the Buyer. We have assumed with your consent, that the respective allowances for loan losses will be adequate on a pro forma basis for the combined entity. Additionally, we have not been asked and did not consider the possible effects of any litigation or other legal claims. With respect to all legal matters relating to the Company and the Buyer, we have relied on the advice of legal counsel to the Company.

        We have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have also assumed the Merger will be consummated pursuant to the terms of the Agreement, without amendments thereto and without waiver by any party of any conditions or obligations thereunder. We have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Merger.

        Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we has been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. We are not expressing any opinion herein as to the prices at which the Buyer common stock has traded or will trade following the announcement or consummation of the Merger.

        This opinion is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger. This opinion shall not be otherwise relied upon, published or otherwise used, nor shall any public references to us be made without our prior written approval, except as set forth in our engagement letter with you dated April 20, 2004.

        Our opinion addresses solely the fairness of the Per Share Merger Consideration to be paid in the Merger, from a financial point of view, to the shareholders of the Company. We have not reviewed, nor does our opinion in any way address, other Merger terms or arrangements, including without limitation the financial or other terms of any employment or non-competition agreement with Company management or any break-up or termination fee. Further, our opinion does not address, nor should it be construed to address, the relative merits of the underlying decision by the Company to engage in the Merger compared to any alternative business strategies or transaction in which the Company might engage. Our opinion does not constitute a recommendation to any stockholder of the Company to take any action in connection with the Merger or otherwise.

        Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be paid in the Merger is fair, from a financial point of view, to the shareholders of the Company.

                      Very truly yours,

                      RBC CAPITAL MARKETS CORPORATION

APPENDIX C

Delaware General Corporation Law
Section 262

        § 262. Appraisal rights.    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, §258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the

Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

APPENDIX D

AUDIT COMMITTEE CHARTER OF MYSTIC FINANCIAL, INC.

August, 2004

Objective

        The objective of an Audit Committee (the "Committee") is to assist the directors in fulfilling their fiduciary responsibilities. The Committee in this document refers to the Audit Committees of Mystic Financial, Inc. (the "Company") and Medford Co-operative Bank. Members of the Committee should evaluate both Mystic Financial, Inc. and Medford Co-operative Bank's compliance with laws, regulations, policies, plans, procedures, ethical standards and public responsibilities. The Committee should determine that Mystic Financial, Inc. and Medford Co-operative Bank have adequate administrative, operating and internal accounting controls. In addition, the Committee should seek to give assurance regarding the integrity of financial and other data based on Mystic Financial, Inc. and Medford Co-operative Bank activities. The Committee's main purpose is to oversee the accounting and financial reporting processes of Mystic Financial, Inc. and Medford Co-operative Bank and the audits of the financial statements of Mystic Financial, Inc. and Medford Co-operative Bank, including the qualifications and independence of the auditors.

Responsibilities and Authority

Responsibilities Relating to Retention of Public Accounting Firms and Relationship with Auditor

1.
The Committee shall be directly responsible for appointing, compensating, overseeing, evaluating, and terminating the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work, subject to shareholder ratification. The independent auditor shall report directly to the Committee.

2.
The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described below which are approved by the Committee prior to completion of the audit.

          Exception:    The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

      •
      The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

      •
      Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

      •
      Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the Committee.

          Delegation—The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegate under this paragraph to preapprove an activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

3.
The Committee, in its capacity as a committee of the Board of Directors, shall determine, and the Company shall provide, funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Committee, and as permitted by this Charter; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4.
The Committee shall require the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors, and the Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the independent auditors.

5.
The Committee shall require the independent auditors to advise the Company of any fact or circumstance that might adversely affect the independent auditors' independence or judgment with respect to the Company under applicable auditing standards, including any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditors in accordance with SAS 61, as amended.

6.
The Committee shall serve as the primary communication channel between the internal and external auditors and Board of Directors, and assure that the independent auditors have free access to the Committee, without the presence of management, to discuss the results of their audits.

7.
The Committee shall meet with the independent auditor prior to the audit to discuss the scope and staffing of the audit. The Committee shall determine that the independent audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Committee shall also review and approve the compensation to be paid to the independent auditors.

8.
The Committee shall meet with the independent auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the financial disclosure as reviewed by the independent auditors. The Committee shall then meet among themselves, without operating management or the independent auditors being present, to discuss the information presented to them.

9.
The Committee shall obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures; (b) any material issues raised by: (i) the most recent internal quality-control review, (ii) the most recent peer review of the firm, or (iii) by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm; (c) any steps taken to deal with any such issues; and (d) all relationships, both direct and indirect, between the auditor and the Company The Committee shall evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Chairman of the Committee shall present the conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

10.
The Committee shall ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

11.
The Committee shall require the independent auditors, in reviewing the Company's financial reporting and in advising the Committee, to take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

12.
The Committee shall recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

13.
The Committee shall monitor the accomplishments of audit goals and objectives, and evaluate management's response to audit findings and reports of examinations conducted by external auditors and regulatory authorities.

        Financial Reporting and Disclosure Matters. The Committee, to the extent it deems necessary or appropriate shall:

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly reports from the independent auditors on:
•
All critical accounting policies and practices to be used;

•
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•
other written material communications between the auditor and management.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "non-GAAP financial measures."

6.
Assess the impact on Medford Co-operative Bank and the Company of new accounting principles or policies, promulgated by the accounting profession or proposed by Medford Co-operative Bank and the Company personnel.

7.
Review published Medford Co-operative Bank and the Company financial statements and the annual report for accuracy, timeliness and appropriate disclosure.

8.
Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the financial statements.

9.
Upon the completion of the annual audit, the Committee shall review the audit findings, including any comments or recommendations of the independent auditors, with the entire Board and state its recommendation to the Board as to whether the audited financial statements should be included in the Company's annual report on Form 10-KSB.

10.
The Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

Internal Audit. The Committee shall:

1.
Approve the selection and participate in the compensation and performance evaluation of the internal auditor. Evaluations should be based on audit reports submitted and on discussions with management and the external auditors.

2.
The Committee shall meet at least annually with the Company's internal auditor to assure itself that the Company has a strong internal auditing function by reviewing the internal audit program and assessing (grading) risk areas along with a proper control environment that promotes accuracy and efficiency in the Company's operations.

3.
The Committee must assure itself that the internal auditor is free from operational duties, and that the internal auditor reports directly to the Board of Directors or the Committee regarding any audit concerns or problems.

4.
The Committee shall receive from the Company's internal auditor a quarterly report, which includes a summary of findings from completed internal audits and a progress report on the internal audit plan, together with explanations for any deviations from the original plan.

5.
The Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

6.
The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Company's internal auditor.

7.
The Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations, (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

Oversight and Compliance. The Committee shall:

1.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated, which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts.

2.
Coordinate the investigation of conflicts of interest and unethical conduct.

3.
Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and Medford Co-operative Bank are in conformity with applicable legal requirements and the Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

4.
Review and approve all related party transactions, i.e., transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

5.
Establish procedures for the receipt, retention and treatment of complaints received by the Company or Medford Co-operative Bank regarding accounting, internal accounting controls or auditing mailers, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.
Discuss with the legal counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

7.
Ascertain that appropriate policy and procedures manuals are in being, and in use.

8.
Ascertain the sufficiency of budget funds for the audit function.

9.
Conduct an annual review of the Committee charter and recommending revision, as necessary.

10.
The Committee shall also have the authority without the consent of management or the Board, at the Company's expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

11.
The Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the independent auditors, the internal auditor or management, and the Committee shall review with the independent auditors, the internal auditor and management the extent to which such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Committee).

12.
Inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

13.
The Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Committee may, in its discretion, determine to be advisable. The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

14.
The Committee shall update this Charter annually and ascertain that it is reported in the Company's proxy statement at least once every three years.

15.
The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

16.
The Committee shall establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The above responsibilities of the Committee will be discharged through review of audit reports and discussions with the internal and external auditor and the Company and Medford Co-operative Bank management.

Committee Membership

        The Committee shall consist of at least three directors elected annually by the Board of Directors, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship, which in the opinion of the Board, would interfere with the exercise of independent judgment as an Audit Committee member.

        Each Committee member must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Committee, with the assistance of the independent public auditors, shall develop and implement a skill enhancement plan and assess member contribution and performance.

        At least one member of the Committee shall be an "audit committee financial expert" as defined by the SEC. the Company must also certify that it has, and will continue to have, at least one member of the Committee, who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        The members of the Committee shall be designated by the full Board of Directors at each annual meeting of the Board on the recommendation of the Nominating/Corporate Governance Committee. The Committee shall designate one of its members to serve as Chairman of the Committee, and one member of the Committee to serve as Vice-Chairman of the Committee.

Committee Meetings

        The Committee shall meet at least quarterly, including an executive session with the internal and external auditor and otherwise as needed. The Committee may request any officer or employee or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes should be prepared for each meeting.

Limitation of Audit Committee's Role

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

        The Company, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or Medford Co-operative Bank, which such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Articles TENTH and ELEVENTH of the Certificate of Incorporation of Brookline Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

  TENTH:

        A.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B.    The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        C.    If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware

General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

        D.    The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

        E.    The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        F.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

  ELEVENTH:

        A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 21. Exhibits and Financial Statement Schedules

        The exhibits and financial statements filed as part of this Registration Statement are as follows:

  (a)
  Exhibits

2	Agreement and Plan of Merger by and between Brookline Bancorp, Inc. and Mystic Financial, Inc. (1)
3.1	Certificate of Incorporation of Brookline Bancorp(2)
3.2	Bylaws of Brookline Bancorp(2)
4	Form of Common Stock Certificate of Brookline Bancorp(2)
5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick
8.2	Form of Federal Tax Opinion of Thacher Proffitt & Wood LLP
10.1	Form of Brookline Bancorp Employment Agreement(3)
10.2	Form of Brookline Bancorp Change in Control Agreement(4)
10.3	Supplemental Retirement Income Agreement with Richard P. Chapman, Jr.(3)
10.4	Supplemental Retirement Income Agreement with Charles H. Peck(3)
10.5	Amended Employee Stock Ownership Plan(5)
10.6	Sixth and Seventh Amendment to Employee Stock Ownership Plan(6)
10.7	Brookline Bancorp 1999 Recognition and Retention Plan(7)
10.8	Brookline Bancorp 1999 Stock Option Plan(7)
10.9	Brookline Bancorp 2003 Recognition and Retention Plan(8)
10.10	Brookline Bancorp 2003 Stock Option Plan(8)
21	Subsidiaries of Registrant(4)
23.1	Consent of Luse Gorman Pomerenk & Schick (included in the opinions filed as Exhibits 5 and 8.1 to this Registration Statement)
23.2	Consent of Thacher Proffitt & Wood LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
23.3	Consent of KPMG LLP relating to Brookline Bancorp
23.4	Consent of Grant Thornton LLP relating to Brookline Bancorp
23.5	Consent of Wolf & Company, PC relating to Mystic Financial, Inc.
24	Power of Attorney (set forth on signature page)
99.1	Opinion of RBC Capital Markets Corporation (included as Appendix B to the proxy statement/prospectus contained in this Registration Statement).
99.2	Consent of RBC Capital Markets Corporation (9)

(1)
Incorporated by Reference to Exhibit 99.2 to the Current Report on Form 8-K of Brookline Bancorp filed with the Commission on July 9, 2004 (File No. 0-23695).

(2)
Incorporated by reference to Brookline Bancorp's Registration Statement on Form S-1 (File No. 333-85980), originally filed with the Commission on April 10, 2002 and amended on May 14, 2002.

(3)
Incorporated by reference to Brookline Bancorp's Registration Statement on Form S-1 (File No. 333-40471), originally filed with the Commission on November 18, 1997 and amended on January 2, 1998 and January 12, 1998.

(4)
Incorporated by reference from Brookline Bancorp's Annual Report of Form 10-K as filed with the Commission on March 11, 2004.

(5)
Incorporated by reference from Brookline Bancorp's Annual Report of Form 10-K as filed with the Commission on March 23, 2000 and Form 10-Q as filed with the Commission on November 14, 2000.

(6)
Incorporated by reference from Brookline Bancorp's Annual Report of Form 10-K as filed with the Commission on March 25, 2002.

(7)
Incorporated by reference from Brookline Bancorp, Inc.'s Proxy Statement for the 1999 Annual Meeting of Stockholders filed with the Commission on April 1, 1999.

(8)
Incorporated by reference from Brookline Bancorp, Inc.'s Proxy Statement for the 2003 Special Meeting of Stockholders filed with the Commission on July 23, 2003.

(9)
Previously filed as Exhibit 99.1 to Registration Statement on Form S-4 filed with the Commission on September 22, 2004.

Item 22. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2)   The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brookline, Commonwealth of Massachusetts, on October 7, 2004.

BROOKLINE BANCORP, INC.
By:	/s/ RICHARD P. CHAPMAN, JR. Richard P. Chapman, Jr. President, Chief Executive Officer and Director (Duly Authorized Representative)

POWER OF ATTORNEY

        We, the undersigned directors and officers of Brookline Bancorp, Inc. (the "Company") severally constitute and appoint Richard P. Chapman, Jr. with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Richard P. Chapman, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Richard P. Chapman, Jr. shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RICHARD P. CHAPMAN, JR. Richard P. Chapman, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2004
/s/ PAUL R. BECHET Paul R. Bechet	Senior Vice President and Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	October 7, 2004
/s/ CHARLES H. PECK Charles H. Peck	Executive Vice President and Director	October 7, 2004
George C. Caner, Jr.	Secretary and Director
William V. Tripp, III	Director

Peter O. Wilde	Director
/s/ OLIVER F. AMES Oliver F. Ames	Director	October 7, 2004
Dennis S. Aronowitz	Director
/s/ WILLIAM G. COUGHLIN William G. Coughlin	Director	October 7, 2004
/s/ JOSEPH J. SLOTNIK Joseph J. Slotnik	Director	October 7, 2004
Hollis W. Plimpton	Director
/s/ DAVID C. CHAPIN David C. Chapin	Director	October 7, 2004
Rosamond B. Vaule	Director
/s/ JOHN L. HALL, II John L. Hall, II	Director	October 7, 2004
/s/ FRANKLIN WYMAN, JR. Franklin Wyman, Jr.	Director	October 7, 2004

As filed with the Securities and Exchange Commission on October 12, 2004

Registration No. 333-119192

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

EXHIBITS
TO THE
REGISTRATION STATEMENT
ON
FORM S-4

BROOKLINE BANCORP, INC.
Brookline, Massachusetts

EXHIBIT INDEX

2	Agreement and Plan of Merger by and between Brookline Bancorp, Inc. and Mystic Financial, Inc. (1)
3.1	Certificate of Incorporation of Brookline Bancorp(2)
3.2	Bylaws of Brookline Bancorp(2)
4	Form of Common Stock Certificate of Brookline Bancorp(2)
5	Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick
8.2	Form of Federal Tax Opinion of Thacher Proffitt & Wood LLP
10.1	Form of Brookline Bancorp Employment Agreement(3)
10.2	Form of Brookline Bancorp Change in Control Agreement(4)
10.3	Supplemental Retirement Income Agreement with Richard P. Chapman, Jr.(3)
10.4	Supplemental Retirement Income Agreement with Charles H. Peck(3)
10.5	Amended Employee Stock Ownership Plan(5)
10.6	Sixth and Seventh Amendment to Employee Stock Ownership Plan(6)
10.7	Brookline Bancorp 1999 Recognition and Retention Plan(7)
10.8	Brookline Bancorp 1999 Stock Option Plan(7)
10.9	Brookline Bancorp 2003 Recognition and Retention Plan(8)
10.10	Brookline Bancorp 2003 Stock Option Plan(8)
21	Subsidiaries of Registrant(4)
23.1	Consent of Luse Gorman Pomerenk & Schick (included in the opinions filed as Exhibits 5 and 8.1 to this Registration Statement)
23.2	Consent of Thacher Proffitt & Wood LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
23.3	Consent of KPMG LLP relating to Brookline Bancorp
23.4	Consent of Grant Thornton LLP relating to Brookline Bancorp
23.5	Consent of Wolf & Company, PC relating to Mystic Financial, Inc.
24	Power of Attorney (set forth on signature page)
99.1	Opinion of RBC Capital Markets Corporation (included as Appendix B to the proxy statement/prospectus contained in this Registration Statement).
99.2	Consent of RBC Capital Markets Corporation(9)

(1)
Incorporated by Reference to Exhibit 99.2 to the Current Report on Form 8-K of Brookline Bancorp filed with the Commission on July 9, 2004 (File No. 0-23695).

(2)
Incorporated by reference to Brookline Bancorp's Registration Statement on Form S-1 (File No. 333-85980), originally filed with the Commission on April 10, 2002 and amended on May 14, 2002.

(3)
Incorporated by reference to Brookline Bancorp's Registration Statement on Form S-1 (File No. 333-40471), originally filed with the Commission on November 18, 1997 and amended on January 2, 1998 and January 12, 1998.

(4)
Incorporated by reference from Brookline Bancorp's Annual Report of Form 10-K as filed with the Commission on March 11, 2004.

(5)
Incorporated by reference from Brookline Bancorp's Annual Report of Form 10-K as filed with the Commission on March 23, 2000 and Form 10-Q as filed with the Commission on November 14, 2000.

(6)
Incorporated by reference from Brookline Bancorp's Annual Report of Form 10-K as filed with the Commission on March 25, 2002.

(7)
Incorporated by reference from Brookline Bancorp, Inc.'s Proxy Statement for the 1999 Annual Meeting of Stockholders filed with the Commission on April 1, 1999.

(8)
Incorporated by reference from Brookline Bancorp, Inc.'s Proxy Statement for the 2003 Special Meeting of Stockholders filed with the Commission on July 23, 2003.

(9)
Previously filed as Exhibit 99.1 to Registration Statement on Form S-4 filed with the Commission on September 22, 2004.